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INFORMATION REQUIRED IN PROXY STATEMENT

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ITT Corporation
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ITT

2010
Notice of Annual Meeting
& Proxy Statement

# ITT Corporation

*Engineered for life*

March 29, 2010

Steven R. Loranger Chairman, President and Chief Executive Officer	ITT Corporation 1133 Westchester Avenue White Plains, NY 10604-3543

Dear Fellow Shareholders:

Enclosed are the Notice of Annual Meeting and Proxy Statement for ITT’s 2010 Annual Meeting of Shareholders. This year’s meeting is intended to address only the business included on the agenda. Details of the business to be conducted at the Annual Meeting are given in the accompanying Notice of Annual Meeting and Proxy Statement, which provides information required by applicable laws and regulations.

Your vote is important and we encourage you to vote whether you are a registered owner or a beneficial owner.

This year, in accordance with U.S. Securities and Exchange Commission rules, we are again using the Internet as our primary means of furnishing proxy materials to shareholders. Because we are using the Internet, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a notice with instructions for accessing the proxy materials and voting via the Internet. This notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. We believe use of the Internet makes the proxy distribution process more efficient, less costly and helps in conserving natural resources.

If you are the registered owner of ITT common stock, you may vote your shares by making a toll-free telephone call or using the Internet. Details of these voting options are explained in the Proxy Statement. If you choose to receive paper copies of our proxy materials, you can vote by completing and returning the enclosed proxy card by mail as soon as possible.

If you are a beneficial owner and someone else, such as your bank or broker, is the owner of record, the owner of record will communicate with you about how to vote your shares.

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. If you do not vote in person at the Annual Meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting by any of these methods will ensure your representation at the Annual Meeting. Your vote is important.

Sincerely,

March 29, 2010

NOTICE OF 2010 Annual Meeting

Time:	10:30 a.m. Eastern Time, on Tuesday, May 11, 2010

Place:	1133 Westchester Avenue, White Plains, NY 10604-3543

Items of Business:	1. Election of ten members of the Board of Directors

2. Ratification of the appointment of Deloitte & Touche LLP as ITT’s Independent Registered Public Accounting Firm for 2010

3. To vote on Shareholder Proposals, if Properly Presented at the Meeting

Such other business, including a shareholder proposal, if properly presented at the meeting

Who May Vote:	You can vote if you were a shareholder at the close of business on March 17, 2010, the record date

Annual Report to Shareholders and Annual Report on Form 10-K:	Copies of our 2009 Annual Report on Form 10-K and Annual Report to Shareholders are provided to shareholders.

Mailing Date:	Beginning March 29, 2010, this Notice and the 2010 Proxy Statement are being distributed to shareholders of record on March 17, 2010.

About Proxy Voting:	Your vote is important. Proxy voting permits shareholders unable to attend the Annual Meeting to vote their shares through a proxy. Most shareholders are unable to attend the Annual Meeting. By appointing a proxy, your shares will be represented and voted in accordance with your instructions. If you do not provide instructions on how to vote, the proxies will vote as recommended by the Board of Directors. You can vote your shares by completing and returning your proxy card. Most shareholders can also vote shares by following the Internet or telephone voting instructions provided on the proxy card. You can change your voting instructions or revoke your proxy at any time prior to the Annual Meeting by following the instructions on pages 1 to 4 of this proxy and on the proxy card.

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Because we are using the

Internet, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on Tuesday, May 11, 2010 at 10:30 a.m. at 1133 Westchester Avenue, White Plains, NY 10604-3543. The Company’s 2010 Proxy Statement, 2009 Annual Report on Form 10-K and Annual Report to Shareholders will be available online at https://www.proxydocs.com/itt.

By order of the Board of Directors,

Burt M. Fealing
Vice President and Corporate Secretary

Page

Information about Voting	1
Stock Ownership Information	4
Stock Ownership of Directors and Executive Officers	5
Proposals to be Voted on at the 2010 Annual Meeting	7
Item 1. Election of Ten Members of the Board of Directors	7
Item 2. Ratification of the Appointment of Deloitte & Touche LLP as ITT’s Independent Registered Public Accounting Firm for 2010	12
Item 3. Shareholder Proposal requesting the Company provide a comprehensive report, of the Company’s military sales to foreign governments, if properly presented at the meeting	15
Item 4. Shareholder Proposal amending the Company’s by-laws to allow shareholders to call Special Shareowner meetings, if properly presented at the meeting	17
Information About the Board of Directors	19
Compensation Committee Interlocks and Insider Participation	23
Director Selection and Composition	23
Committees of the Board of Directors	24
2009 Non-Management Director Compensation	32
Non-Management Director Restricted Common Stock and Stock Option Awards Outstanding at 2009 Fiscal Year-End	33
Report of the Audit Committee	35
Compensation Committee Report	38
Equity Compensation Plan Information	39
Compensation Discussion and Analysis	39
Recoupment Policy	55
ITT Salaried Investment and Savings Plan	56
Post-Employment Compensation	56
Salaried Retirement Plan	56
Severance Plan Arrangements	57
Senior Executive Severance Pay Plan	57
Special Senior Executive Severance Pay Plan	58
Summary Compensation Table	60
All Other Compensation Table	61
2009 Grants of Plan-Based Awards	62
Specific Compensation Arrangements	63
Mr. Loranger	63
Ms. Ramos	66
Outstanding Equity Awards at Fiscal Year-End	68
2009 Option Exercises and Stock Vested	70
ITT Pension Benefits	70
2009 Pension Benefits Table	73
ITT Deferred Compensation Plan	74
2009 Nonqualified Deferred Compensation Table	75
Potential Post-Employment Compensation	76
Change of Control Arrangements	78
Potential Post-Employment Compensation — Mr. Loranger	80
Potential Post-Employment Compensation — Ms. Ramos	82
Potential Post-Employment Compensation — Ms. McClain	84
Potential Post-Employment Compensation — Mr. Melcher	86
Potential Post-Employment Compensation — Mr. Crum	88

2010 Proxy Statement

Why did I receive these proxy materials?  Beginning March 29, 2010, this Proxy Statement is being provided to shareholders who were shareholders as of the March 17, 2010 record date, as part of the Board of Directors’ solicitation of proxies for ITT’s 2010 Annual Meeting and any postponements or adjournments thereof. This Proxy Statement and ITT’s 2009 Annual Report to Shareholders and Annual Report on Form 10-K (which have been furnished to shareholders eligible to vote at the 2010 Annual Meeting) contain information that the Board of Directors believes offers an informed view of ITT Corporation (herein referred to as “ITT” or “the Company”) and meets the regulations of the Securities and Exchange Commission (the “SEC”) for proxy solicitations.

Who is entitled to vote?  You can vote if you owned shares of the Company’s common stock as of the close of business on March 17, 2010, the record date.

What items of business will I be voting on?  You are voting on the following items of business, which are described on pages 7 to 19:

1.	Election of ten members of the Board of Directors.

2.	Ratification of the appointment of Deloitte & Touche LLP as ITT’s Independent Registered Public Accounting Firm for 2010.

3.	Such other matters, including shareholder proposals, if such proposals are properly presented at the meeting.

Information about Voting

How do I vote?  You can either vote in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting.

What are the proxy voting procedures?  If you vote by proxy, you can vote by following the voting procedures on the proxy card. You may vote:

•	By the Internet,

•	By Telephone, if you call from the United States, or

•	By Mail.

Why does the Board solicit proxies from shareholders?  Since it is impractical for all shareholders to attend the Annual Meeting and vote in person, the Board of Directors recommends that you appoint the three people named on the accompanying proxy card to act as your proxies at the 2010 Annual Meeting.

How do the proxies vote?  The proxies vote your shares in accordance with your voting instructions. If you appoint the proxies but do not provide voting instructions, they will vote as recommended by the Board of Directors. If any other matters not described in this Proxy Statement are properly brought before the meeting for a vote, the proxies will use their discretion in deciding how to vote on those matters.

How many votes do I have?  You have one vote for every share of ITT common stock that you own.

What if I change my mind?  You can revoke your proxy at any time before it is exercised by mailing a new proxy card with a later date or casting a new vote by the Internet or telephone. You can also send a written revocation to the Secretary at the address listed on the first page of the Proxy Statement. If you come to the Annual Meeting, you can ask that the proxy you submitted earlier not be used.

What happens if I return my proxy without indicating how I want my shares voted?  If your shares are held by a broker and you return the proxy without specifying how you want your shares voted, your broker will be unable to vote your shares for the election of directors or agenda items three and four with respect to the shareholder proposals. You are giving discretionary authority to the proxies to vote your shares for agenda item two in accordance with the recommendation of the Board of Directors, which is described on pages 12 to 15. If any other matters are properly presented for consideration at the 2010 Annual Meeting, the persons named as proxies will have discretion to vote on these matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.

There are four formal items, including shareholder proposals, scheduled to be voted upon at the Annual Meeting as described on page 1. As of the date of this Proxy Statement, the Board of Directors is not aware of any business other than as described in this Proxy Statement that will be presented for a vote at the 2010 Annual Meeting.

If I don’t return the proxy card for vote at the 2010 Annual Meeting, what happens to my vote?  If your shares are held by a broker, bank or other owner of record, your shares can be voted by the broker for agenda item two, the ratification of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm (“Deloitte”). Your broker does not have discretion to vote your shares held in street name on the other proposed agenda items. If you provide no instructions on how to vote on the remaining agenda items, the vote will be a “broker non-vote” which means that the broker cannot vote shares with respect to that agenda item. Under Indiana law, the law of the state where the Company is incorporated, broker non-votes and abstentions are counted to determine whether there is a quorum present.

How many votes are required to elect Directors or approve a proposal? How many votes are required for an agenda item to pass?  The Restated Articles of Incorporation of ITT Corporation authorize the Company’s By-laws to provide for majority voting for Directors in uncontested elections, and such By-laws further provide that in uncontested elections, any Director nominee who receives less than a majority of the votes cast shall not be elected. The Company’s By-laws provide for majority voting in uncontested elections. The By-laws provide that in uncontested elections, any Director nominee who fails to be elected by a majority, but who also is a Director at the time, shall promptly provide a written resignation, as a holdover Director, to the Chair of the Nominating and Governance Committee. The Nominating and Governance Committee shall promptly consider the resignation and all relevant facts and circumstances concerning any vote, including whether the cause of the vote may be cured, and the best interests of the Company and its shareholders. The independent Directors of the Board will act on the Nominating and Governance Committee’s recommendation at its next regularly scheduled Board Meeting or within 90 days after certification of the shareholder vote, whichever is earlier, and the Board will promptly publicly disclose its decision and the reasons for its decision. This means that in an uncontested election, to be elected as a Director of ITT, each of the ten director candidates must receive a majority of votes cast.

Under Indiana law, all other proposed agenda items require that the votes cast in favor of the proposal exceed the votes cast against the proposal. Accordingly, neither abstentions nor broker non-votes have any effect on the votes required under Indiana law.

How many shares of ITT stock are outstanding?  As of March 17, 2010, the record date, 183,269,321 shares of ITT common stock were outstanding.

How many holders of ITT outstanding shares must be present to hold the Annual Meeting?  In order to conduct business at the Annual Meeting it is necessary to have a quorum. To have a quorum, a majority of outstanding ITT shares of common stock on the record date must be present in person or by proxy.

How do I vote?  You may vote “for” or “withhold” your vote with respect to any Director standing for reelection. With respect to other agenda items, you may vote for, against or abstain from voting.

What is the difference between a beneficial owner and a registered owner?  If shares you own are held in an ITT savings plan for salaried or hourly employees, a stock brokerage account, bank or by another holder of record, you are considered the “beneficial owner” because someone else holds the shares on your behalf. If the shares you own are held in a Morgan Stanley Smith Barney account for restricted shares or registered in your name directly with The Bank of New York Mellon, our transfer agent, you are the registered owner and the “shareholder of record.”

How do I vote if I am a participant in ITT’s savings plans for salaried or hourly employees?  If you participate in any of the ITT savings plans for salaried or hourly employees, your plan trustee will vote the ITT shares credited to your savings plan account in accordance with your voting instructions, except as otherwise provided in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended. The trustee votes the shares on your behalf because you are the beneficial owner, not the shareholder of record, of the savings plan shares. The trustee votes the savings plan shares for which no voting instructions are received (“Undirected Shares”) in the same proportion as the shares for which the trustee receives voting instructions, except as otherwise provided in accordance with ERISA. Under the savings plans, participants are “named fiduciaries” to the extent of their authority to direct the voting of ITT shares credited to their savings plan accounts and their proportionate share of Undirected Shares. By submitting voting instructions by telephone, the Internet or by signing and returning the voting instruction card, you direct the trustee of the savings plans to vote these shares, in person or by proxy at the Annual Meeting. ITT Salaried or Hourly Plan participants should mail their confidential voting instruction card to Broadridge Financial Solutions, Inc. (“Broadridge”), acting as tabulation agent, or vote by telephone or Internet. Instructions must be received by Broadridge no later than 11:59 p.m. Eastern Time the day before the Annual Meeting.

I participate in the ITT savings plan for salaried employees and am a shareholder of record of shares of ITT common stock. How many proxy cards will I receive?  You will receive only one proxy card. Your savings plan shares and any shares you own as the shareholder of record, including ownership through the ITT Direct Purchase, Sale and Dividend Reinvestment Plan, will be set out separately on the proxy card.

How many shares are held by participants in the ITT employee savings plans?  As of March 17, 2010, the record date, Wells Fargo Institutional Trust Services, as the trustee for the employee salaried savings plan, held 9,061,732 shares of ITT common stock (approximately 4.9% of the outstanding shares) and The Northern Trust Company, as the trustee for the hourly employees savings plans, held 543,542 shares of ITT common stock (approximately 0.30% of the outstanding shares).

Who counts the votes? Is my vote confidential?  Representatives of Broadridge count the votes. Representatives of IVS Associates, Inc. will act as Inspectors of Election for the 2010 Annual Meeting. The Inspectors of Election monitor the voting and certify whether the votes of shareholders are kept in confidence in compliance with ITT’s confidential voting policy.

Who pays for the proxy solicitation cost?  ITT pays the cost of soliciting proxies from registered owners. ITT has appointed Georgeson & Company to help with the solicitation effort. ITT will pay Georgeson & Company a fee of $12,500 to assist with the solicitation and reimburse brokers, nominees, custodians and other fiduciaries for their costs in sending proxy materials to beneficial owners.

Who solicits proxies?  Directors, officers or other regular employees of ITT may solicit proxies from shareholders in person or by telephone, facsimile transmission or other electronic communication.

How does a shareholder submit a proposal for the 2011 Annual Meeting?  Rule 14a-8 of the Securities Exchange Act of 1934, or the “Exchange Act,” establishes the eligibility requirements and the procedures that must be followed for a shareholder proposal to be included in a public company’s proxy materials. Under the rule, if a shareholder wants to include a proposal in ITT’s proxy materials for its next Annual Meeting, the proposal must be received by ITT at its principal executive offices on or before November 29, 2010 and comply with eligibility requirements and procedures. An ITT shareholder who wants to present a matter for action at ITT’s next Annual Meeting, but chooses not to do so under Exchange Act Rule 14a-8, must deliver to ITT, at its principal executive offices, on or before November 29, 2010 a written notice to that effect. In either case, as well as for shareholder nominations for Directors, the shareholder must also comply with the requirements in the Company’s By-laws with respect to a shareholder properly bringing business before the Annual Meeting. (You can request a copy of the By-laws from the Secretary of ITT.)

Can a shareholder nominate Director Candidates?  The Company’s By-laws permit shareholders to nominate Directors at the Annual Meeting. To make a Director nomination at the 2011 Annual Meeting, you must submit a notice with the name of the candidate on or before November 29, 2010 to the Secretary of ITT. The nomination and notice must meet all other qualifications and requirements of the Company’s Governance Principles, By-laws and Regulation 14A of the Exchange Act. The nominee will be evaluated by the Nominating and Governance Committee of the Board using the same standards as it uses for all Director nominees. These standards are discussed in further detail below at pages 23 to 24 under “Information about the Board of Directors-Director Selection and Composition.” No one may be nominated for election as a Director after he or she has reached 72 years of age. (You can request a copy of the nomination requirements from the Secretary of ITT.)

Stock Ownership Information

The Board of Directors’ share ownership guidelines currently provide for share ownership levels at five times the annual retainer amount. Non-Management Directors receive a portion of their retainer in restricted stock or restricted stock units, which are paid in shares when the restricted stock units vest. Non-Management Directors are encouraged to hold such shares until their total share ownership meets or exceeds the ownership guidelines.

Share ownership guidelines for corporate officers, first approved by ITT’s Board of Directors during 2001, are regularly reviewed. The guidelines specify the desired levels of Company stock ownership and encourage a set of behaviors for each officer to reach the guideline levels. The approved guidelines require share ownership expressed as a multiple of base salary for all corporate officers.

Specifically the guidelines apply as follows: chief executive officer at five times annual base salary; chief financial officer at three times annual base salary; senior vice presidents and group presidents at two times annual base salary; and all other corporate vice presidents at one times annual base salary. In achieving these ownership levels, shares owned outright, Company restricted stock and restricted stock units, shares held in the Company’s dividend reinvestment plan, shares owned in the ITT Salaried Investment and Savings Plan, and “phantom” shares held in a fund that tracks an index of the Company’s stock in the deferred compensation plan are considered.

To attain the ownership levels set forth in the guidelines it is expected that any restricted shares that become unrestricted will be held, and that all shares acquired through the exercise of stock options will be held, except, in all cases, to the extent necessary to meet tax obligations.

Compliance with the guidelines is monitored periodically. Consistent with the guidelines, the share ownership levels have been substantially met for most Non-Management Directors and Company officers as of January 31, 2010. Non-Management Directors and Company officers are afforded a reasonable period of time to meet the guidelines. The Company has taken the continuing world financial crisis, individual tenure, and Non-Management Directors and corporate officer share ownership levels prior to the crisis into account in determining compliance with the guidelines.

Share Ownership Guideline Summary

Non-Management Directors	5 X Annual Retainer Amount
CEO	5 X Annual Base Salary
CFO	3 X Annual Base Salary
Senior Vice Presidents	2 X Annual Base Salary
Vice Presidents	1 X Annual Base Salary

The following table shows, as of January 31, 2010, the beneficial ownership of ITT common stock and options exercisable within 60 days by each Director, by each of the executive officers named in the Summary Compensation Table at page 60, and by all Directors and executive officers as a group. In addition, with respect to Mr. Loranger and Non-Management Directors, we have provided information about ownership of restricted stock units that provides economic linkage to ITT common stock but does not represent actual beneficial ownership of shares.

Stock Ownership of Directors and Executive Officers

		Amount and Nature of Beneficial Ownership
		Total	ITT Common
	Title of Class	Shares	Stock
Name of Beneficial	ITT Common	Beneficially	Shares		Stock	Percentage
Owner	Stock	Owned(1)	Owned	Options(2)	Units	of Class
Steven R. Loranger(3)(4)	Common Stock	833,412	206,366	538,635	88,411	0.456%

Curtis J. Crawford	Common Stock	54,844	33,011	19,638	2,195	0.030%

Christina A. Gold	Common Stock	44,345	22,512	19,638	2,195	0.024%

Ralph F. Hake	Common Stock	31,321	13,048	16,078	2,195	0.017%

John J. Hamre	Common Stock	40,480	18,647	19,638	2,195	0.022%

Paul J. Kern	Common Stock	5,275	1,016	2,064	2,195	0.003%

Frank T. MacInnis	Common Stock	37,940	16,107	19,638	2,195	0.021%

Surya N. Mohapatra	Common Stock	9,644	3,697	3,752	2,195	0.005%

Linda S. Sanford	Common Stock	45,300	23,467	19,638	2,195	0.025%

Markos I. Tambakeras	Common Stock	36,954	15,121	19,638	2,195	0.020%

Denise L. Ramos	Common Stock	31,266	31,266	—	—	0.017%

Gretchen W. McClain	Common Stock	137,629	80,416	57,213	—	0.075%

David F. Melcher	Common Stock	17,835	7,721	10,114	—	0.010%

Scott A. Crum	Common Stock	69,614	21,599	48,015	—	0.038%

All Directors and Executive Officers as a Group	Common Stock	1,683,582	570,753	1,004,663	108,166	0.921	%(5)

(1)	With respect to Mr. Loranger and certain Non-Management Directors, total shares beneficially owned include restricted stock units that have vested but are deferred until a later date.

(2)	More detail on outstanding option awards is provided in the 2009 Outstanding Equity Awards at Fiscal Year-End table at page 68. Ms. Ramos’ outstanding options, reported on page 68, are not exercisable within sixty days.

(3)	On June 28, 2004, Mr. Loranger received an award of 250,000 Restricted Stock Units (“RSUs”) under the ITT Corporation 2003 Equity Incentive Plan (the “2003 Plan”), as amended and restated, in connection with his employment agreement. One-third of the units, approximately 85,342 units, vested on June 28, 2007, one-third of the units, approximately 86,265 units, vested on June 28, 2008 and the remaining one-third of the units will vest on June 28, 2010. One-half of the vesting RSUs settle upon the vesting date and one-half of the vesting RSUs settle within ten days of Mr. Loranger’s termination of employment. During the restriction period, Mr. Loranger may not vote the shares but is credited for RSU dividends.

(4)	Mr. Loranger received credit for 3,158 restricted stock units as dividends during 2009.

(5)	Percentage of class includes restricted stock units.

The number of shares beneficially owned by each Non-Management Director or executive officer has been determined under the rules of the SEC, which provide that beneficial ownership includes any shares as to which a person has sole or shared voting or dispositive power, and any shares which the person would have the right to acquire beneficial ownership of within 60 days through the exercise of any stock option or other right. Unless otherwise indicated, each Non-Management Director or executive officer has sole dispositive and voting power, or shares those powers with his or her spouse.

As of January 31, 2010, all Non-Management Directors and executive officers as a group owned 0.921% of the shares deemed to be outstanding. No individual Non-Management Director or executive officer owned in excess of one percent of the shares deemed to be outstanding.

Schedule 13G Filings

Set forth below is information reported to the SEC on the most recently filed Schedule 13G by the following persons who owned more than 5% of ITT outstanding common stock. This information does not include holdings by the trustee with respect to individual participants in the ITT Salaried Investment and Savings Plan.

	Amount and
	nature of
Name and address	beneficial	Percent of
of beneficial owner	ownership	Class

Barrow, Hanley, Mewhinney & Strauss, LLC(1)	12,523,837	6.85%
2200 Ross Avenue, 31st Floor Dallas, TX 75201-2761
Vanguard Windsor Funds-Vanguard Windsor II Fund(2)	11,021,220	6.03%
100 Vanguard Blvd. Malvern, PA 19355
BlackRock, Inc.(3)	9,800,271	5.36%
40 East 52nd Street New York, NY 10022

(1)	As reported on Schedule 13G/A dated February 9, 2010, Barrow, Hanley, Mewhinney & Strauss, LLC has sole voting power with respect to 1,046,835 shares, shared voting power with respect to 11,477,002 shares, and sole dispositive power with respect to 12,523,837 shares.

(2)	As reported on Schedule 13G/A dated February 1, 2010, Vanguard Windsor Funds — Vanguard Windsor II Fund, has sole voting power with respect to 11,021,220 shares.

(3)	As reported on Schedule 13G dated January 20, 2010, BlackRock, Inc. has sole voting power with respect to 9,800,271 shares and sole dispositive power with respect to 9,800,271 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s executive officers and directors, and any persons beneficially owning more than 10% of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC within specified time periods. To the Company’s knowledge, based upon a review of the copies of the reports furnished to the Company and written representations that no other reports were required, all filing requirements were satisfied in a timely manner for the year ended December 31, 2009.

Proposals to be Voted on at the 2010 Annual Meeting

1.	Election of Directors

The Board of Directors has nominated ten individuals for election as Directors at the 2010 Annual Meeting. Each of the nominees is currently serving as a Director of ITT and has agreed to continue to serve if elected until his or her retirement, resignation or death. If unforeseen circumstances arise before the 2010 Annual Meeting and a nominee becomes unable to serve, the Board of Directors could reduce the size of the Board or nominate another candidate for election. If the Board nominates another candidate, the proxies could use their discretion to vote for that nominee. Each Director elected at the 2010 Annual Meeting will be elected to serve as a Director until ITT’s next Annual Meeting.

The Board of Directors recommends that you vote FOR the election of each of the following ten nominees:

Steven R. Loranger Chairman, President and Chief Executive Officer, ITT Corporation

Director Biographical Information: Mr. Loranger, 58, was appointed President and Chief Executive Officer and elected a Director of ITT on June 28, 2004. He was elected Chairman of the Board of Directors on December 7, 2004. Mr. Loranger is a member of the Business Roundtable, serves on the boards of the National Air and Space Museum and the Congressional Medal of Honor Foundation and is on the Executive Committee of the Aerospace Industries Association Board of Governors. Mr. Loranger received bachelor’s and master’s degrees in science from the University of Colorado.

Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership: Mr. Loranger has extensive operational and manufacturing experience with industrial companies. Mr. Loranger previously served as Executive Vice President and Chief Operating Officer of Textron, Inc. from 2002 to 2004, overseeing Textron’s manufacturing businesses, including aircraft and defense, automotive, industrial products and components. From 1981 to 2002, Mr. Loranger held executive positions at Honeywell International Inc. and its predecessor company, AlliedSignal, Inc., including serving as President and Chief Executive Officer of its Engines, Systems and Services businesses. He also serves as a Director on the Board of FedEx Corporation, providing additional relevant experience.

Directorships at Public Companies for the Preceding Five Years: Mr. Loranger has been a Director of ITT since 2004 and has served as a Director of FedEx Corporation since 2006.

Curtis J. Crawford, Ph.D. President and Chief Executive Officer, XCEO, Inc., a leadership and corporate governance consulting firm

Director Biographical Information: Dr. Crawford, 62, is President and Chief Executive Officer of XCEO, Inc. He is a member of the Board of Trustees of DePaul University. He received a B.A. degree in business administration and computer science and an M.A. degree from Governors State University, an M.B.A. from DePaul University and a Ph.D. from Capella University. Governors State University awarded him an honorary doctorate in 1996 and he received an honorary doctorate degree from DePaul University in 1999.

Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership: Dr. Crawford is an expert on corporate governance and the author of three books on leadership and corporate governance. He has significant experience leading high-technology companies. From April 1, 2002 to March 31, 2003, he served as President and Chief Executive Officer of Onix Microsystems, a private photonics technology company. He was Chairman of the Board of Directors of ON Semiconductor Corporation from September 1999 until April 1, 2002. Previously, he was President and Chief Executive Officer of ZiLOG, Inc. from 1998 to 2001 and its Chairman from 1999 to 2001. Dr. Crawford has extensive executive experience with AT&T Corporation and IBM Corporation. He also serves on the Board of E.I. DuPont de Nemours and Company, providing additional relevant experience.

Directorships at Public Companies for the Preceding Five Years: Dr. Crawford has been a Director of ITT since 1996. He is a Director of E.I. DuPont de Nemours and Company and ON Semiconductor Corporation. Dr. Crawford was previously a Director of Agilysys, Inc. from April 2005 to June 2008.

Christina A. Gold President, Chief Executive Officer and Director, The Western Union Company, Inc., a global leader in money transfer and financial services

Director Biographical Information: Mrs. Gold, 62, has been President and Chief Executive Officer of The Western Union Company, a leading company in global money transfer, since September 2006. From May 2002 to September 2006, Mrs. Gold was President of Western Union Financial Services, Inc. and Senior Executive Vice President of Western Union’s parent company, First Data Corporation. She serves as a Director of New York Life Insurance, a mutual company. Mrs. Gold is a graduate of Carleton University, Ottawa, Canada.

Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership: As President and Chief Executive Officer of The Western Union Company, Mrs. Gold has extensive experience as the Chief Executive Officer of a public company with wide-ranging global leadership, management, and marketing experience. From October 1999 to May 2002, she was Chairman, President and Chief Executive Officer of Excel Communications, Inc. Mrs. Gold served as President and Chief Executive Officer of The Beaconsfield Group from March 1998 to October 1999. From 1997 to 1998, Mrs. Gold was Executive Vice President of Global Development of Avon Products, Inc., and from 1993 to 1997, she was President of Avon North America. Mrs. Gold was recognized in 2003, 2006 and 2008 by Fortune magazine as one of America’s 50 Most Powerful Women in Business and by Forbes magazine on its “100 Most Powerful Women” list as

No. 56 in 2007, No. 90 in 2008, and No. 76 in 2009. BusinessWeek also named her as one of the top 25 U.S. managers in 1996.

Directorships at Public Companies for the Preceding Five Years: Mrs. Gold has been a Director of ITT since 1997. Mrs. Gold has served as Director of The Western Union Company since 2006. Mrs. Gold also serves as a director of New York Life Insurance Company since 2001, a mutual company, and previously served as a Director of Torstar Corporation, a broad-based Canadian media company, providing additional relevant experience.

Ralph F. Hake Former Chairman and Chief Executive, Maytag Corporation, a home and commercial appliance company

Director Biographical Information: Mr. Hake, 61, was Chairman and Chief Executive of Maytag Corporation from June of 2001 to March of 2006. Mr. Hake is a 1971 business and economics graduate of the University of Cincinnati and holds an M.B.A. from the University of Chicago.

Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership: Mr. Hake has extensive global management and financial experience. He served as Executive Vice President and Chief Financial Officer for Fluor Corporation, an engineering and construction firm from 1999 to 2001. From 1987 to 1999, Mr. Hake served in various executive capacities at Whirlpool Corporation, including Chief Financial Officer and Senior Executive Vice President for global operations. Mr. Hake also served on the Board of Directors for the National Association of Manufacturers and was Chairman of the group’s taxation and economic policy group. He also serves as a Director of Owens-Corning Corporation, providing additional relevant experience.

Directorships at Public Companies for the Preceding Five Years: Mr. Hake has been a Director of ITT since 2002. He has served as a Director of Owens-Corning Corporation since 2006. Mr. Hake was previously a Director of Maytag Corporation from June 2001 through March 2006.

John J. Hamre, Ph.D.
 President and Chief Executive Officer,
Center for Strategic & International Studies (“CSIS”), a public policy research institution dedicated to strategic, bipartisan global analysis and policy impact

Director Biographical Information: Dr. Hamre, 59, was elected President and Chief Executive Officer of CSIS in April of 2000. Prior to joining CSIS, he served as U.S. Deputy Secretary of Defense from 1997 to 2000 and Under Secretary of Defense (Comptroller) from 1993 to 1997. Dr. Hamre is a Director of MITRE Corporation, a not-for-profit organization chartered to work in the public interest, with expertise in systems engineering, information technology, operational concepts, and enterprise modernization. He received a B.A. degree, with highest distinction, from Augustana College in Sioux Falls, South Dakota, was a Rockefeller Fellow at Harvard Divinity School and was awarded a Ph.D., with distinction, from the School of Advanced International Studies, Johns Hopkins University, in 1978.

Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership: Dr. Hamre has extensive strategic and international experience, particularly with respect to defense related businesses. He has achieved recognized prominence in strategic, international and defense fields. Dr. Hamre has also served as a Director in other public companies, including SAIC, Inc. and Oshkosh Corporation, providing additional relevant experience.

Directorships at Public Companies for the Preceding Five Years: Dr. Hamre has been a Director of ITT since 2000. He has served as a Director of SAIC, Inc. since 2005 and Oshkosh Corporation since 2009. Dr. Hamre was previously a Director of Choicepoint, Inc. from May 2002 through September 2008.

General Paul J. Kern, U.S. Army (Ret.) Senior Counselor, The Cohen Group

Director Biographical Information: General Kern, 64, has served as a Senior Counselor to the Cohen Group since January 2005. He served as President and Chief Operating Officer of AM General LLC from August 1, 2008 to January 2010. In November 2004, General Kern retired from the United States Army as Commanding General, Army Materiel Command (AMC). General Kern graduated from the U.S. Military Academy at West Point. He holds masters’ degrees in both Civil and Mechanical Engineering from the University of Michigan, and he was a Senior Security Fellow at the John F. Kennedy School at Harvard University. General Kern serves on the Board of Directors of CoVant Technologies LLC, and AT Solutions, a subsidiary of CoVant Technologies.

Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership: General Kern has extensive international strategic business and defense-related experience. General Kern has demonstrated leadership and management experience during his 37-year career with the U.S. Army. He is a leading figure on defense transformation, as well as, a highly decorated combat veteran, and achieved recognized prominence as a four-star general with the Army. General Kern spearheaded Army efforts to direct supply chain improvement efforts, modernize weapons systems, and maintain field readiness, while still controlling costs. He is also a Director of iRobot Corporation, providing additional relevant experience, and a member of the Defense Science Board and National Academy of Engineering.

Directorships at Public Companies for the Preceding Five Years: General Kern has been a Director of ITT Corporation since August 2008. He has served as a Director of iRobot Corporation since 2006. General Kern was a Director of EDO Corporation from 2005 through 2007. The Company acquired EDO Corporation on December 20, 2007. He was a director of Anteon Corporation from 2005 until 2006 when it was sold to General Dynamics.

Frank T. MacInnis
 Chairman and Chief Executive Officer,
EMCOR Group, Inc., one of the world’s largest providers of electrical and mechanical construction services, energy infrastructure and facilities services

Director Biographical Information: Mr. MacInnis, 63, has been Chairman of the Board and Chief Executive Officer of EMCOR Group, Inc. since April 1994. He was also President of EMCOR from April 1994 to April 1997. Mr. MacInnis is a Director of The Greater New York Chapter of the March of Dimes, ComNet Communications, LLC and The Williams Companies, Inc. Mr. MacInnis received an undergraduate degree from The University of Alberta and is a graduate of The University of Alberta Law School, Alberta, Canada.

Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership: Mr. MacInnis has over 25 years of broad-based experience as a Chief Executive Officer of a leading, international mechanical and electrical construction, energy infrastructure, and facilities services provider. Mr. MacInnis provides knowledgeable leadership and insight into the many commercial and defense markets served by the Company and has a strong corporate and finance background. He is also a Director of EMCOR Group, Inc., providing additional relevant experience.

Directorships at Public Companies for the Preceding Five Years: Mr. MacInnis has been a Director of ITT since 2001. Mr. MacInnis has been Chairman of the Board and a Director of EMCOR Group, Inc. since 1994 and a Director of The Williams Companies, Inc. since 1998.

Surya N. Mohapatra, Ph.D. Chairman of the Board, President and Chief Executive Officer of Quest Diagnostics Incorporated, the nation’s leading provider of diagnostic testing, information and services

Director Biographical Information: Dr. Mohapatra, 60, was appointed President and Chief Operating Officer of Quest Diagnostics Incorporated in June 1999, a Director in 2002, its Chief Executive Officer in May 2004, and Chairman of the Board in December 2004. Dr. Mohapatra joined Quest as Senior Vice President and Chief Operating Officer in 1999. Dr. Mohapatra earned a bachelor of science degree in electrical engineering from Sambalpur University in India. Additionally, he holds a master of science degree in medical electronics from the University of Salford, England, as well as a doctorate in medical physics from the University of London and The Royal College of Surgeons of England.

Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership: Dr. Mohapatra has extensive international business experience with a wide-ranging operational and strategic background. He has a strong technical background, with an emphasis on Six-Sigma processes and customer-focused business practices. Prior to joining Quest, Dr. Mohapatra was Senior Vice President of Picker International, a worldwide leader in advanced medical imaging technologies, where he served in various executive positions during his 18-year tenure. Dr. Mohapatra is also a Director at Quest Diagnostics Incorporated, providing additional relevant experience.

Directorships at Public Companies for the Preceding Five Years: Dr. Mohapatra has been a Director of ITT since February 2008. Dr. Mohapatra has been a Director of Quest Diagnostics Incorporated since 2002.

Linda S. Sanford Senior Vice President, Enterprise Transformation, International Business Machines Corporation (“IBM”), an information technology company

Director Biographical Information: Ms. Sanford, 57, was named Senior Vice President, Enterprise Transformation, IBM in January 2003. Previously, she was Senior Vice President and Group Executive, IBM Storage Systems Group, responsible for development of IBM’s Enterprise Storage Server and other storage-related hardware and software. She also has held positions as General Manager, IBM Global Industries and General Manager of IBM’s S/390 Division. Ms. Sanford is a member of the Women in Technology International Hall of Fame and the National Academy of Engineers. She is on the Board of Trustees of St. John’s University and Rensselaer Polytechnic Institute, serves on the Board of Directors of Partnership for New York City and is a member of the Board of Directors for the Business Council of New York State, Inc. Ms. Sanford is a graduate of St. John’s University and earned an M.S. degree in operations research from Rensselaer Polytechnic Institute.

Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership: Ms. Sanford has extensive global management and operational experience in information technology and high-technology companies. Ms. Sanford has run many large businesses within IBM and currently leads IBM’s Enterprise Transformation. In that role, Ms. Sanford is responsible for working to transform core business processes, create an IT infrastructure to support those processes, and help create a culture that recognizes the value of continual transformation. Ms. Sanford has also been named one of the 50 Most Influential Women in Business by Fortune  Magazine, one of the Top Ten Innovators in the Technology Industry by Information Week  Magazine, and one of the Ten Most Influential Women in Technology by Working Woman  Magazine. She is a senior officer in a large publicly-traded company, providing additional relevant experience.

Directorships at Public Companies for the Preceding Five Years: Ms. Sanford has been a Director of ITT since 1998.

Markos I. Tambakeras
 Former Chairman, President and Chief Executive Officer,
Kennametal, Inc., a premier global tooling solutions, engineered components and advanced materials supplier to the automotive, aerospace, energy, mining, construction and other industries

Director Biographical Information: Mr. Tambakeras, 59, served as Chairman of the Board of Directors, Kennametal, Inc. from July 1, 2002 until December 31, 2006. He was also President and Chief Executive Officer of Kennametal from July 1999 through December 31, 2005. From 1997 to June 1999, Mr. Tambakeras served as President, Industrial Controls Business, for Honeywell Incorporated. He is a trustee of Arizona State University and has served for two years on the President’s Council on Manufacturing. Mr. Tambakeras received a B.Sc. degree from the University of Witwatersrand, Johannesburg, South Africa and an M.B.A. from Loyola Marymount University, Los Angeles, CA.

Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership: Mr. Tambakeras has strong strategic and global operational industrial experience, having worked in increasingly responsible positions in several manufacturing companies, including leadership positions in the Asia-Pacific area. Mr. Tambakeras has an extensive background in international operations, providing experience and skills relevant to the Company’s global sales and manufacturing infrastructure. He was previously the Chairman of the Board of Trustees of the Manufacturers Alliance/MAPI, which is the manufacturing industry’s leading executive development and business research organization. Mr. Tambakeras is also a Director of Parker Hannifin Corporation, providing additional relevant experience.

Directorships at Public Companies for the Preceding Five Years: Mr. Tambakeras has been a Director of ITT since 2001. Previously, Mr. Tambakeras was a Director of Kennametal, Inc. from July 1999 through December 2006. Mr. Tambakeras has served on the Board of Parker Hannifin Corporation since 2005 and has served as a Director of the Board of Newport Corporation from May 2008 through December 31, 2009.

2.	Ratification of Appointment of the Independent Registered Public Accounting Firm

Subject to the shareholders’ ratification, the Board of Directors has appointed Deloitte & Touche LLP (“Deloitte”) as ITT’s independent registered public accounting firm for 2010. Deloitte is a registered public accounting firm by the Public Company Accounting Oversight Board (“PCAOB”). Representatives of Deloitte attended all regularly scheduled meetings of the Audit Committee during 2009. The Audit Committee annually reviews and considers Deloitte’s performance of the Company’s Audit. Performance factors reviewed include Deloitte’s:

•	independence
•	experience
•	technical capabilities
•	client service assessment
•	responsiveness
•	financial strength

•	industry insight
•	PCAOB’s 2008 inspection results
•	leadership
•	non-audit services
•	management structure
•	peer review program
•	commitment to quality report
•	appropriateness of fees charged
•	compliance and ethics programs

The Audit Committee also reviewed the terms and conditions of Deloitte’s engagement letter including an agreement by the Company to submit disputes between Deloitte and the Company to a dispute resolution process and to limit awards based on punitive or exemplary damages under the dispute resolution procedures.

The Audit Committee discussed these considerations as well as Deloitte’s fees and services with Deloitte and Company management. The Audit Committee also determined that any non-audit services (services other than those described in the annual audit services engagement letter) provided by Deloitte were permitted under the rules and regulations concerning auditor independence promulgated by the SEC and rules promulgated by the PCAOB in Rule 3526T. Representatives of Deloitte will be present at the 2010 Annual Meeting to answer questions. Representatives of Deloitte also will have the opportunity to make a statement if they desire to do so.

Independent Registered Public Accounting Firm Fees

Aggregate fees billed to the Company for the fiscal years ended December 31, 2009 and 2008 represent fees billed by the member firms of Deloitte Touche Tohmatsu, and their respective affiliates.

	Fiscal Year Ended
	2009	2008
	(In thousands)

Audit Fees(1)	$8,319	$10,835
Audit-Related Fees(2)	1,015	1,034
Tax Fees(3)
Tax Compliance Services	1,163	506
Tax Planning Services	209	505

Total Tax Services	1,372	1,011

Total	$10,706	$12,880

(1)	Fees for audit services billed in 2009 and 2008 consisted of:

•	Audit of the Company’s annual financial statements and internal control over financial reporting;

•	Reviews of the Company’s quarterly financial statements;

•	Statutory and regulatory audits, consents and other services related to SEC matters; and

•	Financial accounting and reporting consultations.

(2)	Fees for audit-related services billed in 2009 and 2008 consisted of:

•	Employee benefit plan audits;

•	Audits and other attest work related to acquisitions and dispositions;

•	Internal control advisory services; and

•	Other miscellaneous attest services.

(3)	Fees for tax services billed in 2009 and 2008 consisted of tax compliance and tax planning and advice:

•	Tax compliance services are services rendered, based upon facts already in existence or transactions that have already occurred, to document, compute, and obtain government approval for amounts to be included in tax filings consisting primarily of:

i.    Federal, foreign, state and local income tax return assistance; and

ii.   Internal Revenue Code and foreign tax code technical consultations.

•	Tax planning services are services and advice rendered with respect to proposed transactions or services that alter the structure of a transaction to obtain an anticipated tax result. Such services consisted primarily of:

i.    Transfer pricing consultations; and

ii.   Tax advice related to intra-group restructuring.

	2009	2008

Ratio of Tax Planning and Advice to Total Fees	2.0%	3.9%

Pre-Approval of Audit and Non-Audit Services

The Audit Committee pre-approves audit services provided by Deloitte. The Audit Committee has also adopted a policy on pre-approval of non-audit services provided by Deloitte and certain non-audit services provided by outside internal audit service providers. The purpose of the policy is to identify thresholds for services, project amounts and circumstances where Deloitte and any outside internal audit service providers may perform non-audit services. A second level of review and approval by the Audit Committee is required when such non-audit services, project amounts, or circumstances exceed the specified amounts.

The Audit Committee has determined that, where practical, all non-audit services shall first be placed for competitive bid prior to selection of a service provider. Management may select the party deemed best suited for the particular engagement, which may or may not be Deloitte. Providers other than Deloitte shall be preferred in the selection process for non-audit service-related work. The policy and its implementation are reviewed and reaffirmed on a regular basis to assure conformance with applicable rules.

The Audit Committee has approved specific categories of audit, audit-related and tax services incremental to the normal auditing function, which Deloitte may provide without further Audit Committee pre-approval. These categories include among others, the following:

1.	Due diligence, closing balance sheet audit services, purchase price dispute support and other services related to mergers, acquisitions and divestitures;

2.	Employee benefit advisory services, independent audits and preparation of tax returns for the Company’s defined contribution, defined benefit and health and welfare benefit plans, preparation of the associated tax returns or other employee benefit advisory services;

3.	Tax compliance and certain tax planning and advice work; and

4.	Accounting consultations and support related to generally accepted accounting principles (“GAAP”) or government contract compliance.

The Audit Committee has also approved specific categories of audit-related services, including the assessment and review of internal controls and the effectiveness of those controls, which outside internal audit service providers may provide without further approval.

If fees for any pre-approved non-audit services provided by either Deloitte or any outside internal audit service provider exceed a pre-determined threshold during any calendar year, any additional proposed non-audit services provided by that service provider must be submitted for second-level approval by the Audit Committee. Other audit, audit-related and tax services which have not been pre-approved are subject to specific prior approval. The Audit Committee reviews the fees paid or committed to Deloitte on at least a quarterly basis.

The Company may not engage Deloitte to provide the services described below:

1.	Bookkeeping or other services related to the accounting records or financial statements of the Company;

2.	Financial information systems design and implementation;

3.	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

4.	Actuarial services;

5.	Internal auditing services;

6.	Management functions or human resources services;

7.	Broker-dealer, investment adviser or investment banking services; or

8.	Legal services and other expert services unrelated to the audit.

Employees of Deloitte who are senior manager level or above, including lead or concurring partners and who have been involved with the Company in the independent audit, shall not be employed by the Company in any capacity for a period of five years after the termination of their activities on the Company account.

The Board of Directors recommends you vote FOR ratification of appointment of the Company’s Independent Registered Public Accounting Firm.

3.	Shareholder Proposal Report on Military Sales to Foreign Governments

Several shareholders have advised the Company that they intend to present the following resolution at the Annual Meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below. Approval of this proposal would require the affirmative vote of a majority of the outstanding shares of ITT stock present in person or by proxy and entitled to vote at the Annual Meeting. Identical shareholder proposals were received from each of the Mercy Investment Program and the Dominican Sisters of Hope, Corporate Social Responsibility, each located at 205 Avenue C, Apt. 10E New York, NY 10009; the Presbyterian Church (USA), 100 Witherspoon Street Louisville, KY 40202-1396; and the Domestic and Foreign Missionary Society of the Episcopal Church, 815 Second Avenue New York, NY 10017-4503 (collectively, the “Proponents”), which shareholders hold 50, 1,900, 54, and 8,100 shares respectively.

2010 ITT Industries Resolution on Foreign Military Sales

WHEREAS the United States exports weapons and related military services through foreign military sales (government-to-government), direct commercial weapons sales (U.S. companies to foreign buyers), equipment leases, transfers of excess defense articles and emergency drawdowns of weaponry.

The United States government requested $4.54 billion in Foreign Military Financing for Fiscal Year 2008 including $3.9 billion for the Near East region (the recent 10-year agreement to increase military aid to Israel and proposed sales to Saudi Arabia may increase that amount). The U.S. government also entered into $32 billion of Foreign Military Sales agreements in Fiscal Year 2008.

In a number of recent United States combat engagements (e.g., the first Gulf War, Somalia, Afghanistan and Iraq), our troops faced adversaries who had previously received U.S. weapons or military technology. Also, during 2006-2007, U.S. arms and military training played a role in 20 of the world’s 27 major wars, and thirteen of the top 25 U.S. arms recipients in the developing world were either undemocratic governments or regimes guilty of ongoing human rights abuses.

In the United States government’s Fiscal Year 2008, ITT Industries was ranked the 11th largest Department of Defense contractor with $4.4 billion in contracts. (Government Executive, August 15, 2009)

On March 27, 2007, our company announced that it would pay a $50 million fine and plead guilty to two violations of the International Traffic in Arms Regulations (ITAR), one for improper handling of sensitive documents, and one for making misleading statements to the State Department’s Directorate of Defense Trade Controls (DDTC).

RESOLVED:  Shareholders request that the Board of Directors provide, within six months of the 2010 annual meeting, a comprehensive report, at reasonable cost and omitting proprietary and classified information, of ITT Industries’ foreign sales of military and weapons-related products and services.

SUPPORTING STATEMENT

We believe with the American Red Cross that the “greater the availability of arms, the greater the violations of human rights and international humanitarian law.”

Global security is security of all people. Weapons sold to one country can subsequently become a threat to our own security, as we have seen several times in our recent history.

We believe that this report will assist shareholders in assessing the effectiveness of newly instituted company procedures to prevent further violations of ITAR. The ability of our company to grow its military-related business depends upon the highest of ethical standards.

Therefore, we believe it is reasonable that the report include:

1.	Processes used to determine and promote foreign sales;

2.	Criteria for choosing countries with which to do business;

3.	A description of procedures used to negotiate foreign arms’ sales, government-to government and direct commercial sales and the percentage of sales for each category; and

4.	For the past three years, categories of military equipment or components, including dual use items, exported with as much statistical information as possible; categories of contracts for servicing/maintaining equipment; offset agreements for the past three years; and licensing and/or co-production with foreign governments.

We urge you to vote in favor of this reasonable resolution.

Board of Directors’ Statement in Opposition of the Proposal
The Board of Directors unanimously recommends a vote “AGAINST” this shareholder proposal.

The proposal requests that the Company provide, within six months of the 2010 annual meeting, a comprehensive report, at reasonable cost and omitting proprietary and classified information, of the foreign sales of military and weapons-related products and services by the Company (identified by its former name). The Company believes that producing the report requested by the proposal is unnecessary because sufficient information is publicly available. The Company’s foreign military sales are a matter of public record through U.S. government-provided information or the news media. The Department of Defense (foreign military sales) and Department of State (direct commercial sales) provide notification of such sales to Congress and the media. Furthermore, pursuant to 15 C.F.R. Part 701, Offsets in Military Exports, under the Defense Production Act of 1950, as amended, the Company already provides offset agreement data to the Department of Commerce Bureau of Industry and Security data for its Offsets in Defense Trade Report (see, for example, the January 2007, 11th edition), which is publicly available and required pursuant to Section 309 of the Defense Production Act of 1950 (50 U.S.C. § 2099). Sources of publicly available information on the Company’s military sales include the website of the Defense Security Cooperation Agency at www.dsca.mil, which lists public notices to Congress of proposed major foreign military sales under Section 36(b) of the Arms Export Control Act, as amended (which are also published in the Federal Register), as well as announcements of foreign military sales contracts, and the website of the Federation of American Scientists at www.fas.org, which also provides information on such public notices and other information regarding foreign military sales and direct commercial sales.

In addition, the Company’s Annual Reports to Shareholders, its periodic reports on Forms 10-K and 10-Q, and its corporate website www.itt.com provide extensive information concerning the Company’s military products and services. The Company’s 2008-2009 Corporate Responsibility Report available through http://www.itt.com/docs/responsibility/2008crr.pdf contains detailed information about the Company’s global presence and role in global security (pages 10-11). Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on February 26, 2010 (the “2009 Form 10-K”) describes in detail the Company’s Defense Electronics & Services (renamed as the Company’s Defense and Information Solutions segment on January 5, 2010 and referred to herein as Defense and Information Solutions) segment and its sales and revenues statistics on pages 2 and 3. The defense business represented 58% of the Company 2009 sales and revenue. Note 21 to the Company’s consolidated financial statements on pages 85-87 of the 2009 Form 10-K breaks down sales to Western Europe, Asia Pacific and the United States.

The Company also provides extensive information regarding the ITT Defense and Information Solutions business segment on a separate standalone website www.defense.itt.com. The website details the ITT Defense and Information Solutions business segments: “Electronic Systems,” “Geospatial Systems,” and “Information Systems.” Each business segment contains detailed information on the specific products sold and markets. The Company believes this disclosure provides the Company’s shareholders with information concerning the Company’s processes, procedures, criteria and statistics regarding foreign sales of military and weapons-related products and services.

The Company believes that the level of detail required to be compiled by the Proposal does not serve a productive purpose as the information provided would be of a specialized and technical nature. Further, such information could not accurately describe the decision-making process of the management and would impinge upon their ability to manage the affairs of the Company, which is ultimately not in the interests of the Company or the shareholders themselves.

For the foregoing reasons, the Board of Directors believes that this shareholder proposal is not in the best interests of the Company or in the best interests of our shareholders. Therefore, the Board of Directors unanimously recommends a vote “AGAINST” this shareholder proposal.

4.	Shareholder Proposal on Special Shareowner Meetings

A shareholder has advised the Company that he intends to present the following resolution at the Annual Meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below. Approval of this proposal would require the affirmative vote of a majority of the outstanding shares of ITT stock present in person or by proxy and entitled to vote at the Annual Meeting. A shareholder proposal was received from Mr. John Chevedden (the “Proponent”), which shareholder owns 100 shares.

Special Shareowner Meetings

RESOLVED, Shareowners ask our board to take the steps necessary to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call a special shareowner meeting. This includes that a large number of small shareowners can combine their holdings to equal the above 10% of holders. This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by state law) that apply only to shareowners but not to management and/or the board.

A special meeting allows shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call a special meeting investor returns may suffer. Shareowners should have the ability to call a special meeting when a matter merits prompt attention. This proposal does not impact our board’s current power to call a special meeting.

This proposal topic won more than 60% support at the following companies in 2009: CVS Caremark (CVS), Sprint Nextel (S), Safeway (SWY), Motorola (MOT) and R. R. Donnelley (RRD). William Steiner and Nick Rossi sponsored these proposals.

The merit of this Special Shareowner Meeting proposal should also be considered in the context of the need for improvements in our company’s 2009 reported corporate governance status:

The Corporate Library www.thecorporatelibrary.com. An independent investment research firm, rated our company “D” with “High Governance Risk,” and “High Concern” for executive pay — $15 million for our CEO Steven Loranger. Mr. Loranger can earn 50% of his Total Shareholder Return target award if our company’s TSR falls at the 35th percentile of its comparator group which is a kind of pay-for-failure or reward for underachievement. The granting of market-priced option awards raised concerns over the link between executive pay and company performance given that small increases in our company’s share price can result in large financial awards. Mr. Loranger realized $9 million on the vesting of stock in 2008. Mr. Loranger could gain $52 million in severance pay if his employment ended in connection with a change in control.

Our company made a Consent Agreement with the SEC in 2009 regarding payments to foreign government officials by our company’s China subsidiary that allegedly violated the Foreign Corrupt Practices Act.

We also had no shareholder right to act by written consent, cumulative voting or an independent board chairman. Shareholder proposals to address all or some of these topics have received majority votes at other companies and would be excellent topics for our next annual meeting.

The above concerns show there is need for improvement. Please encourage our board to respond positively to this proposal: Special Shareowner Meetings — Yes on 4.

Notes: John Chevedden, 2215 Nelson Ave., No 205 Redondo Beach, Calif. 90278 sponsored this proposal.

Board of Directors’ Statement in Opposition of the Proposal
The Board of Directors unanimously recommends a vote “AGAINST” this shareholder proposal.

ITT Corporation is strongly committed to good governance practices and is keenly interested in the views and concerns of our shareholders. This proposal would provide shareholders holding 10% of outstanding common shares with an unfettered right to call a special meeting. In that regard, we would observe that calling a special meeting of shareholders is not a matter to be taken lightly. We believe that a special meeting should only be held to cover extraordinary events when fiduciary, strategic, significant transactional or similar considerations dictate that the matter be addressed on an expeditious basis, rather than waiting until the next annual meeting. Organizing and preparing for a special meeting imposes substantial legal, administrative and distribution costs and involves a significant commitment of time and focus from management.

The proposal, if implemented, would permit shareholders holding 10% of outstanding common stock, including a large number of small shareholders who in the aggregate reach the 10% level, to call a special meeting at any time and with any frequency, regardless of the length of time that they have held these shares. If implemented, the proposal would also allow shareholders with particular interests to call special shareholder meetings solely to cover agenda items relevant to their particular interests as opposed to shareholders generally. We believe that adopting such a standard for calling special meetings would present a real risk of significant cost, management distraction and diversion of management and financial resources to address a possibly unlimited number of special meetings. We therefore believe that such a standard would not be in the best interest of shareholders.

Furthermore, the Board does not believe that there is merit to the proponent’s contention that the ability of shareholders to call a special meeting of shareholders is necessary to prevent the Board from becoming insulated from investors. We provide significant opportunity for our shareholders to raise matters at our Annual Meetings. Shareholders have frequently used our Annual Meetings to propose business by making proposals through the proxy rules, such as this one, or to communicate their concerns by raising issues from the floor of the meeting. Our Board believes that we currently maintain open lines of communications with our shareholders and are committed to adopting and following best practices in corporate governance.

The Board of Directors is also responsive to shareholder input in other ways. The Board of Directors monitors ongoing public discussion of issues of governance. Indeed, the Company’s bylaws provide for the election of directors by a majority (rather than a plurality) vote. The Company’s bylaws have declassified the board, so that each Director stands for election annually. In the opinion of the Board of Directors, the combination of the majority vote requirement and the declassified board is an effective means of ensuring Board accountability and responsiveness to shareholder concerns. In short, when our shareholders have a desire to focus on an issue, there is already in place a meaningful process for views to be expressed and heard.

For the foregoing reasons, the Board of Directors believes that this shareholder proposal is not in the best interests of the Company or in the best interests of our shareholders. Therefore, the Board of Directors unanimously recommends a vote “AGAINST” this shareholder proposal.

Information about the Board of Directors

Responsibilities of the Board of Directors.  The Board of Directors sets policy for ITT and advises and counsels the chief executive officer and the executive officers who manage the Company’s business and affairs. The Board of Directors is responsible for assuring that:

•	the Company’s businesses are conducted in conformity with applicable laws and regulations;

•	the Company’s systems of financial reporting and internal controls are adequate and properly implemented and the Company has appropriate risk management structures in place;

•	there is continuity in the leadership of the Company;

•	management develops sound business strategies;

•	adequate capital and managerial resources are available to implement the business strategies;

•	the Company’s long-term strategies, significant investments in new businesses, joint ventures and partnerships and significant business acquisitions, including assessment of balance sheet impacts and other financial matters, are reviewed and approved; and

•	the Company’s operating plans and capital, research and development and engineering budgets are reviewed and approved.

Governance Principles.  The Board of Directors has adopted principles for governance of the Board (the “Corporate Governance Principles”) and charters for each of its standing committees. The Corporate Governance Principles provide, among other things, that an Independent Presiding Director shall be appointed on an annual basis (but no Non-Management Director shall serve more than three consecutive annual terms) to preside at meetings of the Board of Directors at which the Chairman is not present, including regularly scheduled private sessions of the Non-Management Directors.

The Board has considered the leadership structure of the Company and has determined that the chief executive officer of the Company shall also serve as the Chairman of the Board of Directors. The Board feels that the combination of these two roles provides efficient and effective use of resources and that Mr. Loranger’s position as Chief Executive Officer gives him unique and valuable insight into matters addressed by the Board of Directors. The Board also believes that it is important for long-term and short-term strategies to be controlled by a singular executive. However, the Board of Directors appoints an Independent Presiding Director, whose position is described more fully at Section III.G. of the Board’s Corporate Governance Principles, http://www.itt.com/responsibility/governance/principles/. The Independent Presiding Director is available to address issues or concerns raised by other Non-Management Directors, senior executives or major shareholders not readily addressable directly to the Chairman, President and Chief Executive Officer. The Independent Presiding Director advises the Chairman, President and Chief Executive Officer and communicates any issues or concerns to or from the full Board and the Chairman, President and Chief Executive Officer. The Independent Presiding Director assists the Chairman, President and Chief Executive Officer in developing appropriate schedules and agendas for Board and Committee meetings, and acts on behalf of the Chairman, President and Chief Executive Officer and the Board as a formal coordinating point for facilitating, canvassing, reconciling and communicating board issues, concerns and recommendations. The Independent Presiding Director chairs regular meetings of the independent directors, including presiding over executive sessions. The Board of Directors has selected Ralph F. Hake as its Independent Presiding Director, to serve a one-year term, expiring in May 2010.

The Corporate Governance Principles further provide that Directors must be able to devote the requisite time for preparation and attendance at regularly scheduled Board and Board Committee meetings, as well as be able to participate in other matters necessary for good corporate governance. To help assure that Directors are able to fulfill their commitments to the Company, the Corporate Governance Principles provide that Directors who are chief executive officers of publicly traded companies may serve on not more than two public company boards (including the ITT Board) in addition to service on their own board and other Directors may not serve on more than four public company boards (including the ITT Board). The Corporate Governance Principles and Committee Charters are reviewed by the Board at least annually and posted on the Company’s website at http://www.itt.com/responsibility/governance/corporate-governance/governance-controls/. A copy of the Corporate Governance Principles will be provided, free of charge, to any shareholder upon request to the Secretary of ITT Corporation.

Communication with the Board of Directors.  Interested parties may contact the Independent Presiding Director, all outside Directors as a group or an individual Director by submitting a letter to the desired recipient in a sealed envelope labeled “Independent Presiding Director,” “Outside Directors” or with the name of a specific director. This sealed envelope should be placed in a larger envelope and mailed to the Secretary, ITT Corporation, 1133 Westchester Avenue, White Plains, NY 10604, USA. The Secretary will forward the sealed envelope to the designated recipient.

Policies for Approving Related Person Transactions.  The Company and the Board have adopted formal written policies for evaluation of potential related person transactions, as those terms are defined in the SEC’s rules for executive compensation and related person disclosure, which provide for review and pre-approval of transactions which may or are expected to exceed $120,000 involving Non-Management Directors, Executive Officers, members of a Director’s Immediate Family and beneficial owners of five percent or more of the Company’s common stock or other securities. The Company’s Related Person Transaction Policy is posted on the Company’s website at: http://www.itt.com/responsibility/governance/related-party-transactions/.

The Company has also adopted the ITT Code of Corporate Conduct which applies to the Company’s Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer and, where applicable, to its Non-Management Directors. The Code of Corporate Conduct is also posted on the Company’s website at http://www.itt.com/responsibility/conduct/. The Company discloses any changes or waivers from its code of ethics on its website for the Company’s Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and other executive officers. A copy of the Code of Corporate Conduct will be provided, free of charge, to any shareholder upon request to the Secretary of ITT Corporation.

Independent Directors.  The Company’s By-laws require that a majority of the Directors must be independent directors. Additionally, the Company’s Non-Management Directors must meet the New York Stock Exchange (“NYSE”) and the Company’s Corporate Governance Principles independence standards. The Company’s Corporate Governance Principles define independence. The Charters of the Audit, Compensation and Personnel, Nominating and Governance, and Strategy and Finance Committees as well as the resolution establishing the Special Litigation Committee also require all members to be independent directors.

Based on its review, the Board of Directors affirmatively determined, after considering all relevant facts and circumstances, that no Non-Management Director has a material relationship with the Company and that all Non-Management Directors, including all members of the Audit, Compensation and Personnel, Corporate Responsibility, Nominating and Governance and Strategy and Finance Committees, meet the independence standards of the Company’s Corporate Governance Principles and By-laws as well as the independence definition in the current NYSE corporate governance rules for listed companies.

NYSE Independence Requirements:

(a) A Director qualifies as “independent” when the board of directors affirmatively determines that the director has no material relationship with the company, or any subsidiary in a consolidated group (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Companies must identify which directors are independent and disclose the basis for that determination.

(b)	In addition, a director is not independent if:

(i)	The director is, or has been within the last three years, an employee of the listed company, or an immediate family member is, or has been within the last three years, an executive officer, of the listed company.

(ii)	The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

(iii)	(A) The director or an immediate family member is a current partner of a firm that is the company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the listed company’s audit within that time.

(iv)	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the listed company’s present executive officers at the same time serves or served on that company’s compensation committee.

(v)	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

In addition to the NYSE standards, and the independence standards in the Company’s By-laws, the Board has adopted the following categorical standards for independence described below, which are included in the Board’s Corporate Governance Principles.

Under the Corporate Governance Principles, an independent director is someone who is free of any relationship that would interfere with the exercise of independent judgment, and within the past 5 years:

•	has not been employed by the Company in an executive capacity;

•	has not been an advisor or consultant to the Company, and has not been affiliated with a company or a firm that is;

•	has not been affiliated with a significant customer or supplier of the Company;

•	has not had a personal services contract with the Company;

•	has not been affiliated with a tax-exempt entity that receives significant contributions from the Company;

•	has not been related to any of the persons described above; and

•	has not been part of an interlocking directorate in which an executive officer of the Company is a member of the compensation committee of the company that employs the Director.

Each year, the Company’s Directors and executive officers complete annual questionnaires designed to elicit information about potential related person transactions. Additionally, Directors and executive officers must promptly advise the Corporate Secretary if there are any changes to the information previously provided.

The Nominating and Governance Committee reviews and considers all relevant facts and circumstances with respect to independence for each Director standing for election prior to recommending selection as part of the slate of Directors presented to the shareholders for election at the Company’s Annual Meeting. The Nominating and Governance Committee reviews its recommendations with the full Board, which separately considers and evaluates the independence of Directors standing for re-election using the categorical standards described above.

In February 2010, the Board considered regular commercial sales and payments in the ordinary course of business as well as charitable contributions with respect to each of the Non-Management Directors standing for re-election at the Company’s 2010 Annual Meeting. In particular, the Board evaluated the amount of sales to ITT or purchases by ITT with respect to companies where any of the Directors serve or served as an executive officer or director.

With respect to General Kern, the Nominating and Governance Committee and Board of Directors considered the employment by the Company of General Kern’s family member, noting the employment was in a non-executive capacity. The Board further noted that neither General Kern nor the family member was aware of the relationship of the other to the Company prior to employment. After consideration, the Board determined that the employment matter did not alter General Kern’s status and he continues as an independent director. In no other instances was a Director a current employee, or was an immediate family member of a Director a current executive officer, of a company that has made payments to, or received payments from the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million, or 2% of each respective company’s consolidated gross revenues. The Board also considered the Company’s charitable contributions to non-profit organizations with respect to each of the Non-Management Directors. No contributions exceeded 1% of the consolidated gross revenues of any non-profit organization.

Mr. Loranger is not independent because of his position as Chairman, President and Chief Executive Officer of the Company.

The following are the independent directors standing for election: Drs. Crawford, Hamre, and Mohapatra; General Kern; Messrs. Hake, MacInnis, and Tambakeras; Mrs. Gold and Ms. Sanford.

Board and Committee Roles in Oversight of Risk:  The Board of Directors has primary responsibility for overall risk oversight, including the Company’s risk profile and management controls. The Audit Committee of the Board monitors the Company’s operational and regulatory risk management and risk assessment program, including all risk mitigation processes. The General Internal Auditor, who has responsibility for assessing, monitoring and auditing the Company’s global risk profile, reports directly to the Audit Committee and reports on a functional basis to the Chief Financial Officer. The Strategy and Finance Committee of the Board monitors financial liquidity and financing risk. The Compensation and Personnel Committee reviews and assesses compensation and incentive program risks to ensure that the Company’s compensation programs encourage innovation and balance appropriate business risk and rewards without encouraging risk-taking behaviors which may have a material adverse impact on the Company. The Compensation and Personnel Committee structures compensation so that unnecessary or excessive risk-taking behavior is discouraged and behaviors correlated with long-term value creation are encouraged. The Board, Audit, Compensation and Personnel and Strategy and Finance Committees receive regular reports with respect to the Company’s risk profile and risk management controls.

Compensation Committee Interlocks and Insider Participation:  None of the members of the Compensation and Personnel Committee during fiscal 2009 or as of the date of this proxy statement has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation and Personnel Committee or Board of Directors.

Director Selection and Composition:  Directors of the Company must be persons of integrity, with significant accomplishments and recognized business stature. The Nominating and Governance Committee desires a diverse, robust board and considers experience, qualifications, attributes, and skills. The Nominating and Governance Committee also desires that the Board of Directors reflects diverse backgrounds, perspectives, and cultures. To be considered by the Nominating and Governance Committee as a Director candidate, a nominee must meet the requirements of the Company’s By-laws and Corporate Governance Principles. A nominee should also have experience as a board member, chief executive officer or senior officer of a publicly traded or large privately held company, or have achieved recognized prominence in a relevant field as, for example, a distinguished faculty member of a highly regarded educational institution or senior governmental official. In addition to these minimum qualifications, the Nominating and Governance Committee evaluates each nominee’s skills to determine if those skills are complementary to the skills demonstrated by current Board members. The Nominating and Governance Committee also evaluates the Board’s needs for operational, technical, management, financial, international or other expertise.

Prior to recommending nominees for election as Directors, the Company’s Nominating and Governance Committee engages in a deliberative, evaluative process to ensure each nominee possesses the skills and attributes that individually and collectively will contribute to an effective Board of Directors. Biographical information for each candidate for election as a Director is evaluated and candidates for election participate in interviews with existing Board members and management. Each candidate is subject to thorough background checks. Director nominees must be willing to commit the requisite time for preparation and attendance at regularly scheduled Board and Committee meetings and participation in other matters necessary for good corporate governance.

The Nominating and Governance Committee identifies Director candidates through a variety of sources including personal references and business contacts. On occasion, the Nominating and Governance Committee utilizes a search firm to identify and screen Director candidates and pays a fee to that firm for each such candidate elected to the Board of the Company. The Nominating and Governance Committee will consider shareholder nominees for election to the Company’s Board who meet the qualification standards described above. (See Section II.E. of the Nominating and Governance Charter at http://www.itt.com/responsibility/governance/nominating/.) The Nominating and Governance Committee also evaluates and makes recommendations to the Board of Directors concerning appointment of Directors to Board Committees, selection of Board Committee Chairs, Committee member qualifications, Committee member appointment and removal, Committee structure and operations and proposal of the Board slate for election at the Annual Meeting of Shareholders, consistent with criteria approved by the Board of Directors.

Committees of the Board of Directors:  The standing Committees of the Board described below perform essential corporate governance functions. In October of 2007 the Board also formed a Special Litigation Committee to oversee an independent investigation involving the Company’s Night Vision matter.

Audit Committee

2009 Audit Committee Members are:

Frank T. MacInnis, Chair Christina A. Gold Ralph F. Hake Surya N. Mohapatra Linda S. Sanford

Meetings in 2009:	8

Responsibilities:
• Subject to any action that may be taken by the full Board, the Audit Committee has the ultimate authority and responsibility to determine Deloitte qualifications and independence, and to appoint (or nominate for shareholder ratification), evaluate, and where appropriate, consider rotation or replacement of Deloitte.

• Review and discuss with management and Deloitte, and approve the audited financial statements of the Company and make a recommendation regarding inclusion of those financial statements in any public filing including the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K), including discussion of the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations.

• Review and consider with Deloitte matters required to be discussed by PCAOB Standards, Statement of Auditing Standards

(“SAS”) No. 114 (The Auditor’s Communication with Those Charged with Governance) and all other applicable regulatory agencies.

• Review with management and Deloitte the effect of regulatory and accounting initiatives on the Company’s financial statements.

• As a whole, or through the Committee chair, review and discuss with Deloitte the Company’s interim financial results to be included in the Company’s earnings report or quarterly reports to be filed with the SEC, including discussion of the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations prior to the filing of its Form 10-Q with the SEC.

• Review and discuss with management the types of information to be disclosed and the types of presentations to be made with respect to the Company’s earning releases and rating agency presentations.

• Monitor and discuss with management and Deloitte the quality and adequacy of the Company’s internal controls and their effectiveness, and meet regularly and privately with the General Auditor.

• Annually request from Deloitte a formal written statement delineating all relationships between Deloitte and the Company, consistent with the Public Company Accounting Oversight Board’s Rule 3526T.

• With respect to such relationships, the Audit Committee shall:

• Discuss with Deloitte any disclosed relationships and the impact of the relationship on Deloitte independence; and

• Assess and recommend appropriate action in response to the Deloitte report to satisfy itself of the auditor’s independence.

• Adopt and monitor implementation and compliance with the Company’s Non-Audit Services Policy, which addresses approval requirements and the limited circumstances in which Deloitte or other service providers may be retained for non-audit services.

• Confirm the scope of audits to be performed by Deloitte and any outside internal audit service provider, monitor progress and review results. Review fees and expenses charged by Deloitte and any party retained to provide internal audit services.

• On an annual basis, discuss with Deloitte its internal quality control procedures, material issues raised in quality control or peer review and any inquiries by governmental or professional authorities regarding the firm’s independent audits of other clients.

• Review significant findings or unsatisfactory internal audit reports or audit problems or difficulties encountered by Deloitte, and monitor management’s response to such findings.

• Provide oversight and discuss with management, internal auditors and Deloitte, the adequacy and effectiveness of the Company’s overall risk assessment and risk management process, including all risk mitigation processes.

• Review its performance and Charter at least annually and make recommendations to the Board of Directors for approval and adoption of its Charter.

• Review regularly and consider the Company’s environmental, safety and health reserves.

• Review expense accounts of senior executives.

• Update the Board of Directors on a regular basis with respect to matters coming to its attention that may have a significant impact on the Company’s financial condition or affairs and the Company’s compliance with legal or regulatory requirements and the performance and independence of Deloitte and the internal audit function.

• Review major issues regarding accounting principles and financial statement presentations, significant changes to the Company’s selection or application of accounting principles and major issues relating to the Company’s internal controls including any specifically required steps to correct identified major internal control issues. The Audit Committee also reviews management or Deloitte’s analyses regarding significant financial reporting issues and judgments made in preparing financial statements including analyses of alternative GAAP methods as well as the effect of regulatory and accounting initiatives and off-balance sheet structures, if any, on the Company’s financial statements.

• Review all material related party transactions prior to initiation of the transaction and make recommendations to the Board of Directors for approval or disapproval.

• In conjunction with the Board of Directors, evaluate the qualifications of its members and its own performance on an annual basis.

• Meet separately, on a regular basis, with Deloitte, internal auditors, and members of management, as well as privately as a Committee.

• Establish policies regarding the Company’s employment and retention of current or former employees of Deloitte or outsourced internal auditor.

• With respect to complaints concerning accounting, internal accounting controls or auditing matters:

• Review and approve procedures for receipt, retention and treatment of complaints received by the Company; and

• Establish procedures for the confidential, anonymous submission of complaints to the Audit Committee.

• Establish levels for payment by the Company of fees to Deloitte and any advisors retained by the Audit Committee.

• Receive regular reports from the Chief Executive Officer, Chief Financial Officer and from the Company’s disclosure control committee representative on the status of the Company’s disclosure controls and related certifications, including disclosure of any material weaknesses or significant deficiencies in the design or operation of internal controls and any fraud that involves management or other employees with a significant role in internal controls.

• Prepare the Report of the Audit Committee for the Company’s Proxy Statement.

Although more than one member of the Board of Directors satisfies the requirements of the audit committee financial expert, the Board of Directors has identified Ralph F. Hake as the audit committee financial expert.

Independence

The Board of Directors has determined that each member of the Audit Committee meets the independence standards set out in the Board’s Corporate Governance Principles and its Audit Committee Charter and the requirements of the New York Stock Exchange currently in effect and Rule 10A-3 of the Exchange Act. The Board of Directors has evaluated the performance of the Audit Committee consistent with the regulatory requirements.

A copy of the Audit Committee Charter is available on the Company’s website http://www.itt.com/responsibility/governance/audit/. The Company will provide, free of charge, a copy of the Audit Committee Charter to any shareholder, upon request to the Secretary of ITT.

Compensation and Personnel Committee

2009 Compensation and Personnel Committee Members are:

Linda S. Sanford, Chair Curtis J. Crawford Ralph F. Hake Frank T. MacInnis

Meetings in 2009:	5

The Committee’s primary objective is to establish a competitive executive compensation program that clearly links executive compensation to business performance and shareholder return, without excessive enterprise risk.

Responsibilities:	• Approve and oversee administration of the Company’s employee compensation program including incentive plans and equity-based compensation plans.

• Evaluate senior management and Chief Executive Officer performance, evaluate enterprise risk and other risk factors with respect to compensation objectives, set annual performance objectives for the Chief Executive Officer and approve individual compensation actions for the Chief Executive Officer and officers at the vice president level and above, as well as certain other selected positions.

• Oversee the establishment and administration of the Company’s benefit programs.

• Select, retain and determine the terms of engagement for independent compensation and benefits consultants and other outside counsel, as needed, to provide independent advice to the Committee with respect to the Company’s current and proposed executive compensation and employee benefit programs. In 2009 and prior years, the Committee obtained such advice.

• Oversee and approve the continuity planning process and review with the full Board of Directors, which provides final approval.

• Regularly report to the Board of Directors on compensation, benefits, continuity and related matters.

• Prepare the Compensation Committee Report for the Company’s Proxy Statement.

• Review regularly and consider the Company’s Inclusion & Diversity strategy and the effectiveness of related programs and policies.

• Review its performance and Charter at least annually and make recommendations to the Board of Directors for approval and adoption of its Charter.

More detail regarding the processes and procedures used to determine executive compensation is found in the Compensation Discussion and Analysis starting on page 39.

Independence

The Board of Directors has determined that each member of the Compensation and Personnel Committee meets the independence standards set out in the Board’s Corporate Governance Principles and its Compensation and Personnel Committee Charter and the requirements of the NYSE currently in effect.

A copy of the Compensation and Personnel Committee Charter is available on the Company’s website http://www.itt.com/responsibility/governance/compensation/. The Company will provide, free of charge, a copy of the Compensation and Personnel Committee Charter to any shareholder, upon request to the Secretary of ITT.

Corporate Responsibility Committee

2009 Corporate Responsibility Committee Members are:

John J. Hamre, Chair Linda S. Sanford Markos I. Tambakeras

Meetings in 2009:	The Corporate Responsibility Committee held one meeting in 2009, concurrent with a Board of Directors meeting.

Responsibilities:	• Review and make recommendations concerning the Company’s roles and responsibilities as a good corporate citizen.

• Review and consider major claims and litigation involving the Company and its subsidiaries.

• Regularly assess the adequacy and effectiveness of the Company’s Code of Corporate Conduct and review any violations of the Code.

• Review its performance and Charter at least annually and make recommendations to the Board of Directors for approval and adoption of its Charter.

The Board of Directors has determined that each member of the Corporate Responsibility Committee meets the independence standards set out in the Board’s Corporate Governance Principles and Company By-laws.

A copy of the Corporate Responsibility Committee Charter is available on the Company’s website http://www.itt.com/responsibility/governance/corporate-responsibility/. The Company will provide, free of charge, a copy of the Corporate Responsibility Committee Charter to any shareholder, upon request to the Secretary of ITT.

Nominating and Governance Committee

2009 Nominating and Governance Committee Members are:

John J. Hamre, Chair Curtis J. Crawford Paul J. Kern Markos I. Tambakeras

Meetings in 2009:	4

Responsibilities:	• Develop, annually review, update and recommend to the Board of Directors corporate governance principles for the Company.

• In the event it is necessary to select a new chief executive officer, lead the process for candidate evaluation, consideration and screening. The full Board of Directors has the final responsibility to select the Company’s chief executive officer.

• Evaluate and make recommendations to the Board of Directors concerning the composition, governance and structure of the Board.

• Make recommendations to the Board of Directors concerning the qualifications, compensation and retirement age of Directors.

• Administer the Board of Directors’ annual evaluation process.

• Review and recommend to the full Board matters and agenda items relating to the Company’s Annual Meeting of shareholders.

• Review the form of Annual Report to Shareholders, Proxy Statement and related materials.

• Review the Company’s business continuity and disaster recovery programs and plans.

• Review the Company’s communication and advertising program and other activities involving community relations, major charitable contributions and promotion of the Company’s public image.

• Determine desired Board and Director skills and attributes and conduct searches for prospective board members whose skills and attributes reflect those desired for the Board of Directors.

• Identify, evaluate and propose nominees for election to the Board of Directors.

• Make recommendations to the Board of Directors concerning the appointment of Directors to Board Committees and the selection of Board Committee Chairs.

• Evaluate and make recommendations regarding senior management requests for approval to accept membership on outside boards.

• Review regularly and consider the Company’s programs and policies for effecting compliance with laws and regulations involving the environment, safety and health.

• Provide oversight and discuss with management, internal auditors and Deloitte the adequacy and effectiveness of the Company’s insurance programs.

• Review and consider the Company’s policies and efforts with respect to compliance with government contracts, international laws and regulations and export controls.

• Review its performance and Charter at least annually and make recommendations to the Board of Directors for approval and adoption of its Charter.

As described on pages 23 to 24 the Nominating and Governance Committee will consider shareholder nominees for election to the Company’s Board who meet the qualification standards. (See Section II.E of the Nominating and Governance Charter at http://www.itt.com/responsibility/governance
/nominating/).

Independence

The Board of Directors has determined that each member of the Nominating and Governance Committee meets the independence standards set out in the Board’s Nominating and Governance Committee Charter, its Corporate Governance Principles and the requirements of the New York Stock Exchange currently in effect.

A copy of the Nominating and Governance Committee Charter is available on the Company’s website (http://www.itt.com/responsibility/governance/nominating/). The Company will provide, free of charge, a copy of the Nominating and Governance Committee Charter to any shareholder, upon request to the Secretary of ITT.

Strategy and Finance Committee

2009 Strategy and Finance Committee Members are:

Markos I. Tambakeras, Chair Christina A. Gold John J. Hamre Paul J. Kern Surya N. Mohapatra

Meetings in 2009:	4

Responsibilities:	• Receive periodic updates on global macroeconomic issues.

• Review and consider the Company’s:

• Strategic plans

• Operations excellence performance

• Operating plan

• Capital structure, including stock repurchases, debt offerings and financing, and dividends

• Corporate guarantees

• Acquisition integration

• Pension plan performance, style and asset allocation and ERISA compliance

• Tax compliance, tax planning and related matters

• Commodity hedge transactions and strategies

• Investor relations matters

• Risk assessment with respect to financial liquidity and financing

• Strategic issues

• Review and recommend for approval significant business acquisitions and divestitures, and other related matters

• Review and assess its performance on an annual basis

• Review and approve its Charter at least annually and make recommendations to the Board of Directors for approval and adoption of its Charter.

The Strategy and Finance Committee oversees all areas of strategy and corporate finance to ensure the Company maintains adequate financial liquidity and appropriate credit ratings and to ensure the Company’s strategic initiatives are consistent with the Company’s financial and strategic plans. The Board of Directors retains the ultimate power and authority with respect to strategic direction and major strategic and financial decisions.

Independence

The Board of Directors has determined that each member of the Strategy and Finance Committee meets the independence standards set out in the Board’s Corporate Governance Principles and the Strategy and Finance Committee Charter.

A copy of the Strategy and Finance Committee Charter is available on the Company’s website (http://www.itt.com/responsibility/governance/strategy-finance/). The Company will provide, free of charge, a copy of the Strategy and Finance Committee Charter to any shareholder, upon request to the Secretary of ITT.

Special Litigation Committee

On March 27, 2007, the Company reached a settlement relating to an investigation of its ITT Night Vision Division’s compliance with the International Traffic in Arms Regulations (“ITAR”). The

settlement included the Company pleading guilty in the United States District Court for the Western District of Virginia to one ITAR violation relating to the improper handling of sensitive documents and one ITAR violation involving making misleading statements. On April 17, 2007, the Company’s Board of Directors received a letter on behalf of a shareholder requesting that the Board take appropriate action against the employees responsible for the actions described in the Company’s agreements with the United States Attorney’s Office for the Western District of Virginia. During the following months, the Board, with the assistance of outside counsel for the Company, engaged in a process of identifying independent counsel to advise it regarding the investigation and the processes required to establish a Special Litigation Committee. In October 2007, the Company created the Special Litigation Committee to oversee the objective, investigative work by independent counsel previously selected to investigate the Night Vision matter and report to the Board with respect to the shareholder letter request. The Special Litigation Committee conducted an investigation with the assistance of independent counsel and concluded in 2008 that no legal actions should be brought by ITT. The members of the Special Litigation Committee are Mr. MacInnis and Dr. Crawford.

The Board of Directors has determined that each member of the Special Litigation Committee meets the independence standards set out in the Board’s Corporate Governance Principles.

Meetings of the Board and Committees

During 2009, there were five regularly scheduled Board meetings, one telephonic meeting, and 22 meetings of standing Committees. All Directors attended at least 75% of the aggregate of all meetings of the Board and standing Committees on which they served. It is Company practice that all Directors attend the Company’s Annual Meeting. All Directors attended the Company’s 2009 Annual Meeting. For 2010, the Board has scheduled five regular meetings. In conjunction with the regular meetings, those Directors who are not employees of ITT are scheduled to meet privately (without management) following each Board meeting during the year. The Independent Presiding Director presides over these private meetings.

2009 Non-Management Director Compensation

The following table represents the 2009 grant date fair value of Non-Management Director compensation computed in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). As discussed in more detail in the narrative following the table, all Non-Management Directors receive the same cash, stock, and options awards for service as a Non-Management Director (except Mr. MacInnis as the Audit Committee Chair received an additional $10,000 cash payment). Mr. Loranger, as an employee Director, does not receive compensation for his Board service. The grant date fair value of stock awards and option awards granted to Non-Management Directors in 2009 is provided in footnotes (c) and (d) to the table. Stock awards are composed of restricted stock units. Option awards are composed of non-qualified stock options.

	Fees
	Earned or
	Paid in	Stock	Option	All Other
Name	Cash	Awards	Awards	Compensation	Total
(a)	(b) ($)	(c) ($)	(d) ($)	(g) ($)	(h) ($)

Curtis J. Crawford	90,000	90,500	35,968	22,171	238,639
Christina A. Gold	90,000	90,500	35,968	17,857	234,325
Ralph F. Hake	90,000	90,500	35,968	7,652	224,120
John J. Hamre	90,000	90,500	35,968	13,748	230,216
Paul J. Kern	90,000	90,500	35,968	1,327	217,795
Frank T. MacInnis	100,000	90,500	35,968	10,219	236,687
Surya N. Mohapatra	90,000	90,500	35,968	2,312	218,780
Linda S. Sanford	90,000	90,500	35,968	7,912	224,380
Markos I. Tambakeras	90,000	90,500	35,968	6,408	222,876

(b)	Fees earned may be paid, at the election of the Director, in cash or deferred cash. Non-Management Directors may irrevocably elect deferral into an interest-bearing cash account or an account that tracks an index of the Company’s stock. Mr. MacInnis received an additional $10,000 as the Audit Committee Chair.

(c) and (d)	Awards reflect the grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used in calculating these values may be found in Note 17 to the Consolidated Financial Statements in the Company’s 2009 Form 10-K. Non-Management Directors do not receive differing amounts of compensation. For 2009 grants, the grant date fair value was determined on May 12, 2009, the date of the Company’s Annual Meeting. For each Non-Management Director the restricted stock unit award is $90,500 and the grant date fair value of option awards on March 5, 2009, the date on which Director stock options were awarded, is $35,968.

(g)	Non-Management Directors received dividends on restricted stock during 2009. No perquisites or other personal benefits were received by Non-Management Directors.

The following table represents restricted common stock and stock options outstanding as of December 31, 2009 for non-management directors. Outstanding restricted common stock awards include unvested restricted stock units and vested but deferred restricted stock units.

Non-Management Director Restricted Common Stock and
Stock Option Awards Outstanding at 2009 Fiscal Year-End

	Outstanding	Outstanding
Non-Management	Restricted Common	Stock Option
Director Name	Stock Awards	Awards

Curtis J. Crawford	26,179	23,270
Christina A. Gold	22,403	23,270
Ralph F. Hake	9,843	19,710
John J. Hamre	17,035	23,270
Paul J. Kern	2,195	6,190
Frank T. MacInnis	12,691	23,270
Surya N. Mohapatra	3,892	7,610
Linda S. Sanford	10,163	23,270
Markos I. Tambakeras	7,666	23,270

On May 12, 2009, the Board of Directors approved compensation for Non-Management Directors consistent with allocation recommendations provided by Towers Perrin (referred to herein as “Towers” - on January 3, 2010 Towers Perrin and Watson Wyatt merged to form Towers Watson). In 2010, the Nominating and Governance Committee retained Pay Governance LLC, a compensation consulting firm formed by a former partner of Towers, as its consultant to assist it with a review of compensation for Non-Management Directors. As approved, for 2009, Non-Management Directors received total annual compensation valued at approximately $220,000 when awarded, as follows:

•	$90,000 payable at the election of each Non-Management Director in cash or deferred cash. Directors choosing deferred cash payment may irrevocably elect to have the deferred cash deposited into an interest-bearing cash account, at an interest rate determined as of the Company’s next Annual Meeting, or deposited into an account that tracks an index of the Company’s common stock. No deferred compensation selections provide for preferential treatment for Directors;

•	2/3 of the remainder in restricted stock units (such restricted stock units payable in shares following the Non-Management Director’s termination of service on the Board of Directors or on a date selected by the Director); and

•	1/3 of the remainder in non-qualified stock options (vesting over a three-year period in one-third cumulative installments on the anniversary of the date of grant).

Additionally, the Board of Directors approved (with the Audit Committee Chair abstaining) a supplemental retainer of $10,000 in cash to be paid to Mr. MacInnis, the 2009 Audit Committee Chair, effective as of the Company’s 2009 Annual Meeting to reflect the significant responsibilities and time commitments associated with leadership of that Committee.

The number of restricted stock units granted in May 2009 to all Non-Management Directors under the Non-Management Director compensation program, adopted in 2003, was determined by dividing $90,000 by $41.02, the average of the high and low sales prices per share of ITT common stock on the date of the 2009 Annual Meeting. The resulting number of restricted stock units, 2,195, was rounded up to the nearest whole unit. Directors receive dividend equivalents on the restricted stock units but have no other rights as shareholders with respect to the restricted stock units. Non-Management Director non-qualified stock option grants are priced and awarded on the same day as employee stock options are priced and awarded. The grant date fair value of Non-Management Directors’ non-qualified stock options is calculated using a binomial lattice valuation model. The exercise price of Non-Management Directors’ non-qualified stock options granted is the closing price on the grant date.

In 2008, the Compensation and Personnel and Nominating and Governance Committees retained Towers to review and compare Non-Management Director compensation components and total director compensation paid with director compensation components and total director compensation paid for those companies in the S&P® Industrials Composite with revenue comparable to ITT. Upon the recommendation of Towers and after review, the Committees recommended, and the full Board approved, an increase in overall Non-Management Director cash compensation to raise Director compensation to a level closer to the median of companies in the S&P® Industrials Composite with revenues comparable to ITT. The Board approved Non-Management Director compensation changes to be effective with the Company’s 2008 Annual Meeting to increase the cash component of the Non-Management Director compensation to $90,000 and to continue providing the Audit Chair with an additional $10,000 cash payment. The components of Non-Management Director compensation are weighted toward restricted stock or restricted stock units and stock option awards to align the interests of Non-Management Directors with shareholders of the Company. The Board of Directors agreed to review Non-Management Director compensation on a biennial basis and will review Non-Management Director compensation in 2010.

Restricted shares previously awarded under the ITT 1996 Restricted Stock Plan for Non-Employee Directors (the “1996 Plan”), which preceded the 2003 Plan, and under which restricted shares are still outstanding, provided that each Director’s restricted shares are held in escrow and may not be transferred in any manner until one of the following events occurs:

•	the fifth anniversary of the grant of the shares unless extended as described below;

•	the Director retires at age 72;

•	there is a Change of Control of the Company;

•	the Director becomes disabled or dies;

•	the Director’s service is terminated in certain specified, limited circumstances; or

•	any other circumstance in which the Compensation and Personnel Committee believes, in its sole discretion, that the purposes for which the grants of restricted stock were made have been fulfilled and, as such, is consistent with the intention of the Plan.

Under the 2003 Plan and the 1996 Plan, Non-Management Directors may choose to extend the restriction period for not more than two successive five-year periods, or until six months and one day following the Non-Management Director’s termination from service from the Board under certain permitted circumstances.

The 1996 Plan also provided if a Director ceased serving on the Board under any other circumstances, shares with respect to which the Plan restrictions have not been lifted would be forfeited. Under the 2003 Plan, the period of restriction for restricted stock granted pursuant to that Plan is five years. The Compensation and Personnel Committee may determine that a Director, whose service from the Board is terminated, has fulfilled the purpose for which the grant of restricted stock was made and lift the restriction for all or a portion of restricted stock or unit grants. Time and form of payment for outstanding restricted stock and restricted stock units, and awards received after 2004, as well as elections to have the cash retainer deferred after 2004, have been modified, with the consent of each Director, to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). Section 409A is an Internal Revenue Code section that deals specifically with non-qualified deferred compensation plans and provides requirements and rules for timing of deferrals and distributions under those plans.

ITT reimburses Directors for expenses they incur to travel to and from Board, Committee and shareholder meetings and for other Company-business related expenses (including travel expenses of spouses if they are specifically invited to attend an event for appropriate business purposes). Such travel may include use of the Company aircraft, if available and approved in advance by the Chairman of the Board and Chief Executive Officer. Director airfare is reimbursed at no greater than first-class travel rates.

Indemnification and Insurance.  As permitted by its By-laws, ITT indemnifies its Directors to the full extent permitted by law and maintains insurance to protect the Directors from liabilities, including certain instances where it could not otherwise indemnify them. All Directors are covered under a non-contributory group accidental death and dismemberment policy that provides each of them with $750,000 of coverage. They may elect to purchase additional coverage under that policy. Non-Management Directors also may elect to participate in an optional non-contributory group life insurance plan that provides $100,000 of coverage.

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and the Report should not be deemed filed or incorporated by reference into any other previous or future filings by the Company under the Securities Act of 1933 or the Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

Role of the Audit Committee.  The Audit Committee of the Board of Directors provides oversight on matters relating to the Company’s financial reporting process and ensures that the Company develops and maintains adequate financial controls and procedures, and monitors compliance with these processes. This includes responsibility for, among other things:

•	determination of qualifications and independence of Deloitte;

•	the appointment, compensation and oversight of Deloitte in preparing or issuing audit reports and related work;

•	review of financial reports and other financial information provided by the Company, its systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements;

•	oversight and review of procedures developed for consideration of accounting, internal accounting controls and auditing-related complaints;

•	review of risk assessment and risk management processes on a company-wide basis; and

•	adoption of and monitoring the implementation and compliance with the Company’s Non-Audit Services Policy.

The Audit Committee also has oversight responsibility for confirming the scope and monitoring the progress and results of internal audits conducted by the Company’s internal auditor. The Audit Committee discussed with the Company’s internal auditors and Deloitte the plans for their respective audits. The Audit Committee met with the internal auditors and Deloitte, with and without management present, and discussed results of their examinations, their evaluation of the Company’s internal controls, and the Company’s financial reporting.

The Company’s management has primary responsibility for the financial statements, including the Company’s system of disclosure and internal controls. The Audit Committee may investigate any matter brought to its attention. In that regard, the Audit Committee has full access to all books, records, facilities and personnel of the Company and the Audit Committee may retain outside counsel, auditors or other independent experts to assist the Committee in performing its responsibilities. Any individual may also bring matters to the Audit Committee confidentially or on an anonymous basis, by submitting the matter in a sealed envelope addressed to the “Audit Committee” to the Secretary who then forwards the sealed envelope to the Audit Committee.

Sarbanes-Oxley Act of 2002 (“SOX”) Compliance.  The Audit Committee has responsibility for monitoring all elements of the Company’s compliance with Sections 302 and 404 of SOX relating to internal control over financial reporting.

Audit Committee Charter.  The Board of Directors has adopted a written charter for the Audit Committee, which the Board and the Audit Committee review, and at least annually update and reaffirm. The Charter sets out the purpose, membership and organization, and key responsibilities of the Audit Committee.

Composition of the Audit Committee.  The Audit Committee comprises five members of the Company’s Board. The Board of Directors has determined that each Audit Committee member meets the independence standards set out in the Audit Committee Charter and Corporate Governance Principles and the requirements of the New York Stock Exchange currently in effect, including the audit committee independence requirements of Rule 10A-3 of the Exchange Act. No member of the Audit Committee has any relationship with the Company that may interfere with the exercise of independence from management and the Company. All members of the Audit Committee, in the business judgment of the full Board of Directors, are financially literate and several have accounting or related financial management expertise.

Regular Review of Financial Statements.  During 2009, the Audit Committee reviewed and discussed the Company’s audited financial statements with management. The Audit Committee, management and Deloitte reviewed and discussed the Company’s unaudited financial statements before the release of each quarter’s earnings report and filing on Form 10-Q, and the Company’s audited financial statements before the annual earnings release and filing on Form 10-K.

Communications with Deloitte.  The Audit Committee has discussed with Deloitte the matters required by SAS No. 114, Communication with Audit Committees (“SAS 114”), as adopted by the PCAOB in Rule 3526T. These discussions included all matters required by SAS 114, including Deloitte’s responsibilities under generally accepted auditing standards in the United States, significant accounting policies and management judgments, the quality of the Company’s accounting principles and accounting estimates. The Audit Committee met privately with Deloitte four times during 2009.

Independence of Deloitte.  Deloitte is directly accountable to the Audit Committee and the Board of Directors. The Audit Committee has received from Deloitte required written disclosures, including a formal written statement, setting out all the relationships between the Company and Deloitte, as adopted by the PCAOB Rule 3526T. The Audit Committee has discussed Deloitte’s independence, any disclosed relationships and the impact of those relationships on Deloitte’s independence.

Recommendation Regarding Annual Report on Form 10-K.  In performing its oversight function with regard to the 2009 financial statements, the Audit Committee relied on financial statements and information prepared by the Company’s management. It also relied on information provided by the internal audit staff as well as Deloitte. The Audit Committee reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2009. Based on these discussions, and the information received and reviewed, the Audit Committee recommended to the Company’s Board of Directors that the financial statements be included in the 2009 Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K).

This report is furnished by the members of the 2009 Audit Committee.

2009 Audit Committee:

Frank T. MacInnis, Chair
Christina A. Gold
Ralph F. Hake
Surya N. Mohapatra
Linda S. Sanford

Compensation Committee Report

The following Report of the Compensation and Personnel Committee does not constitute soliciting material and the Report should not be deemed filed or incorporated by reference into any other previous or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

ITT’s Compensation and Personnel Committee approves and oversees administration of the Company’s executive compensation program and senior leadership development and continuity programs. The Committee’s primary objective is to establish a competitive executive compensation program that clearly links executive compensation to business performance and shareholder return. The Compensation and Personnel Committee considers appropriate risk factors in structuring compensation to discourage unnecessary or excessive risk-taking behaviors and encourage long-term value creation.

Recommendation Regarding Compensation Discussion and Analysis

In performing its oversight function during 2009 with regard to the Compensation Discussion and Analysis prepared by management, the Compensation and Personnel Committee relied on statements and information prepared by the Company’s management. It also relied on information provided by Towers, the compensation consultant to the Committee. The Committee reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on this review and discussion, the Compensation and Personnel Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for 2009 and this Proxy Statement.

This report is furnished by the members of the 2009 Compensation and Personnel Committee.

2009 Compensation and Personnel Committee:

Linda S. Sanford, Chair
Curtis J. Crawford
Ralph F. Hake
Frank T. MacInnis

Equity Compensation Plan Information

The following sets forth information concerning the shares of common stock that may be issued under equity compensation plans as of December 31, 2009.

(c)
Number of Securities
Remaining Available
	(a)		for Future Issuance
	Number of Securities		Under Equity
	to be Issued Upon	(b)	Compensation Plans
	Exercise of	Weighted-Average	(Excluding Securities
	Outstanding Options,	Exercise Price of	Reflected in
	Warrants and Rights	Outstanding Options,	Column (a))
Plan Category	(Thousands)	Warrants and Rights	(Thousands)

Equity Compensation Plans Approved by Security Holders(1)(2)	9,752 (3)	$40.29	3,586 (4)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	9,752	$40.29	3,586

(1)	Equity compensation plans approved by shareholders include the 1994 ITT Incentive Stock Plan, the 1996 Plan, the 2002 ITT Stock Option Plan for Non-Employee Directors and the 2003 Plan.

(2)	Since the approval of the 2003 Plan, no additional awards, including awards of restricted stock, will be granted under the other plans referred to in footnote (1) above. Under the 2003 Plan currently in effect, restricted stock and restricted stock units may be awarded up to a maximum aggregate grant of 300,000 shares or units in any one plan year to any one participant.

(3)	The weighted-average remaining contractual life of the total number of outstanding options was 3.2 years as disclosed in Note 17 to the Consolidated Financial Statements in the Company’s 2009 Form 10-K.

(4)	As of December 31, 2009, the number of full-value shares available for future issuance under the 2003 Plan was approximately 1,736,000, which is included in the 3,586,000 disclosed above.

Compensation Discussion and Analysis

Executive Summary

ITT’s Compensation and Personnel Committee (the “Committee”) approves and oversees administration of the Company’s executive compensation program. In this Compensation Discussion and Analysis, we explain the Committee’s executive compensation philosophy and objectives for each of the Named Executive Officers (“NEOs”), describe all elements of the Company’s executive compensation program, and explain why the Committee selected each compensation element. ITT’s compensation philosophy ties NEO compensation to business performance and share price performance to achieve long-term value creation without undue risk. Three components of executive compensation — annual base salary, annual incentives and long-term incentives — provide the foundation for this program. Additional compensation components, which supplement the foundational components, are also discussed in this Compensation Disclosure and Analysis.

Business Risk and Compensation:  In 2009, as in past years, the Committee evaluated risk factors associated with the Company’s businesses in determining compensation structure and pay practices. The structure of the Board committees facilitates this evaluation and determination. The Chair of the Committee is a member of the Audit Committee and the Audit Committee Chair is a member of the Committee. This membership overlap provides insight and access to the Company’s business risks and affords the Committee the information necessary to consider the impact of those risks on compensation structure and pay practices. Further, enterprise risk is considered and discussed at Board meetings, providing additional important information to the Compensation and Personnel Committee. The Chairman, President and Chief Executive Officer and Chief Financial Officer attend those portions of the Committee meetings at which incentive plan features and design configuration of the Company’s annual and long-term incentive plans are considered and approved.

The Committee structures executive compensation so that unnecessary or excessive risk-taking behavior is discouraged. Total compensation for senior officers is heavily weighted toward long-term compensation consistent with the Company’s compensation philosophy, which is focused on long-term value creation. This weighting discourages behaviors that emphasize short-term risks.

The following table highlights representative compensation components or policies and the relevant risk mitigation factors:

Compensation Component or Policy	Risk Mitigation Factor
Salary	• Based on market rates.

• Provides stability and minimizes incentive for risk-taking behavior.

Annual Incentive Plan (“AIP”)	• Design emphasizes balanced growth.

• AIP components focus on metrics which encourage operating performance and share price appreciation.

• Tailored to meet unique business considerations for Corporate headquarters and groups.

• Individual components and total award are capped.

Long-Term Incentive Awards
• Restricted Stock	• Restricted stock vests after three years.

• Stock Options
•    Stock options vest after three years for senior vice presidents and vest in one-third cumulative annual installments after the first, second and third anniversary of the grant date for other optionees. Options awarded in 2010 and options awarded prior to 2005 expire ten years after the grant date. Options awarded between 2005 and 2009 expire seven years after the grant date. The three-year vesting threshold and seven and ten-year terms encourage long-term behaviors.

• Total Shareholder Return Awards (“TSR”)	• Based on three-year share price performance. Encourages behaviors focused on long-term goals and discourages behaviors focused on short-term risks.

Perquisites	Limited perquisites based on competitive market data.

Severance and Pension benefits	Severance and pension benefits in line with competitive market data.

Clawback Policy	Provides mechanism for senior executive compensation recapture in certain situations involving fraud or willful misconduct.

Compensation Component or Policy	Risk Mitigation Factor
Officer Share Ownership Guidelines	Requires ownership of Company shares or share equivalents up to 5x base salary, depending on the level of the officer (discussed on pages 4-5). Share ownership guidelines align executive and shareholder interests.

Outside Compensation Consultant:  In 2009, the Committee retained Towers as its outside compensation consultant (the “Compensation Consultant”). The Compensation Consultant’s engagement leader provided objective, expert analyses, assessments, research and recommendations for executive and non-executive employee compensation programs, incentives, perquisites, and standards. In this capacity, the Compensation Consultant provided services that related solely to work performed for and at the direction of the Committee including analysis of material prepared by the Company for the Committee’s review. The Company’s human resources, finance and legal departments supported the work of the Committee, provided information, answered questions and responded to requests. Additionally, the Compensation Consultant provided analyses to the Nominating and Governance Committee and the full Board of Directors on Non-Management Director compensation. Towers also provided other services to the Company during 2009.

Fees for Compensation Consultant:

Services performed that related solely to work performed for, and at the direction of, the Committee or analyses of documents prepared by management for the Committee’s review during 2009:	$301,813

Other services performed for the Company during 2009:	$1,561,917

In 2009, other non-executive compensation consulting services and advice relating to employee compensation and programs, health care and benefits were provided to the Company by an affiliate of Towers. The decision to engage Towers for non-executive compensation and benefits consulting services was made by management and was not approved by the Committee or the Board.

The Compensation Consultant’s engagement leader reported directly to the Committee and had no involvement with any other work that Towers performed for the Company. The Committee annually reviewed the Compensation Consultant’s independence and engaged in such a review in 2009. The Committee has sole authority to retain and terminate the Compensation Consultant. In 2010, the Committee retained Pay Governance LLC, a consulting firm formed by a former partner of Towers as its Compensation Consultant. In 2010, the Nominating and Governance Committee also retained Pay Governance LLC as its consultant to assist it with a review of compensation for Non-Management Directors.

OUR EXECUTIVE COMPENSATION PROGRAM

Overall compensation policies and programs.  In 2009, as in past years, the Committee looked to competitive market compensation data for companies comparable to ITT to establish overall polices and programs that address executive compensation, benefits and perquisites. This included analyses of the Compensation Data Bank (“CDB”) information provided by the Compensation Consultant. The analyses used a sample of 165 companies from the S&P® Industrials Composite that were available in the CDB. The compensation data from these companies were evaluated by the Compensation Consultant for differences in scope of operation as measured by annual revenue. Appendix A to this Proxy Statement lists the sample of companies from the S&P® Industrials Composite that were used in the CDB analyses.) The Committee believes that companies in the S&P® Industrials Composite most closely reflect the labor market in which ITT competes for talent.

The Company’s senior executives have responsibility for administering the executive compensation program and making recommendations to the Committee regarding executive compensation actions and incentive awards. The Committee reviewed each compensation element for the Chief Executive Officer and other NEOs, and made the final determination regarding executive compensation for these officers using the processes described in this Compensation Discussion and Analysis. All decisions with respect to compensation for Steven R. Loranger, Chairman, President and Chief Executive Officer were made by the Committee. The Committee believes the Company’s compensation programs reflect the Company’s overarching business rationale and are designed to be reasonable, fair, fully disclosed, and consistently aligned with long-term value creation. The Committee further believes this compensation philosophy encourages individual and group behaviors that balance risk and reward and assist the Company in achieving steady, continuous growth.

Individual executive positions.  The Company’s senior management positions, including each of its NEO positions, were compared to positions with similar attributes and responsibilities based on the CDB information. This information was used to provide a dollar value for annual base salary, annual incentives and long-term incentives. The Committee used the CDB, along with other qualitative information, in making its determination of target and actual compensation provided to each of the Company’s NEOs. The Committee generally targeted total compensation and each compensation component at the competitive median of the CDB peer group, but may consider deviations from the competitive median depending on a position’s strategic value, the Company’s objectives and strategies, and individual experience and performance in the position. The Committee may, but is not required to consider, prior year’s compensation including short-term or long-term incentive payouts, restricted stock vesting or option exercises in compensation decisions for the NEOs.

Our compensation cycle.  Compensation is reviewed in detail every year during the first quarter. This review includes:

•	Annual performance reviews for the prior year

•	Base salary merit increases — normally established in March

•	Annual Incentive Plan (“AIP”) target awards

•	Long-term incentive target awards (including stock options, restricted stock and total shareholder return (“TSR”) awards)

The actual award date of stock option, restricted stock and target TSR awards is determined by the date on which the Committee approves these awards. In recent years, this date has been in March. Restricted stock and stock option award recipients receive communication of the award as soon as reasonably practical after the grant date of the award. The Committee reviewed and assessed the performance of the Company’s NEOs during 2009. The Committee will continue to review and assess the performance of the Chief Executive Officer and all senior executives and authorize salary actions it believes are appropriate, commensurate with relevant competitive data and the approved salary program.

Qualitative considerations.  The Company considers qualitative performance factors in addition to the quantitative measures discussed in this Compensation Discussion and Analysis. While there is no formal weighting of qualitative factors, the following factors may be considered important in making compensation decisions:

•	Build and sustain a strong ethical culture rooted in the Company’s values

•	Win in the new economy

•	Improve talent development and succession planning effectiveness

•	Deliver business impact through strategic information technology initiatives

•	Execute ITT’s Inclusion and Diversity Strategic Plan

Compensation Program Objectives

The following sections, including material supplied in tabular form, provide more information about our compensation program, and our objectives, general principles and specific approaches.

How We Achieve Our Objectives
Objective	General Principle	Specific Approach

Attract and keep well-rounded, capable leaders	Design our executive compensation program to attract, reward and retain capable executives. Provide incentives that reward and retain employees. Design total executive compensation to provide a competitive balance of salary, short-term and long-term incentive compensation.	The Company’s overarching philosophy is to target total compensation at the competitive median of the Compensation Consultant’s data from its CDB. We consider total compensation (salary plus short-term and long-term compensation) when determining each component of the NEO’s compensation.

Use compensation elements that fit the Company’s short-term and long-term operating and strategic goals to reward employees	In addition to salary, we include short-term and long-term performance incentives.	We believe short-term and long-term performance-based incentives focus executive behavior on annual performance and operating goals, as well as long-term stock price performance, total shareholder return and long-term value creation.

Provide a clear link between at-risk compensation and business performance.	We believe the measures of performance in our compensation programs must be aligned with measures key to the success of our businesses. If our businesses succeed, our shareholders will benefit.	The strong link between compensation and performance is intended to provide incentives for achieving performance and business objectives and increasing the long-term value of the Company’s stock. If performance goals are not met, at-risk compensation is reduced or not paid.

Structure compensation so that executives with greater levels of responsibility have more at-risk compensation.	As executives move to greater levels of responsibility, the proportion of compensation at risk, whether through annual incentive plans or long-term incentive programs, increases in relation to the increased level of responsibility.	NEO compensation is structured so that a substantial portion of compensation is at risk. The Committee considered allocation of short-term and long-term compensation, cash and non-cash compensation and different forms of non-cash compensation for NEOs based on its assessment of the proper compensation balance needed to achieve the Company’s short-term and long-term goals. The Compensation Consultant compiled and analyzed data that the Committee considered in weighting compensation components for each of the NEOs.

Tie short-term executive compensation to specific business objectives.	Our AIP sets out short-term performance components.	The AIP performance components are designed to further the Company’s total enterprise and individual business segment objectives. If specific short-term performance goals are met, cash payments that reflect corporate headquarters, business segment and individual performance may be awarded.

Tie long-term executive compensation to increasing shareholder return.	Our long-term incentive award programs link executive compensation to increases in shareholder return or relative shareholder return against industrial peers.	Long-term executive compensation is comprised of restricted stock, stock options and cash payments tied to the achievement of three-year total shareholder return.

How We Achieve Our Objectives
Objective	General Principle	Specific Approach
Provide reasonable and competitive benefits and perquisites.	Make sure that other employee benefits, including perquisites, are reasonable in the context of a competitive compensation program.	NEOs participate in many of the same benefit plans with the same benefit plan terms as other employees. Certain other benefit plans are available to NEOs and described more fully on page 59. Perquisites provided to NEOs are designed to be consistent with competitive practice. The Compensation Consultant provides survey data on perquisites to the Committee. Mr. Loranger has a Special Pension Arrangement discussed on page 65 of this Proxy Statement.

Primary Compensation Components

The following sections, including information supplied in tabular form, provide information about Base Salary, the AIP and Long-Term Incentive Target Awards.

BASE SALARY

General Principle	Specific Approach
A competitive salary provides a necessary element of stability.	Salary levels reflect comparable salary levels based on survey data provided by the Compensation Consultant.

Base salary should recognize individual performance, market value of a position and the incumbent’s experience, responsibilities, contribution to the Company and growth in his or her role.	Merit increases are based on overall performance and relative competitive market position.

AIP

General Principle	Specific Approach
The Company’s AIP award recognizes contributions to the year’s results and is determined by performance against specific premier metrics on the individual business segment and enterprise level, as well as qualitative factors, as described in more detail on page 47.
The AIP focuses on operating performance, targeting premier metrics considered predictive of top-ranking operating performance. 2009 AIP targets were established based on these five internal premier performance metrics

•   return on invested capital,

•   cash flow (free cash flow for Corporate),

•   organic revenue,

•   margin rate (as applicable to non-defense businesses), and

•   earnings per share performance.

Structure AIP target awards to achieve competitive compensation levels when targeted performance results are achieved. Use objective formulas to establish potential AIP performance awards. Above market performance will result in a payout above target.	The Company’s AIP provides for an annual cash payment to participating executives established as a target percentage of base salary, adjusted to reflect annual performance measures. AIP target awards are set with reference to the median of competitive practice based on the CDB. The actual AIP award is based on performance against metrics with an opportunity for the Committee to approve negative discretionary adjustments with respect to NEOs.

LONG-TERM INCENTIVE TARGET AWARDS

General Principle	Specific Approach
Design long-term incentives for NEOs to link success in the creation of shareholder value over time.	The Committee believes that long-term incentives directly reward NEOs for success in the creation of long-term value creation and enhanced total shareholder return. The Committee employed four considerations in designing the long-term incentive award program:

•   alignment of executive interests with shareholder interests,

•   a multi-year plan that balances short-term and long-term decision-making,

•   long-term awards included as part of a competitive total compensation package, and

•   retention.

For NEOs, long-term equity-based incentives should recognize current performance as well as the expectation of future contributions.	Grant restricted stock and stock options to link executive compensation to absolute share price performance. Grant long-term incentive plan awards to provide a link to the Company’s total shareholder return relative to the S&P® Industrials Index.

Review award programs annually to provide for regular assessment.	As part of its annual compensation review, the Committee determines long-term incentive award program components, the percentage weight of each component, and long-term award target amounts.

Use competitive market survey data provided by the Compensation Consultant from a sample of S&P® Industrial Composite companies in selecting long-term components designed to advance the Company’s long-term business goals as well as determining competitive target amounts.	In 2009, the Committee and management used competitive market data for each of the NEO positions to determine the 2009 long-term award value for each NEO.

Balance absolute share price return and relative share price return.	The Committee balanced long-term awards equally between awards designed to encourage relative share price increase and awards designed to encourage absolute share price performance. More information on this allocation is provided on pages 50 to 51.

Consider individual contributions and business performance in determining awards.	Specific target awards are set out in the Grants of Plan-Based Awards table on page 62.

OVERVIEW OF THE AIP AND LONG-TERM INCENTIVE TARGET AWARDS

Establishing AIP Performance

The 2009 AIP format is designed to consider internal business achievements. For 2009, NEOs include officers from the Fluid Technology, Motion & Flow Control and Defense and Information Solutions business segments, as well as Corporate headquarters.

For NEOs, the Final AIP Award is calculated as follows:

Internal Performance Metrics Award x Discretionary Adjustment up to 20% (negative adjustment only for NEOs) = Final AIP Award

Internal Premier Performance Metrics

The Committee studied past and projected earnings per share and other performance measures of comparable multi-industry peers. Six multi-industry companies were identified as “premier” based on their rankings in the top quartile of the majority of the quantitative metrics evaluated. These six companies are as follows:

3M Co.	General Electric Co.
United Technologies Corp.	Emerson Electric Co.
Illinois Tool Works, Inc.	Danaher Corp.

Based on an analysis of these premier companies, the Company identified the following five internal premier performance metrics as most closely predictive of top-ranking operating performance:

Premier Performance Metric	Why this metric
• organic revenue • margin rate (as applicable to non-defense businesses) • cash flow (free cash flow for Corporate)
Organic revenue, margin rate and cash flow reflect the Company’s emphasis on organic growth as well as cash flow generation.

Organic revenue is defined as reported GAAP sales and revenues excluding the impact of foreign currency fluctuations and contributions from acquisitions and divestitures (for the first 12 months). The Company’s definition of organic revenue may not be comparable to similar measures utilized by other companies. Organic revenue and margin rate are based on the local currency exchange. The Company utilizes organic revenue to measure, evaluate and manage the Company’s revenue performance.

Free cash flow is defined as GAAP net cash-operating activities less capital expenditures and other special items. Free cash flow should not be considered a substitute for income or cash flow data prepared in accordance with GAAP. The Company’s definition of free cash flow may not be comparable to similar measures utilized by other companies. Management believes that free cash flow is an important measure of performance and it is utilized as one measure of the Company’s ability to generate cash.

• return on invested capital (“ROIC”)	The Committee considers ROIC to be an easily understood measurement of capital utilization in the Company’s businesses and a key element of premier performance. The percentage weighting allocated to ROIC reflects the Company’s view of the importance of ROIC in overall performance.

• earnings per share (“EPS”) performance	The Committee believes that EPS performance is an appropriate measure of the Company’s total performance and employed the ITT EPS performance metric to encourage focus on the achievement of premier earnings performance for the overall Company.

Internal performance metrics are weighted to represent operational goals. In order to encourage focus on total Company performance, earnings per share performance across the enterprise represented 40% of the overall performance metrics for the Company’s 2009 AIP at the Corporate headquarters level as well as 40% of the overall performance metrics for the business segments.

2009 Internal Performance Metrics Weights

	Fluid Technology and	Defense and
2009 Metrics	Motion & Flow Control	Information Solutions	Corporate
Margin Rate	18%	—	—

Organic Revenue	12%	18%	—

Cash Flow (Free Cash Flow for Corporate)	18%	18%	30%

ROIC	12%	24%	30%

EPS Performance	40%		40%

2009 Internal Performance Metric Attainment vs. Payout %

We pay for AIP performance that clearly demonstrates substantial achievement of plan goals. In order to achieve any AIP payout, overall performance versus plan must meet or exceed an 85% threshold performance level for all metrics except earnings per share performance (as described in the charts below). The ITT EPS payout ranges between 20% and 200% and is based on EPS performance of $3.65 to provide a 100% payout. Due to the uncertainty with respect to the 2009 economic conditions, earnings per share performance was difficult to predict. The Company adopted metrics to provide appropriate incentives to maximize earnings per share in an economic downturn. Results are interpolated for performance between 20% and 200%.

Earnings Per Share Performance	$2.85	$3.65	$4.00	$4.40

Earnings Per Share Payout %	20%	100%	180%	200%

We established strong incentives for margin rate performance and set aggressive goals for other metrics.

2009 Attainment/Payout %
	Margin Rate			All Other Metrics
Performance Percentage	85%	100%	110%	85%	100%	120%

Payout Percentage	50%	100%	200%	50%	100%	200%

In 2009, each performance component of the AIP as well as the overall AIP award was capped at 200%.

AIP Performance Targets

The Committee and management established separate 2009 AIP performance targets for employees in each business segment and for employees in ITT Corporate headquarters based on the applicable internal premier performance metrics and the Company’s approved annual operating plan, taking into consideration the Company’s aspirational business goals. Successful attainment of both qualitative factors and quantitative factors (on page 42 and pages 47 to 48 of the Proxy Statement) are achievable only if the businesses and the individual NEO perform at target levels. The Company’s NEOs include executives at the Corporate headquarters and the Fluid Technology, Motion & Flow Control and the Defense and Information Solutions business segments. The 2009 targets for EPS performance, free cash flow performance for the Company, margin rate performance for Fluid Technology and Motion & Flow Control, and organic revenue performance targets for the Defense, Fluid Technology and Motion & Flow Control segments are described below:

Metric (all $ amounts in millions other than earnings per share performance)	Performance Target at 100% Payment
Total Company

EPS	$3.65

Free Cash Flow	$640.0

Fluid Technology

Organic Revenue	$3,218.0

Margin Rate	13.90%

Motion & Flow Control

Organic Revenue	$1,214.7

Margin Rate	12.90%

Defense and Information Solutions

Organic Revenue	$6,600.0

Remaining Performance Targets: We set the remaining performance targets, including ROIC and segment quarterly operating cash flow, at challenging levels that are consistent with our long-term premier targets and designed to meet high shareholder expectations. We consider these levels difficult to attain.

The Company eliminated an external premier performance metric, a component of the 2008 Annual Incentive Plan design, due to the uncertain economic climate. The Company believed that the economic crisis increased the possibility of earnings volatility and reduced the likelihood of meaningful performance comparisons between the Company and other multi-industry companies.

Specific Internal Metrics for Mr. Loranger

All elements of compensation for Mr. Loranger are reviewed by the Committee. Mr. Loranger participates in the AIP described above. In 2009, with respect to Mr. Loranger, the Committee determined and considered the three quantifiable goals related to free cash flow, ROIC and EPS performance. Free cash flow and EPS performance goals are provided below. ROIC goals were set at challenging levels that were considered difficult to attain.

Metric (all $ amounts in millions other than earnings per share performance)	Goal	2009 Performance
Free Cash Flow	$640.0	$926.1

EPS Performance	$3.65	$3.78

In addition, five qualitative business goals were considered for Mr. Loranger:

•	Build and sustain a strong ethical culture rooted in the Company’s values

•	Win in the new economy

•	Improve talent development and succession planning effectiveness

•	Deliver business impact through strategic information technology initiatives

•	Execute ITT’s Inclusion and Diversity Strategic Plan

Mr. Loranger’s progress in meeting these goals is regularly reviewed during the year. Mr. Loranger substantially met most of the Committee’s expectations with respect to these quantitative and qualitative goals. Mr. Loranger exceeded his goals for Free Cash Flow and EPS Performance but was a slightly below his goal for ROIC.

For NEOs in Corporate headquarters and the Fluid Technology, Motion & Flow Control and Defense and Information Solutions business segments, the AIP potential payment was determined as follows:

Weighting of AIP Performance Components — Corporate
(for each Named Executive Officer in Corporate Headquarters)

	Target Award		Return on
	Percentage		Invested	ITT EPS	Free Cash
	of		Capital	Performance	Flow	Total Corporate
Named Executive Officer	Base Salary		(a)	(b)	(c)	Performance
Steven R. Loranger	130	%(1)	30%	40%	30%	a+b+c

Denise L. Ramos	85%		30%	40%	30%	a+b+c

Scott A. Crum	70%		30%	40%	30%	a+b+c

(1)	Mr. Loranger’s target award percentage of base salary reflects his contributions to the overall enterprise, as determined by the Committee.

Weighting of AIP Performance Components — Business Segments
(for each Named Executive Officer in the Fluid Technology, Motion & Flow Control and
Defense and Information Solutions Business Segments)

		Return on	Organic
	Target Award	Invested	Operating	Organic	Operating		EPS	Total
	Percentage of	Capital	Margin	Revenue	Cash Flow	Segment Perf.	Performance	Segment
Named Executive Officer	Base Salary	(d)	(e)	(f)	(g)	(h)	(i)	Perf.
Gretchen W. McClain(1)	80%	12%	18%	12%	18%	(d+e+f+g)	40%	h + i

David F. Melcher	70%	24%	—	18%	18%	(d+f+g)	40%	h + i

(1)	Ms. McClain is the President of Fluid and Motion Control, and oversees the Fluid Technology and Motion & Flow Control business segments. Ms. McClain’s AIP payment is based on a proportional determination of ROIC, revenue margin, and cash flow performance for the Fluid Technology and Motion & Flow Control business segments.

2009 AIP Awards Paid in 2010

On March 5, 2010, the Committee determined the 2009 AIP awards for the Chief Executive Officer and the other NEOs. As permitted by the 1997 Annual Incentive Plan for Executive Officers (the “Plan”), the Committee excluded the impact of acquisitions, dispositions and other special items in computing AIP performance relating to AIP targets, which also excluded these items. The Committee slightly reduced the annual incentive performance awards for Mr. Loranger, Ms. Ramos, Mr. Melcher and Mr. Crum in recognition of the current economic environment. The Committee also recognized the strong performance of the Fluid Technology and Motion & Flow Control business segments in a very difficult commercial business environment. The Committee awarded Ms. McClain a discretionary bonus award of $61,000 outside of the Plan in recognition of her exceptional leadership in a challenging economic environment. The Committee met privately, without any members of management present, and set Mr. Loranger’s 2009 AIP award at $1,909,700.

Named Executive Officers	AIP 2009 Awards ($)
Steven R. Loranger	1,909,700

Denise L. Ramos	596,700

Gretchen W. McClain	474,600

David F. Melcher	386,750

Scott A. Crum	345,800

2009 AIP Awards for NEOs are also included in the Summary Compensation Table on page 60.

Performance targets for the ITT Corporation 2010 AIP have not yet been established, but the Committee anticipates structuring the 2010 AIP formula to incorporate recognition of the importance of collaboration and overall Company performance.

Long-Term Incentive Awards Program

The Company’s long-term incentive awards component for senior executives has three subcomponents, each of which directly ties long-term compensation to long-term value creation and shareholder return:

•	restricted stock awards,

•	non-qualified stock option awards, and

•	TSR, a target cash award that directly links the Company’s three-year total shareholder return performance to the performance of companies in the S&P® Industrial Index on a relative basis.

Allocation of Long-Term Incentive Components

The 2009 Long-Term Incentive Program Awards are allocated as follows: 1/3 TSR calculated at target payment amount; 1/3 non-qualified stock options calculated at the fair value of the non-qualified options; and 1/3 restricted stock calculated at fair value.

2009 Long — Term Incentive Program

Restricted Stock Subcomponent

Grants of restricted stock provide NEOs with stock ownership of unrestricted shares after the restriction lapses. NEOs received restricted stock awards because, in the judgment of the Committee and based on management recommendations, these individuals are in positions most likely to assist in the achievement of the Company’s long-term value creation goals and to create shareholder value over time. The Committee reviews all proposed grants of shares of restricted stock for executive officers prior to the awards, including awards based on performance, retention-based awards and awards contemplated for new employees as part of their offer of employment.

Key elements of the restricted stock program are:

•	Holders of restricted stock have the right to receive dividends and vote the shares during the restriction period.

•	Restricted stock generally is subject to a three-year restriction period.

•	If an acceleration event occurs (as described on pages 78 to 80 of this Proxy Statement) the restricted stock vests in full.

•	If an employee leaves the Company prior to vesting, whether through resignation or termination for cause, the restricted stock is forfeited.

•	If an employee dies or becomes disabled, the restricted stock vests in full.

•	If an employee retires or is terminated other than for cause, a pro-rata portion of the restricted stock award vests.

In certain cases, such as for new hires or to facilitate retention, selected employees may receive restricted stock subject to different vesting terms as determined by the Committee.

Non-Qualified Stock Options Subcomponent

Non-qualified stock options permit optionees to buy Company stock in the future at a price equal to the stock’s value (exercise price) on the date the option was granted. Non-qualified stock option terms were selected after the Committee’s review and assessment of the Compensation Consultant CDB and consideration of terms best suited to the Company.

For NEOs, non-qualified stock options do not vest until three years after the award date. This delayed vesting is referred to as three-year cliff vesting. This vesting schedule prohibits early option exercises, notwithstanding share price appreciation, and focuses senior executives on the Company’s long-term value creation goals.

In 2009, the fair value of stock options granted under the employee stock option program was calculated using a binomial lattice valuation model. The Committee considered this a preferred model since the model can incorporate multiple and variable assumptions over time, including assumptions such as employee exercise patterns, stock price volatility and changes in dividends.

Key elements of the non-qualified stock option program are:

•	The option exercise price of stock options awarded is the NYSE closing price of the Company’s common stock on the date the award is approved by the Committee.

•	For options granted to new executives, the option exercise price of approved stock option awards is the closing price on the grant date, generally the day following the first day of employment.

•	Options cannot be exercised prior to vesting.

•	Three-year cliff vesting is required for executives at the level of senior vice president or above.

•	If an acceleration event occurs (as described on pages 78 to 80 of this Proxy Statement) the stock option award vests in full.

•	Options awarded in 2010 and prior to 2005 expire ten years after the grant date. Options awarded between 2005 and 2009 expire seven years after the grant date. The seven-year expiration period was extended to ten years for options granted in 2010 based on a review of competitive market practices.

•	If an employee is terminated for cause, vested and unvested portions of the options expire on the date of termination.

•	The 2003 Plan prohibits exchanging of stock options and stock appreciation rights which are priced below the prevailing market price with lower-priced stock options or stock appreciation rights.

•	There may be adjustments to the term of the option if an employee’s tenure with the Company is terminated due to death, disability, retirement or termination other than for cause. Any post-employment exercise period, however, cannot exceed the original expiration date of the option. If employment is terminated due to an acceleration event or because the option holder believes in good faith that he or she would be unable to discharge his or her duties effectively after the acceleration event, the option expires on the earlier of the date seven months after the acceleration event or the normal expiration date.

Currently, no individual may receive more than 600,000 options in any one Plan year.

Why both restricted stock and stock options:  A balanced award of restricted stock and non-qualified stock options provides a combination of incentives for absolute share price appreciation. The following table provides an overview of some of the main characteristics of restricted stock and non-qualified stock options.

Restricted Stock	Non-qualified Stock Options
A restricted stock award is a grant of Company stock, subject to certain vesting restrictions.	Non-qualified stock options provide the opportunity to purchase Company stock at a specified price called the “exercise price” at a future date.

Holders of restricted stock, as shareholders of the Company, are entitled to vote the shares and receive dividends prior to vesting.	Stock option holders do not receive dividends on shares underlying options and cannot vote their shares.

Because of its characteristics, restricted stock increases employee focus on activities that lead to greater cash generation for dividends in addition to share price appreciation.	Non-qualified stock options increase focus on activities primarily related to absolute share price appreciation.

Restricted stock has intrinsic value on the day it is received and retains some realizable value even if the share price declines during the restriction period. Since it does not expire, restricted stock provides strong employee retention value even after it has vested.	The Company’s non-qualified stock options expire ten or seven years after their grant date depending on the year of award. They provide less retention value than restricted stock since stock options have realizable value only if the share price appreciates over the option exercise price before the options expire. If the value of the Company’s stock increases and the optionee exercises his or her option to buy at the exercise price, the optionee receives a gain in value equal to the difference between the option exercise price and the price of the stock on the exercise date. If the value of the Company’s stock fails to increase or declines, the stock option award has no realizable value.

The Committee has selected vesting terms for restricted stock and stock options based on the Committee’s review and assessment of the Compensation Consultant’s CDB, as well as the Committee’s view of the vesting terms appropriate for the Company.

Total Shareholder Return (TSR) Awards Subcomponent

The following table describes some of the main features of TSR awards and describes how the Committee considers those features as it determines TSR awards.

Feature	Implementation
TSR rewards comparative share price appreciation relative to that of the S&P® Industrials Index.	The Committee, at its discretion, determines the size and frequency of TSR awards, performance measures and performance goals, in addition to performance periods. In determining the size of TSR awards for executives, the Committee considers the comparative data provided by the Compensation Consultant and the Company’s internal desired growth in share price. The Company’s TSR awards provided to NEOs are generally based on a participant’s position, competitive market data, individual performance and anticipated potential contributions to the Company’s long-term goals.

Three-year performance period.	A three-year TSR performance period encourages behaviors and performance geared to the Company’s long-term goals and, in the view of the Committee, discourages behaviors that might distract from the three-year period focus. The three-year performance period is consistent with Company’s business cycle because it allows sufficient time for focus on long-term goals and mutes market swings not based on performance. The three-year performance period is also somewhat independent of short-term market cycles.

Performance measurement and award frequency.	The Company’s performance for purposes of the TSR awards is measured by comparing the average stock price over the trading days in the month of December immediately prior to the start of the TSR three-year performance period to the average stock price over the trading days in the last month of the three-year cycle as well as dividend yields and other forms of shareholder return.

TSR awards are expressed as target cash awards and paid in cash.	Cash awards compensate relative performance while reducing share dilution.

Components of TSR.	The Committee considered the components of a measurable return of value to shareholders, reviewed peer practices and received input from the Compensation Consultant. Based on that review the Committee determined that the most significant factors to measure return of value to shareholders were:
• dividend yields,
• cumulative relative change in stock price, and
• extraordinary shareholder payouts.

TSR calculation.	TSR = the sum of 1) dividends paid and reinvested and any other extraordinary shareholder payouts during the three-year performance period and 2) the cumulative change in stock price from the beginning to the end of the performance period as a percentage of beginning stock price.

Amount of TSR awards:  The Committee considers individual and business performance and competitive market data in determining TSR awards.

Key elements of the long-term incentive plan under which TSR awards are granted include:

•	If a participant’s employment terminates before the end of the three-year performance period, the award is forfeited except in two cases. If a participant dies or becomes disabled, the TSR award vests in full and payment, if any, is made according to its original terms. Vesting in full in the case of death or disability reflects the inability of the participant to control the triggering event and is consistent with benefit plan provisions related to death and disability.

•	If a participant retires or is terminated by the Company other than for cause, a pro-rata payout, if any, is provided based on the number of full months of employment divided by thirty-six months (the term of the three-year TSR). This pro-rated payout, if any, is provided because it reflects the participant’s service during the pro-rated period.

•	The Company’s performance for purposes of the TSR awards is measured by comparing the average stock price performance over the trading days in the month of December immediately prior to the start of the TSR three-year performance period to the average stock price performance over the trading days in the last month of the three-year cycle. (For example, trading days in the month of December 2009 are used as a base for 2010 TSR awards, which will be measured from January 1, 2010 to December 31, 2012).

•	Payment, if any, of target cash awards generally will be made following the end of the applicable three-year performance period and will be based on the Company’s performance measured against the total shareholder return performance of industrial companies in the S&P® 500.

•	Subject to the provisions of Section 409A, in the event of an acceleration event in a change of control (described on pages 78 to 80 of this Proxy Statement), outstanding TSR awards prior to the 2009 awards are immediately paid in a lump sum at 200% because participants no longer have the ability to affect the Company’s performance over the TSR performance period. Beginning with the 2009 TSR awards, in the event of a change of control, a pro-rata portion of outstanding awards will be paid through the date of the change of control based on actual performance and the balance of the award will be paid at target (100%). Such payments are subject to the provisions of Section 409A. There may be up to three outstanding TSR awards at any time.

•	Performance goals for the applicable TSR performance period are established in writing no later than ninety days after the beginning of the applicable performance period.

Performance Goals and Payments for the TSR:  Individual targets for the NEOs are provided in the 2009 Grants of Plan Based Awards table on page 62 of this Proxy Statement. Payouts, if any, are based on a non-discretionary formula and interpolated for values between the 35th and 80th percentile performance. The following performance goals were established for TSR awards for the performance period January 1, 2007 through December 31, 2009:

If Company’s Total Shareholder Return Rank Against the
Companies that Comprise the S&P®	Payout Factor
Industrials Index is	(% of Target Award)

less than the 35th percentile	0%
at the 35th percentile	50%
at the 50th percentile	100%
at the 80th percentile or more	200%

The Committee has determined that median level performance should be paid at the mid-point; performance below the 35th percentile should receive zero and performance at or above the 80th percentile, reflecting exceptional relative total shareholder return, should be paid at 200% of the target award. The Committee felt these breakpoints were properly motivational, and rewarded the desired behavior.

Total Shareholder Return for the Company for the January 1, 2007 — December 31, 2009 Performance Period	The Company achieved a 56.39 percentile ranking among the S&P® Industrials during the performance period resulting in a 121.3% payment, as calculated for each company in the S&P® Industrials Index for this performance period.

For TSR awards for the performance period January 1, 2007 through December 31, 2009, Mr. Loranger, Ms. Ramos, Ms. McClain, and Mr. Crum received payments of $2,596,055, $667,211, $545,900, and $409,425, respectively, on January 28, 2010, as described in the 2009 Option Exercises and Stock Vested table on page 70. Mr. Loranger also received a payment of $1,043,275 for his phantom 2007 TSR award. Mr. Melcher did not receive a TSR payment for the performance period January 1, 2007 through December 31, 2009 as Mr. Melcher was first employed by the Company in August of 2008.

2010 Long-Term Incentive Awards

The following table describes the 2010 long-term incentive awards for the NEOs.

	TSR	Non-Qualified
	(Target Cash	Stock Option	Restricted Stock
Named Executive	Award)	Award	Award
Officer	$	# Options	# Shares
Steven R. Loranger	1,980,000	132,265	41,267

Denise L. Ramos	400,000	26,721	8,337

Gretchen W. McClain	360,000	24,049	7,503

David F. Melcher	360,000	24,049	7,503

Scott A. Crum	220,000	14,697	4,585

Recoupment Policy:  In 2008, the Company, upon the recommendation of the Compensation and Personnel Committee, adopted a policy that provides for recoupment of performance-based compensation if the Board of Directors determines that a senior executive has engaged in fraud or willful misconduct that caused or otherwise contributed to the need for a material restatement of the Company’s financial results. In such a situation, the Board will review all performance-based compensation awarded to or earned by that senior executive on the basis of performance during fiscal periods materially affected by the restatement. This would include annual cash incentive/bonus awards and all forms of equity-based compensation. If, in the Board’s view, the performance-based compensation would have been lower if it had been based on the restated results, the Board will, to the extent permitted by applicable law, seek recoupment from that senior executive of any portion of such performance-based compensation as it deems appropriate after a review of all relevant facts and circumstances. The NEOs are covered by this policy.

Consideration of Material Non-Public Information:  The Company typically closes the window for insiders to trade in the Company’s stock in advance of and immediately following earnings releases and Board and Committee meetings because the Company and insiders may be in possession of material non-public information. The first quarter Committee meeting at which compensation decisions and awards are typically made for employees usually occurs during a Board meeting period, so stock option awards may occur at a time when the Company is in possession of material non-public information. The Committee does not consider the possible possession of material non-public information when it determines the number of non-qualified stock options granted, price of options granted or timing of non-qualified stock options granted. Rather, it uses competitive data, individual performance and retention considerations when it grants non-qualified stock options, restricted stock and TSR awards under the Long-Term Incentive Program.

Non-qualified stock option awards and restricted stock awards granted to NEOs, senior and other executives, and Directors are awarded and priced on the same date as the grant date. The Company may also award non-qualified stock options in the case of the promotion of an existing employee or hiring of a new employee. Again, these non-qualified stock option grants may be made at a time the Company is in possession of material non-public information related to the promotion or the hiring of a new employee or other matters. The Company does not time release of material non-public information for the purpose of affecting the value of executive compensation.

ITT SALARIED INVESTMENT AND SAVINGS PLAN

Most of the Company’s salaried employees who work in the United States participate in the ITT Salaried Investment and Savings Plan, a tax qualified savings plan, which allows employees to contribute to the plan on a before-tax basis and/or on an after-tax basis. The Company makes a floor contribution of 1/2 of 1% of base salary to the plan for all eligible employees and matches employee contributions up to 6% of base salary at the rate of 50%. Participants can elect to have their contributions and those of the Company invested in a broad range of investment funds including ITT stock. Federal law limits the amount of compensation that can be used to determine employee and employer contribution amounts ($245,000 in 2009) to the tax-qualified plan. Accordingly, the Company has established and maintains a non-qualified, unfunded ITT Excess Savings Plan that is discussed in more detail in the narrative to the 2009 Nonqualified Deferred Compensation table on page 75.

POST-EMPLOYMENT COMPENSATION

Salaried Retirement Plan:  Most of the Company’s salaried employees who work in the United States participate in the ITT Salaried Retirement Plan. Under the plan, participants have the option, on an annual basis, to elect to be covered by either a Traditional Pension Plan or a Pension Equity Plan formula for future pension accruals. The ITT Salaried Retirement Plan is a tax-qualified plan, which provides a base of financial security for employees after they cease working. The plan is described in more detail in the narrative related to Pension Benefits on pages 70 to 72 and in the 2009 Pension Benefits table on page 73.

Excess Pension Plans:  Because federal law limits the amount of benefits that can be paid and the amount of compensation that can be recognized under tax-qualified retirement plans, the Company has established and maintains non-qualified, unfunded excess pension plans solely to pay retirement benefits that could not be paid from the ITT Salaried Retirement Plan. Benefits under the excess pension plans are generally paid directly by the Company. These plans were amended, effective December 31, 2008, to make the plans compliant with Section 409A. Participating officers with excess plan benefits had the opportunity to make a one-time election prior to December 31, 2008 to receive their excess benefit earned under the Traditional Pension Plan formula in a single discounted sum payment or as an annuity. An election of a single-sum payment is only effective if the officer meets the requirements for early or normal retirement benefits under the plan; otherwise, the excess benefit earned under the Traditional Pension Plan formula will be paid as an annuity. In the event of a change of control, any excess plan benefit would be immediately payable, subject to any applicable Section 409A restrictions with respect to form and timing of payments, and would be paid in a single discounted sum. The single-sum payment provision provides executives the earliest possible access to the funds in the event of a change of control.

Deferred Compensation Plan:  Our NEOs are also eligible to participate in the ITT Deferred Compensation Plan, which is described in more detail on pages 74 to 76. This plan provides executives an opportunity to defer receipt of between 2% and 90% of any AIP payments they earn. The amount of deferred compensation ultimately received reflects the performance of benchmark investment funds made available under the deferred compensation plan as selected by the executive. Participants in the deferred compensation plan may elect a fund that tracks the performance of ITT common stock. This plan was amended, effective December 31, 2008, to make the plan compliant with Section 409A.

Mr. Loranger’s Non-Qualified Pension Arrangement:  Mr. Loranger’s employment agreement, the “Steven R. Loranger Employment Agreement”, which was amended to comply with Section 409A, as described on pages 63 to 66, provides for a non-qualified pension arrangement if his employment terminates on or after June 28, 2009 or under certain circumstances prior to that date. Mr. Loranger forfeited certain employment benefits, including pension arrangements, when he left his prior employer. The Steven R. Loranger Employment Agreement provides him with a pension arrangement similar to the arrangement he forfeited. Pensions and other post-retirement compensation for the NEOs are discussed in more detail in the 2009 Pension Benefits narrative, table and footnotes on pages 70 to 74, the Potential Post-Employment Compensation Tables and footnotes on pages 80 to 89 and in the compensation arrangements for Mr. Loranger and Ms. Ramos on pages 63 to 67.

SEVERANCE PLAN ARRANGEMENTS

The Company maintains two severance plans for its senior executives — the Senior Executive Severance Pay Plan and the Special Senior Executive Severance Pay Plan. These plans were amended, effective December 31, 2008, to make the plans compliant with Section 409A. The Company’s Senior Executive Severance Pay Plan and Special Senior Executive Severance Pay Plan were originally established in 1984 and are regularly reviewed. The severance plans apply to the Company’s key employees as defined by Section 409A. The Company’s severance plan arrangements are not considered in determining other elements of compensation.

Senior Executive Severance Pay Plan:  The purpose of this plan is to provide a period of transition for senior executives. Senior executives, other than Mr. Loranger, who are U.S. citizens or who are employed in the United States are covered by this plan. The plan generally provides for severance payments if the Company terminates a senior executive’s employment without cause.

The exceptions to severance payment are:

•	the executive terminates his or her own employment,

•	the executive’s employment is terminated for cause,

•	termination occurs after the executive’s normal retirement date, or

•	termination occurs in certain divestiture instances if the executive accepts employment or refuses comparable employment.

No severance is provided for termination for cause, because the Company believes employees terminated for cause should not receive additional compensation. No severance is provided in the case of termination after a normal retirement date because the executive will be eligible for retirement payments under the ITT Salaried Retirement Plan. No severance is provided where an executive accepts or refuses comparable employment because the executive has the opportunity to receive employment income from another party under comparable circumstances.

Ms. Ramos, Ms. McClain and Messrs. Melcher and Crum participate in this plan. Mr. Loranger does not participate in this plan because his severance arrangements, including severance pay and benefits upon termination from the Company, are provided separately under the Steven R. Loranger Employment Agreement described on pages 63 to 66. The Steven R. Loranger Employment

Agreement was negotiated when Mr. Loranger joined the Company and has been amended to comply with Section 409A.

Special Senior Executive Severance Pay Plan:  We also have a Special Senior Executive Severance Pay Plan, which is designed to provide compensation in the case of an acceleration event (defined on pages 78 to 80 of this Proxy Statement) including a change of control. The provisions of this plan are specifically designed to address the inability of senior executives to influence the Company’s future performance after certain change of control events. The Special Senior Executive Severance Pay Plan is structured to encourage executives to act in the best interests of shareholders by providing for certain compensation and retention benefits and payments, including change of control provisions, in the case of an acceleration event.

The purposes of these provisions are to:

•	provide for continuing cohesive operations as executives evaluate a transaction, which, without change of control protection, could be personally adverse to the executive,

•	keep executives focused on preserving value for shareholders,

•	retain key talent in the face of potential transactions, and

•	aid in attracting talented employees in the competitive marketplace.

As discussed above, this plan provides severance benefits for covered executives, including any NEO whose employment is terminated by the Company other than for cause, or where the covered executive terminates his or her employment for good reason within two years after the occurrence of an acceleration event as described below (including a termination due to death or disability) during the two-year period if the covered executive had grounds to resign with good reason and for covered executives whose employment is terminated in contemplation of an acceleration event that ultimately occurs.

The plan is designed to put the executive in the same position, from a compensation and benefits standpoint, as he or she would have been in without the acceleration event. With respect to incentive plan awards, since the executive will no longer have the ability to influence the corporate objectives upon which the awards are based, the plan provides that any AIP awards are paid out at target and TSR awards are paid out at 200% for TSR awards granted before 2009 and 100% for awards granted after that date. Subject to Section 409A, starting with 2009 TSR awards, in the event of an acceleration event in a change of control, outstanding TSR awards made prior to 2009 are immediately paid in a lump sum at 200% of target. Beginning with the 2009 TSR awards, in the event of a change of control, a pro-rata portion of outstanding awards will be paid through the date of the change of control based on actual performance and the balance of the award will be paid at target (100%). More information about the severance plan arrangements are provided on pages 57 to 58 of this Proxy Statement.

Ms. Ramos and Ms. McClain and Messrs. Melcher and Crum participate in the Senior Executive and Special Senior Executive Severance Pay Plans. Mr. Loranger does not participate in the plans because his severance arrangements, including severance pay and benefits upon termination from the Company, are set forth in the Steven R. Loranger Employment Agreement, described on pages 63 to 66, which was negotiated when Mr. Loranger joined the Company.

Change of Control Arrangements:  As described more fully on pages 78 to 80, many of our short-term and long-term incentive plans, severance arrangements and nonqualified deferred compensation plans provide additional or accelerated benefits upon a change of control. Generally, these change of control provisions are intended to put the executive in the same position he or she would have been in had the change of control not occurred. Executives then can focus on preserving value for shareholders when evaluating situations that, without change of control provisions, could be personally adverse to the executive.

EMPLOYEE BENEFITS AND PERQUISITES

Executives, including the NEOs, are eligible to participate in ITT’s broad-based employee benefits program. The program includes a pension program, an investment and savings plan which includes before-tax and after-tax savings features, group medical and dental coverage, group life insurance, group accidental death and dismemberment insurance and other benefit plans. These other benefit plans include short- and long-term disability insurance, long-term care insurance and a flexible spending account plan.

Certain perquisites to the NEOs:  The Company provides only those perquisites that it considers to be reasonable and consistent with competitive practice. Perquisites (which are described more fully on page 61 in the All Other Compensation Table and related narrative) available for NEOs include a car allowance up to $1,300 per month, financial and estate planning, and executive physical examinations. Mr. Loranger’s perquisites are separately discussed on page 65.

CONSIDERATION OF TAX AND ACCOUNTING IMPACTS

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to its Chief Executive Officer and the three other highest-paid NEOs, other than the Chief Financial Officer. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Compensation attributable to awards under the Company’s AIP and long-term incentive program are generally structured to qualify as performance-based compensation under Section 162(m).

However, the Compensation and Personnel Committee realizes that the evaluation of the overall performance of the senior executives cannot be reduced in all cases to a fixed formula. There may be situations in which the prudent use of discretion in determining pay levels is in the best interests of the Company and its shareholders and, therefore, desirable. In those situations where discretion is used, we may structure awards in ways that will not permit them to qualify as performance-based compensation under Section 162(m). The compensation of Mr. Loranger may not be fully deductible under these criteria. However, the Committee does not believe that such loss of deductibility would have any material impact on the financial condition of the Company.

The Company has also agreed to provide a tax gross-up should the NEO’s post-termination compensation be determined to constitute an excess parachute payment.

The Company’s plans are intended to comply with Section 409A, to the extent applicable, and the Company made amendments to the plans during 2008 in this regard. The amendments are described in the sections that follow. While the Company complies with other applicable sections of the Internal Revenue Code with respect to compensation, the Company and the Committee do not consider other tax implications in designing its compensation programs.

Summary Compensation Table

							Change in
							Pension
						Non-	Value &
						Equity	Nonqualified
						Incentive	Deferred
Name & Principal				Stock	Option	Plan	Compensation	All Other
Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
(a)	(b)	($)(c)	($)(d)	($)(e)	($)(f)	($)(g)	($)(h)	($)(i)	($)(j)
Steven R. Loranger	2009	1,130,000	—	3,713,945	1,744,716	1,909,700	4,940,075	406,545	13,844,981
Chief Executive Officer	2008	1,119,615	—	4,806,163	1,499,000	2,534,025	2,508,911	211,125	12,678,839
	2007	1,056,539	—	4,419,247	1,440,253	2,250,000	1,220,271	211,975	10,598,285

Denise L. Ramos	2009	540,000	—	675,272	317,269	596,700	135,414	63,377	2,328,032
Senior Vice President	2008	533,077	150,000	873,838	272,593	870,900	70,593	184,727	2,955,728
and Chief Financial Officer	2007	250,000	150,000	1,856,170	348,283	525,000	17,743	358,155	3,505,351

Gretchen W. McClain	2009	504,054	61,000	2,426,708	317,269	474,600	70,753	65,453	3,919,837
Senior Vice President	2008	426,462	—	801,010	249,883	527,700	39,611	139,099	2,183,765
and President, Fluid and Motion Control	2007	381,250	49,920	662,881	205,047	340,080	29,647	213,189	1,882,014

David F. Melcher	2009	425,000	—	468,921	224,733	386,750	66,150	58,217	1,629,771
Senior Vice President and President, Defense and Information Solutions

Scott A. Crum	2009	380,000	—	407,611	191,540	345,800	141,882	48,911	1,515,744
Senior Vice President and Director Human Resources

(d)	Ms. Ramos joined the Company on July 1, 2007. Ms. Ramos received a sign-on payment in the fiscal year ended December 31, 2007 as part of her employment agreement and received another payment in 2008 following one year of service. For the 2009 performance year, the Committee awarded Ms. McClain a discretionary bonus of $61,000, which payment was outside the AIP plan. This award was in recognition of Ms. McClain’s exceptional business leadership of the Fluid Technology and Motion and Flow Control business segments, during difficult economic conditions. She was also awarded a discretionary bonus outside the AIP plan in 2007 for her strategic leadership.

(e)	Amounts in the Stock Awards column include the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for TSR units and restricted stock. The amounts previously reported for 2008 and 2007 have been restated in accordance with new SEC rules relating to executive compensation. The TSR is considered a liability plan under the provisions of FASB ASC Topic 718. A discussion of restricted stock units, restricted stock, the TSR and assumptions used in calculating these values may be found in Note 17 to the Consolidated Financial Statements in the Company’s 2009 Form 10-K. The values of TSR units at target for 2009 for Mr. Loranger, Ms. Ramos, Ms. McClain, Mr. Melcher, and Mr. Crum were $1,980,000, $360,000, $360,000, $250,000 and $217,300, respectively. Assuming the maximum value at the highest level of achievement, Mr. Loranger, Ms. Ramos, Ms. McClain, Mr. Melcher, and Mr. Crum would receive TSR unit payouts of $3,960,000, $720,000, $720,000, $500,000 and $434,600, respectively following the end of the performance period.

(f)	Amounts in the Option Awards column include the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for 2009 stock option awards based on a binomial lattice value of $10.53 for Mr. Loranger, Ms. Ramos, Ms. McClain, and Mr. Crum and a binomial lattice value of $9.06 for Mr. Melcher. A discussion of assumptions relating to option awards may be found in Note 17 to the Consolidated Financial Statements in the Company’s 2009 Form 10-K. The amounts previously reported for 2008 and 2007 have been restated in accordance with new SEC rules relating to executive compensation.

(g)	Amounts in the Non-Equity Incentive Plan Compensation column represent AIP awards for performance year 2009, determined by the Committee on March 5, 2010, which to the extent not deferred by an executive, were paid out shortly after that date.

(h)	No NEO received preferential or above-market earnings subsidized by the Company on deferred compensation. The change in the present value in accrued pension benefits was determined by measuring the present value of the accrued benefit at the respective dates using a discount rate of 6.25% at December 31, 2007, 6.25% at December 31, 2008 and 6.00% at December 31, 2009 (corresponding to the discount rates used for the domestic pension plan, which is a component of the Company’s consolidated pension plans, as described in Note 16 to the Consolidated Financial Statements for the Company’s 2009 Form 10-K and based on the assumption that retirement occurs at the earliest date the individual could retire with an unreduced retirement benefit.) The amount for Mr. Loranger includes an increase in value of the Special Pension Arrangement described on page 65 and on the 2009 Pension Benefits table on page 73 of $529,829 and $4,378,899 representing an increase in the value of his accrued benefit under the ITT Excess Pension Plan and the Special Pension Arrangement, respectively.

(i)	Amounts in this column represent items specified in the All Other Compensation Table below. Company contributions to the ITT Excess Savings Plan are unfunded and earnings accrue at the same rate as the Stable Value Fund available to participants in the Company’s ITT Salaried Investment and Savings Plan.

All Other Compensation Table

Perquisites						Other Compensation
	Personal
	Use of					Excess	Tax			Total
	Corporate	Financial	Auto		Total	Savings Plan	Reimburse-	401-K		All Other
	Aircraft	Counseling	Allowances	Other	Perquisites	Contributions	ments	Match	Other	Compensation
Name	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Steven R. Loranger	200,488	90,599	15,600	—	306,687	31,113	54,908	8,575	5,262	406,545

Denise L. Ramos	—	16,289	15,600	—	31,889	10,408	10,792	8,575	1,713	63,377

Gretchen W. McClain	14,270	10,492	15,600	—	40,362	8,853	6,477	8,575	1,186	65,453

David F. Melcher	—	18,825	13,200	—	32,025	6,381	8,941	8,575	2,295	58,217

Scott A. Crum	—	11,622	15,600	—	27,222	4,781	7,062	8,575	1,271	48,911

(b)	Amounts reflect the aggregate incremental cost to ITT for personal use of the corporate aircraft for Mr. Loranger and Ms. McClain. Mr. Loranger’s employment agreement with the Company permits occasional personal use of the Company aircraft. Ms. McClain’s personal use of the corporate aircraft related to a trip where Ms. McClain was a passenger on a trip previously scheduled by Mr. Loranger. The aggregate incremental cost to the Company is determined on a per flight basis and includes the cost of fuel, a pro-rata share of repairs and maintenance, landing and storage fees, crew-related expenses and other miscellaneous variable costs. A different value attributable to personal use of the corporate aircraft (as calculated in accordance with Internal Revenue Service guidelines) is included as compensation on the W-2s for Mr. Loranger and Ms. McClain in the amounts of $69,208 and $3,598, respectively.

(c)	Amounts represent financial counseling and tax service fees paid during 2009.

(d)	Auto allowances are provided to a range of executives, including the NEOs.

(h)	Amounts for Mr. Loranger, Ms. Ramos, Ms. McClain, Mr. Melcher and Mr. Crum are tax reimbursement allowances intended to offset the inclusion of taxable income of financial counseling and tax preparation services.

(i)	Amounts represent the Company’s floor and matching contributions to the participant’s ITT Salaried Investment and Savings Plan account.

(j)	Amounts include taxable group term-life and group accident insurance premiums attributable to Mr. Loranger, Ms. Ramos, Ms. McClain, Mr. Melcher and Mr. Crum.

2009 Grants of Plan-Based Awards

The following table provides information about equity and non-equity awards for the 2009 NEOs. The table includes the grant date for equity-based awards, the estimated future payouts under non-equity incentive plan awards (which consist of potential payouts under the 2009 AIP) and estimated future payouts under 2009 equity incentive plan awards (including the TSR target award granted in 2009 for the 2009-2011 performance period (each unit equals $1)). Also provided is the number of shares underlying all other stock awards, comprised of restricted stock and non-qualified stock option awards. The table also provides the exercise price of the non-qualified stock option awards, reflecting the closing price of ITT stock on the grant date and the grant date fair value of each equity award computed under FASB ASC Topic 718. The compensation plans, under which the grants in the following table were made are described in the Compensation Discussion and Analysis, beginning on page 39 of this Proxy Statement, and include the AIP, TSR, restricted stock awards, and non-qualified stock options awards.

Grants of Plan-Based Awards

								All
								Other
								Stock	All Other		Grant
								Awards:	Option		Date
		Estimated Future Payouts Under						Number	Awards:	Exercise	Fair
		Non-Equity Incentive Plan			Estimated Future Payouts Under			of	Number	or Base	Value
		Awards			Equity Incentive Plan Awards			Shares	of Securities	Price of	of Stock
								of Stock	Underlying	Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	($)	($)	($)	(#)	(#)	($/Sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Steven R. Loranger		734,500	1,469,000	2,938,000

	01-Jan-09				990,000	1,980,000	3,960,000				1,980,000

	05-Mar-09							52,243			1,733,945

	05-Mar-09								165,690	33.19	1,744,716

Denise L. Ramos		229,500	459,000	918,000

	01-Jan-09				180,000	360,000	720,000				360,000

	05-Mar-09							9,499			315,272

	05-Mar-09								30,130	33.19	317,269

Gretchen W. McClain		206,000	412,000	824,000

	01-Jan-09				180,000	360,000	720,000				360,000

	05-Mar-09							62,269			2,066,708

	05-Mar-09								30,130	33.19	317,269

David F. Melcher		148,750	297,500	595,000

	01-Jan-09				125,000	250,000	500,000				250,000

	05-Mar-09							6,596			218,921

	05-Mar-09								24,805	33.19	224,733

Scott A. Crum		133,000	266,000	532,000

	01-Jan-09				108,650	217,300	434,600				217,300

	05-Mar-09							5,734			190,311

	05-Mar-09								18,190	33.19	191,540

(c)(d)(e)	Amounts reflect the threshold, target and maximum payment levels, respectively, if an award payout is achieved under the Company’s AIP described on pages 46 to 50. These potential payments are based on achievement of specific performance metrics and are completely at risk. The target award is computed based upon the applicable range of net estimated payments denominated in dollars where the target award is equal to 100%, the threshold is equal to 50% of target and the maximum is equal to 200% of target.

(f)(g)(h)	Amounts reflect the threshold, target and maximum payment levels, if an award payout is achieved, under the Company’s TSR Plan described on pages 53 to 55. The Company’s TSR Plan, described on page 53, is an equity incentive plan. Each unit under the TSR Plan equals $1. Payments, if any, under the TSR Plan are paid in cash at the end of the performance period.

(i)	Amounts reflect the number of shares of restricted stock granted in 2009 to the NEOs. The number of shares underlying restricted stock awards are priced and determined by the average of the high and low stock price on the program valuation date, February 27, 2009. Restricted stock grants to NEOs vest in full at the end of the three-year restriction period following the grant date. During the restriction period, the holder receives dividends and may vote the shares.

(j)	Amounts reflect the number of non-qualified stock options granted in 2009 to the NEOs. Such non-qualified stock options become exercisable at the end of the three-year period following the grant date and expire seven years after the grant date. For Mr. Melcher, one-third of non-qualified stock options granted in 2009 vest in 2010, one-third vest in 2011 and one-third vest in 2012.

(k)	The exercise price for non-qualified stock options granted in 2009 was the closing price of ITT common stock on March 5, 2009.

(l)	Amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for restricted stock awards and non-qualified stock option awards granted to the NEOs in 2009. This amount excludes restricted stock unit dividends of $141,491 with respect to 3,158 restricted stock units credited to Mr. Loranger in 2009 as described in footnote (3) on page 6.

SPECIFIC COMPENSATION ARRANGEMENTS

MR. LORANGER

Section 409A Modifications:  On December 18, 2008, the Company and Mr. Loranger, Chairman, President and Chief Executive Officer of the Company, agreed to amend and restate Mr. Loranger’s employment agreement to reflect certain technical changes intended to ensure that the agreement complies with requirements of Section 409A and to make certain other technical changes.

Term:  The term of Mr. Loranger’s original employment agreement (the “Steven R. Loranger Employment Agreement”) was from June 28, 2004 to June 27, 2007, subject to automatic 12-month extensions unless the Company or Mr. Loranger provides at least 180 days’ prior written notice of non-extension. Mr. Loranger’s employment agreement has been extended to June 27, 2010 as no notice of non-extension was provided in 2009.

Annual Base Salary:  Mr. Loranger receives a base salary under his employment agreement, subject to increase by the Board of Directors. On March 1, 2009, Mr. Loranger’s base salary was $1,130,000. Effective March 8, 2010 Mr. Loranger’s base salary was $1,160,000.

Annual Incentive Plan Awards:  Mr. Loranger is subject to the AIP performance goals as described on pages 48 to 49. The Committee believes that Mr. Loranger’s annual incentive should be measured by the same performance metrics as other senior executives. As with other senior executives, Mr. Loranger may receive an AIP payment for each fiscal year during which he achieves the performance goals described earlier. Mr. Loranger’s 2009 AIP Award is described on page 50 and in the Summary Compensation Table on page 60.

Long-Term Incentive Award Program:  Mr. Loranger participates in the Company’s Long-Term Incentive Award Program, discussed on pages 50 to 51 and receives TSR, restricted stock and non-qualified stock option awards under that program.

TSR Awards:  The Committee sets Mr. Loranger’s target awards for the performance period beginning on January 1, 2009 based on the Committee’s evaluation of Mr. Loranger’s performance and market levels of compensation for chief executive officers for companies of comparable size. As provided by Mr. Loranger’s employment agreement, the Committee can and has granted Mr. Loranger phantom TSR awards when the target award size is larger than permitted under the Company’s TSR. On March 5, 2009 Mr. Loranger received a target TSR award of $1,980,000.

Restricted Stock Units (“RSU”):  Mr. Loranger received 250,000 restricted stock units granted on June 28, 2004, in connection with the Steven R. Loranger Employment Agreement. The units vest in one-third installments on June 28, 2007, June 28, 2008 and June 28, 2010. One-half of the vesting RSUs settle upon the vesting date and the remaining one-half of the vesting RSUs settle within ten days of Mr. Loranger’s termination of employment. During the restriction period, Mr. Loranger may not vote the shares but is credited for RSU dividends. On June 28, 2007, one-third of the restricted stock units vested, one-half settling upon vesting and the remaining one-half to settle within ten days of Mr. Loranger’s termination of employment. On June 30, 2008, an additional one-third of the restricted stock units vested, one-half settling upon vesting and one-half to settle within ten days of Mr. Loranger’s termination of employment.

Restricted Stock Award:  On March 5, 2009 Mr. Loranger received 52,243 shares of restricted stock.

Stock Options Award:  As discussed in more detail in the 2009 Grants of Plan-Based Awards table on page 62, Mr. Loranger received 165,690 non-qualified stock options on March 5, 2009, which vest as described on page 68 of this Proxy Statement.

Severance Arrangements:  Under Mr. Loranger’s employment agreement, if Mr. Loranger’s employment is terminated prior to June 28, 2010 by the Company without “cause” or by Mr. Loranger for “good reason” (as each such term is defined in the employment agreement), in either case upon or following a “Change of Control” (as defined in the employment agreement), Mr. Loranger would be entitled to receive a lump-sum payment of the actuarial present value of his non-qualified pension as a Special Pension Arrangement. These pension benefits are offset by any benefits to which he is entitled (or which he already has received) under other defined benefit pension arrangements maintained by the Company or any prior employer. Mr. Loranger is also entitled to retiree medical coverage as such coverage is in effect for persons joining the Company on June 28, 2004 (the effective date of Mr. Loranger’s employment), provided that if his employment is terminated by the Company without cause or by him for good reason on or after June 28, 2005, that termination will be considered a “retirement” under the Company’s retiree medical plan and will entitle Mr. Loranger to receive benefits under that arrangement.

If Mr. Loranger’s employment terminates due to disability, death or retirement, he (or his estate) will be entitled to receive a pro-rata target bonus for the year of termination and the target award for each outstanding TSR award and Phantom TSR Award. If Mr. Loranger’s employment is terminated by the Company without cause or by Mr. Loranger for good reason (other than during the two-year period following a Change of Control), he will be entitled to receive a pro-rata target bonus for the year of termination, plus continued payment of his base salary and target bonus for a period of two years from the date of termination. If, within the two-year period following a Change of Control, the Company terminates Mr. Loranger’s employment without cause or Mr. Loranger terminates his employment for good reason, the Company will pay Mr. Loranger a lump sum payment consisting of (i) a pro-rata target bonus for the year of termination and (ii) a severance payment equal to three times the sum of his base salary and the highest bonus paid to him in the three years prior to the Change of Control. Mr. Loranger would also receive continued health and welfare benefits for up to two years following a termination without cause or for good reason (whether before or after a Change of Control). If Mr. Loranger’s employment is terminated at the end of the initial term or any successive twelve-month renewal period due to the Company giving a non-extension notice, such termination will be treated as a termination without cause, except that his base salary and target bonus will only be continued for one year. If any payments to Mr. Loranger are determined to be excess parachute payments under Section 280G of the Internal Revenue Code, he will receive a gross-up payment with respect to the excise taxes incurred by him.

All severance payments are conditioned upon Mr. Loranger’s execution of a general release. Changes to Mr. Loranger’s employment agreement during 2008, including severance arrangements relating to execution of a release, bonus payments, termination without cause by the Company and by Mr. Loranger for good reason, termination in connection with a change of control, and certain additional payments by the Company, were made to provide that timing and payments were compliant with Section 409A.

Special Pension Arrangement:  Mr. Loranger’s employment agreement provides for a non-qualified pension arrangement if Mr. Loranger’s employment is terminated on or after June 28, 2009, or under certain circumstances prior to that date. This arrangement provides for an annuity paid monthly over Mr. Loranger’s life, calculated as a percentage of his average annual compensation for the five years in which his compensation was highest, which percentage ranges from 38%, if Mr. Loranger is age 57 upon the date of his termination, through 50%, if Mr. Loranger is at least age 60 on the date of his termination. Any amount so determined will be reduced by the amount to which Mr. Loranger is entitled to under the pension plans of ITT or the plans of any prior employer. Changes to Mr. Loranger’s employment agreement during 2008, including special pension arrangements, were made to provide that timing and payments were compliant with Section 409A.

Quantification of Mr. Loranger’s pension arrangements is provided in the 2009 Pension Benefits table on page 73 and discussed in footnote (5) to Mr. Loranger’s Potential Post-Employment Compensation table on page 81.

Restrictive Covenants:  In his employment agreement, Mr. Loranger agreed that during the employment term and for two years after termination, he would not compete with the Company. He also agreed that he would not solicit or hire any of the Company’s employees or anyone who was an employee in the previous six months before his departure without the Company’s consent, or solicit any of the Company’s customers or business. Mr. Loranger also agreed not to make any false or disparaging statements at any time about the Company. The Company has agreed that after Mr. Loranger’s termination we will instruct our directors and officers not to make any false or disparaging remarks about Mr. Loranger. In addition, Mr. Loranger agreed to follow our Code of Conduct, and he agreed not to reveal any confidential Company information or personal information about our officers, directors or employees except as necessary during employment. Mr. Loranger has assigned all rights to any Company discoveries, inventions or ideas to the Company. If Mr. Loranger violates any of these covenants, the Company may stop paying any post-termination benefits.

Perquisites and Other Compensation:  Mr. Loranger is eligible to participate in the Company’s benefit plans on the same basis as other senior executives, may use corporate aircraft for business travel, and occasional personal use (when not otherwise scheduled for business use) and may bring his spouse on such travel. Mr. Loranger receives a monthly car allowance of $1,300.

Mr. Loranger receives employee benefits, fringe benefits and employment and post-employment privileges on terms no less favorable to Mr. Loranger than to our other senior executives or those provided to our former Chief Executive Officer. As with other senior executives, however, the Committee uses the same CDB provided by the Compensation Consultant, regressed for size and adjusted for scope of operations, to evaluate Mr. Loranger’s compensation and market trends.

Financial Planning:  Mr. Loranger receives reimbursement for reasonable costs associated with tax planning and financial counseling on a tax-protected basis. The Company also agreed to reimburse Mr. Loranger for any legal and accounting expenses paid in connection with the filing of any tax return or dispute with the Internal Revenue Service regarding the golden parachute excise tax that may occur on a change of control. Further, if a disagreement arises out of the employment agreement and Mr. Loranger prevails on any material issue, the Company will pay for all fees and any expenses relating to the arbitration or litigation, including his reasonable attorney fees and expenses. Mr. Loranger’s perquisites and other compensation are discussed in more detail in the All Other Compensation Table on page 61.

MS. RAMOS

On July 1, 2007, Ms. Ramos accepted an offer of employment with the Company as its Senior Vice President, Chief Financial Officer, effective July 1, 2007. Ms. Ramos’ employment agreement (the “Ramos Letter Agreement”) provides for, among other things, annual base salary, annual incentives and long-term incentives.

Annual Base Salary:  Ms. Ramos’ annual base salary under the Ramos Letter Agreement was $500,000. On March 1, 2008, Ms. Ramos’ annual base salary was $540,000, as described in the Summary Compensation Table on page 60. On March 1, 2009 Ms. Ramos’ base salary was $540,000. Effective March 8, 2010 Ms. Ramos’ base salary was $590,000.

Annual Incentive Plan Awards:  Ms. Ramos was eligible for participation in the ITT annual executive incentive program for performance year 2007. Her standard Annual Incentive Plan payment was calculated at 75% of base salary. As a condition of hire, the Company agreed to guarantee a full year 2007 bonus at a minimum payment of $375,000. Ms. Ramos’ 2009 AIP Award is described on page 50 and the Summary Compensation Table on page 60.

Car Allowance:  Ms. Ramos is eligible for a monthly car allowance of $1,300.

Special Grant of Restricted Stock:  Ms. Ramos received a special grant of Restricted Stock at a target award value of $200,000 under the 2003 Plan. These shares are subject to a three-year period of restriction, subject to continued employment and the terms of the Plan. In the event that Ms. Ramos is terminated by ITT, other than for cause, prior to the lapse of restrictions, this grant of restricted stock will vest in full upon termination.

Long-Term Incentive Award Program:  Ms. Ramos participated in the 2009 Long-Term Incentive Award Program. Her 2009 awards under this program are described in the 2009 Grants of Plan-Based Awards table on page 62.

Ms. Ramos was eligible to participate in the ITT Long-Term Incentive Award Program for 2007. She was granted a total target long-term incentive award of $1,100,000 for 2007 comprised as follows:

•	One-half of the total award was in the form of a $550,000 target award under the ITT 1997 Long-Term Incentive Plan. The measurement period for this award was January 1, 2007 through December 31, 2009. The ultimate value of this award was determined based on TSR relative performance as measured against the S&P® Industrials Composite, in accordance with the terms of the Plan, administrative rules and award documents, and is described on pages 53 to 55.

•	One-fourth of the total award ($275,000) was in the form of an ITT restricted stock award under the 2003 Plan. These shares will be subject to a three-year period of restriction, subject to continued employment and the terms of the Plan.

•	One-fourth of the total award ($275,000) was in the form of a non-qualified stock option award under the 2003 Plan. The option exercise price will be the closing price of ITT common shares on the date of grant. These options will vest three years from the grant date and will expire seven years from the date of grant, subject to continued employment and the terms of the Plan.

Cash Payments:  As a partial offset for forfeited Furniture Brands Long-Term Incentive and Retention Awards that would otherwise vest in 2007, 2008 and 2009, Ms. Ramos received a cash sign-on payment of $300,000, payable $150,000 following the first month of employment, and $150,000 after completion of one year of service with ITT. In the event that Ms. Ramos was terminated by ITT, other than for cause, prior to completing one-year of service, the second payment of $150,000 would have been made upon termination.

Restricted Stock Award:  As a further offset for forfeited Furniture Brands Long-Term Incentive and Retention Awards that would otherwise vest in 2007, 2008 and 2009, Ms. Ramos received a restricted stock award of 12,000 shares under the 2003 Plan as follows:

•	6,000 shares vested in 2009 (discussed at page 70 under the 2009 Option Exercise and Stock Vested table.),

•	the remaining 6,000 shares will vest four years after the grant date of Ms. Ramos’ fourth anniversary of employment (i.e., 2011), and

In the event that Ms. Ramos is terminated by ITT, other than for cause, prior to the lapse of restrictions, this grant of restricted stock will vest in full upon termination.

Severance Arrangements:  Ms. Ramos is covered under the terms of the Senior Executive Severance Pay Plan described on pages 57 to 58. Notwithstanding the terms of such plan, should Ms. Ramos be terminated by the Company other than for cause at any time, she will receive a severance benefit equal to twenty-four months of base salary, subject to the Company’s severance policies. In the event of a change of control, Ms. Ramos would receive a severance pay equivalent to the sum of three times the highest annual base salary rate paid and three times the highest bonus paid in respect of the three years preceding an acceleration event.

Other Compensation:  Ms. Ramos also received financial counseling and tax planning services to be reimbursed by ITT on a tax-protected basis.

Outstanding Equity Awards at Fiscal Year-End

Option Awards						Stock Awards
									Equity
			Equity					Equity	Incentive
			Incentive					Incentive	Plan Awards:
			Plan					Plan Awards:	Market or Payout
			Awards:				Market	Number of	Value of
	Number of	Number of	Number of			Number of	Value	Unearned	Unearned
	Securities	Securities	Securities			Shares	of Shares	Shares,	Shares,
	Underlying	Underlying	Underlying			or Units	or Units	Units or	Units or
	Unexercised	Unexercised	Unexercised	Option	Option	of Stock	of Stock	Other Rights	Other Rights
	Options (#)	Options (#)	Unearned	Exercise	Expiration	That Have	That Have	That Have	That Have
Name	Exercisable	Unexercisable	Options	Price	Date	Not Vested	Not Vested	Not Vested	Not Vested
(a)	(b)	(c)	(#) (d)	($) (e)	(f)	(#) (g)	($) (h)	(#) (i)	($) (j)
Steven R. Loranger	166,668	83,332	—	41.52	28-Jun-14	193,121	9,605,839	5,280,000	4,290,000
	199,120	—	—	45.47	08-Mar-12
	83,612	—	—	52.68	06-Mar-13
	—	89,235	—	57.99	07-Mar-14
	—	100,000	—	53.09	10-Mar-15
	—	165,690	—	33.19	05-Mar-16

Denise L. Ramos	—	16,359	—	69.00	02-Jul-14	27,587	1,372,177	960,000	780,000
	—	18,185		53.09	10-Mar-15
		30,130		33.19	05-Mar-16

Gretchen W. McClain	33,333	—	—	55.59	19-Sep-12	70,668	3,515,026	910,000	730,000
	8,725	—	—	52.68	06-Mar-13
	10,104	5,051	—	57.99	07-Mar-14
	—	16,670	—	53.09	10-Mar-15
	—	30,130	—	33.19	05-Mar-16

David F. Melcher	1,845	3,690	—	66.45	18-Aug-15	7,721	384,043	400,000	275,000
	—	24,805	—	33.19	05-Mar-16

Scott A. Crum	27,440	—	—	45.47	08-Mar-12	11,603	577,133	579,800	471,150
	10,535	—	—	52.68	06-Mar-13
	—	10,040	—	57.99	07-Mar-14
	—	10,985	—	53.09	10-Mar-15
	—	18,190		33.19	05-Mar-16

(c)	Vesting Schedule for Unexercisable Options (options vest on the applicable anniversary of the grant date.)

		Vesting Schedule (#’s)
Name	Grant Date	2010	2011	2012
Steven R. Loranger	6/28/2004	83,332
	3/7/2007	89,235
	3/10/2008		100,000
	3/5/2009			165,690

Denise L. Ramos	7/2/2007	16,359
	3/10/2008		18,185
	3/5/2009			30,130

Gretchen W. McClain	3/7/2007	5,051
	3/10/2008		16,670
	3/5/2009			30,130

David F. Melcher	8/18/2008	1,845	1,845
	3/5/2009	8,269	8,268	8,268

Scott A. Crum	3/7/2007	10,040
	3/10/2008		10,985
	3/5/2009			18,190

(m)	Includes dividends on restricted stock units that have been credited as additional units with respect to Mr. Loranger. This number is based on 250,000 restricted stock units plus dividend units, less 1) 85,342 restricted stock units that vested on June 28, 2007 and 2) 86,265 restricted stock units that vested on June 30, 2008 plus 24,474, 28,370 and 52,243 shares of restricted stock awarded in 2007, 2008 and 2009.

		Vesting Schedule
Restricted Stock Unit Awards	Grant Date	2010(#)

Steven R. Loranger	6/28/2004	88,034

Vesting Schedule for Restricted Stock (restricted stock vests on the applicable anniversary of the grant date.)

		Vesting Schedule(#)
Name	Grant Date	2010	2011	2012	2013	2014
Steven R. Loranger	3/7/2007	24,474
	3/10/2008		28,370
	3/5/2009			52,243

Denise L. Ramos	7/2/2007	6,930
	7/2/2007		6,000
	3/10/2008		5,158
	3/5/2009			9,499

Gretchen W. McClain	3/7/2007	3,671
	3/10/2008		4,728
	3/5/2009			9,499
	3/5/2009					52,770

David F. Melcher	8/18/2008		1,125
	3/5/2009			6,596

Scott A. Crum	3/7/2007	2,753
	3/10/2008		3,116
	3/5/2009			5,734

(h)	Reflects the Company’s closing stock price of $49.74 on December 31, 2009.

(i)(j)	Awards are typically expressed as target cash awards and payment, if any, is in cash following the end of the performance cycle. Column (i) represents the number of units (each unit = $1) and column (j) represents the market or payout value based on market price at year-end. Column (i) represents the payout at target. Disclosures in (j) provide the TSR value for the next highest payout level based on current performance. Pages 53 to 55 provide material terms of the Company’s TSR grants.

The following table represents the vesting schedule of TSR awards with each TSR unit reflecting $1 of value.

			Vesting Schedule
Equity Incentive Plan Awards	Grant Date(1)	Target Award in units(#)	2010	2011
Steven R. Loranger	1/1/2008	3,300,000	12/31/2010
		(Includes 1,040,000 TSR units as a phantom award)
	1/1/2009	1,980,000		12/31/2011

Denise L. Ramos	1/1/2008	600,000	12/31/2010
	1/1/2009	360,000		12/31/2011

Gretchen W. McClain	1/1/2008	550,000	12/31/2010
	1/1/2009	360,000		12/31/2011

David F. Melcher	1/1/2008	150,000	12/31/2010
	1/1/2009	250,000		12/31/2011

Scott A. Crum	1/1/2008	362,500	12/31/2010
	1/1/2009	217,300		12/31/2011

(1)	For purposes of the TSR, the Grant Date is the first day of the performance period.

2009 Option Exercises & Stock Vested

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares	Realized	Shares	Realized
	Acquired on	on	Acquired on	on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)(1)
(a)	(b)	(c)	(d)	(e)
Steven R. Loranger	—	—	23,706	4,430,873

Denise L. Ramos	—	—	6,000	930,011

Gretchen W. McClain	—	—	14,181	1,237,804

David F. Melcher	—	—	—	—

Scott A. Crum	—	—	2,987	509,161

(1)	Reflects payout at 121.3% of target for 2007-09 TSR awards and vesting of restricted shares.

(e)	On June 28, 2004, Mr. Loranger received an award of 250,000 Restricted Stock Units (“RSUs”) under the ITT 2003 Equity Incentive Plan in connection with his employment agreement. One-third of the units, including applicable restricted unit dividends, vested on June 28, 2007, which amount was equal to 85,342 shares. One-half of the June 28, 2007 vested restricted stock units settled on the vesting date with a value of $2,905,468 and the remaining one-half will settle within ten days of Mr. Loranger’s termination of employment. 42,671 shares were deferred (and will settle within ten days of Mr. Loranger’s termination) and the value of this deferred amount was $2,905,468. One-third of the units, including applicable restricted unit dividends vested on June 30, 2008, which amount was equal to 86,265 shares. One half of the June 30, 2008 vested restricted stock units settled on the vesting date with a value of $2,708,941 and one-half will settle within ten days of Mr. Loranger’s termination of employment. 43,129 shares were deferred (and will settle within ten days of the Loranger termination) and the value of this deferred amount was $2,708,501. The amount in column (e) also includes the value of equity incentive TSR payments, which vested on December 31, 2009 and were paid in cash on January 28, 2010 as well as the vesting of restricted shares for Mr. Loranger, Ms. Ramos, Ms. McClain and Mr. Crum. Mr. Loranger received a TSR payment of $2,596,055 and a Phantom TSR of $1,043,275 for 2007. For Ms. Ramos, Ms. McClain and Mr. Crum the value in column (e) includes the value of equity incentive TSR payments for 2007 of $667,211, $545,900 and $409,425, respectively. Mr. Melcher did not receive a 2007 TSR award since he was first employed by the Company in August of 2008.

ITT Pension Benefits

ITT Salaried Retirement Plan:  Under the ITT Salaried Retirement Plan, participants have the option, on an annual basis, to elect to be covered under either a Traditional Pension Plan or a Pension Equity Plan formula for future pension accruals. The ITT Salaried Retirement Plan is a funded and tax-qualified retirement program. The plan is described in detail below. All of the NEOs participate in the Traditional Pension Plan formula of the ITT Salaried Retirement Plan.

While the Traditional Pension Plan formula pays benefits on a monthly basis after retirement, the Pension Equity Plan formula enables participants to elect to have benefits paid as a single sum payment upon employment termination, regardless of the participant’s age. The Traditional Pension Plan benefit payable to an employee depends upon the date an employee first became a participant under the plan.

Under the Traditional Pension Plan, a participant first employed prior to January 1, 2000 would receive an annual pension that would be the total of:

•	2% of his or her “average final compensation” (as described below) for each of the first 25 years of benefit service, plus

•	1 1/2% of his or her average final compensation for each of the next 15 years of benefit service, reduced by

•	1 1/4% of his or her primary Social Security benefit for each year of benefit service up to a maximum of 40 years.

A participant first employed on or after January 1, 2000, under the Traditional Pension Plan would receive an annual pension that would equal:

•	1 1/2% of his or her average final compensation (as defined below) for each year of benefit service up to 40 years, reduced by

•	1 1/4% of his or her primary Social Security benefit for each year of benefit service up to a maximum of 40 years.

For a participant first employed prior to January 1, 2005, average final compensation (including salary and approved bonus or AIP payments) is the total of:

•	the participant’s average annual base salary for the five calendar years of the last 120 consecutive calendar months of eligibility service that would result in the highest average annual base salary amount, plus

•	the participant’s average annual pension eligible compensation, not including base salary, for the five calendar years of the participant’s last 120 consecutive calendar months of eligibility service that would result in the highest average annual compensation amount.

For a participant first employed on or after January 1, 2005, average final compensation is the average of the participant’s total pension eligible compensation (salary, bonus and annual incentive payments for NEOs and other exempt salaried employees) over the highest five consecutive calendar years of the participant’s final 120 months of eligibility service.

As it applies to participants first employed prior to January 1, 2000, under the Traditional Pension Plan, Standard Early Retirement is available to employees at least 55 years of age with 10 years of eligibility service. Special Early Retirement is available to employees at least age 55 with 15 years of eligibility service or at least age 50 whose age plus total eligibility service equals at least 80. For Standard Early Retirement, if payments begin before age 65, payments from anticipated payments at the normal retirement age of 65 (the “Normal Retirement Age”) are reduced by 1/4 of 1% for each month that payments commence prior to the Normal Retirement Age. For Special Early Retirement, if payments begin between ages 60-64, benefits will be payable at 100%. If payments begin prior to age 60, they are reduced by 5/12 of 1% for each month that payments start before age 60 but not more than 25%.

For participants first employed from January 1, 2000 through December 31, 2004, under the Traditional Pension Plan, Standard Early Retirement is available as described above. Special Early Retirement is also available to employees who have attained at least age 55 with 15 years of eligibility service (but not earlier than age 55). For Special Early Retirement, the benefit payable at or after age 62 would be at 100%; if payments commence prior to age 62 they would be reduced by 5/12 of 1% for each of the first 48 months prior to age 62 and by an additional 4/12 of 1% for each of the next 12 months and by an additional 3/12 of 1% for each month prior to age 57. For participants first employed on or after January 1, 2005, and who retire before age 65, benefits may commence at or after age 55 but they would be reduced by 5/9 of 1% for each of the first 60 months prior to age 65 and an additional 5/18 of 1% for each month prior to age 60.

In December 2007, effective January 1, 2008, the ITT Salaried Retirement Plan and the ITT Excess Pension Plans were amended to provide for a three-year vesting requirement. In addition, for employees who are already vested and who are involuntarily terminated and entitled to severance payments from the Company, additional months of age and service (not to exceed 24 months) are to be imputed based on the employee’s actual service to his or her last day worked, solely for purposes of determining eligibility for early retirement. These amendments were intended in part to permit compliance with Section 409A.

The 2009 Pension Benefits table on page 73 of this Proxy Statement provides information on the pension benefits for the NEOs. At the present time, none of the NEOs listed in the Summary Compensation Table has elected to accrue benefits under the Pension Equity Plan formula. Mr. Loranger and Mr. Crum participate under the terms of the plan in effect for employees hired between January 1, 2000 and December 31, 2004 and Ms. Ramos, Ms. McClain and Mr. Melcher participate under the terms of the plan in effect for employees hired after January 1, 2005. The accumulated benefit an employee earns over his or her career with the Company is payable on a monthly basis starting after retirement. Employees may retire as early as age 55 under the terms of the plan. Pensions may be reduced if retirement starts before age 65. Possible pension reductions are described on page 71 of this Proxy Statement.

Benefits under this plan are subject to the limitations imposed under Sections 415 and 401(a) (17) of the Internal Revenue Code in effect as of December 31, 2009. Section 415 limits the amount of annual pension payable from a qualified plan. For 2009, this limit is $195,000 per year for a single-life annuity payable at an IRS-prescribed retirement age. This ceiling may be actuarially adjusted in accordance with IRS rules for items such as employee contributions, other forms of distribution and different annuity starting dates. Section 401(a)(17) limits the amount of compensation that may be recognized in the determination of a benefit under a qualified plan. For 2009, this limit is $245,000.

ITT Excess Pension Plan:  Since federal law limits the amount of benefits paid under and the amount of compensation recognized under tax-qualified retirement plans, the Company maintains the unfunded ITT Excess Pension Plan, which is not qualified for tax purposes. The purpose of the ITT Excess Pension Plan is to restore benefits calculated under the ITT Salaried Retirement Plan formula that cannot be paid because of the IRS limitations noted above. The Company has not granted any extra years of benefit service to any employee under either the ITT Salaried Retirement Plan or the Excess Pension Plan. In the event of a change of control, certain extra years of service may be allowed in accordance with the terms of the Special Senior Executive Severance Pay Plan described on page 78 of this Proxy Statement.

Participating officers with excess plan benefits had a one-time election prior to December 31, 2008 to receive their excess benefit earned under the Traditional Pension Plan formula in a single discounted sum payment or as an annuity. An election of a single-sum payment is only effective if the officer meets the requirements for early or normal retirement benefits under the Plan; otherwise, the excess benefit earned under the Traditional Pension Plan formula will be paid as an annuity. In the event of a change of control, any excess plan benefit would be immediately payable, subject to any applicable Section 409A restrictions with respect to form and timing of payments, and would be paid in a single discounted sum. Amendments to the excess pension plan related to Section 409A compliance, while not modifying the previously disclosed definition of change in control in the excess pension plan, provide that payouts of pension amounts earned since January 1, 2005 require a change in control involving an acceleration event of 30% or more of the Company’s outstanding stock.

Mr. Loranger’s Special Pension Arrangement:  Mr. Loranger has a Special Pension Arrangement, which is described on page 65 of this Proxy Statement.

No pension benefits were paid to any of the named executives in the last fiscal year.

2009 Pension Benefits

				Present Value
				of Accumulated
			Present Value	Benefit at
		Number of	of Accumulated	Earliest	Payments
		Years	Benefit at	Date for	During
		Credited	Normal	Unreduced	Last Fiscal
		Service	Retirement Age	Benefits	Year
Name(a)	Plan Name(b)	(#)(c)	($)(d)(1)	($)(e)	($)(f)

Steven R. Loranger	ITT Salaried Retirement Plan	5.51	111,775	111,775	—
	ITT Excess Pension Plan	5.51	1,424,639	1,424,639	—
	Special Pension Arrangement	5.51	3,501,077	8,761,930

Denise L. Ramos	ITT Salaried Retirement Plan	2.50	44,504	44,504	—
	ITT Excess Pension Plan	2.50	179,245	179,245	—

Gretchen W. McClain	ITT Salaried Retirement Plan	4.29	50,796	50,796	—
	ITT Excess Pension Plan	4.29	117,546	117,546	—

David F. Melcher	ITT Salaried Retirement Plan	1.38	23,409	23,409	—
	ITT Excess Pension Plan	1.38	67,733	67,733	—

Scott A. Crum	ITT Salaried Retirement Plan	7.31	109,048	143,382	—
	ITT Excess Pension Plan	7.31	282,949	372,036	—

(1) Assumptions used to determine present value as of December 31, 2009 are as follows:

Measurement date: December 31, 2009; Discount Rate: 6.00%; Mortality (pre-commencement): None; Mortality (post-commencement): UP-94 Mortality Table; Termination of Employment: Age 65 for all participants except Mr. Crum. For Mr. Crum, age 65 for column (d) and age 62 for column (e). Present value is based on the single life annuity payable beginning on the first day of the month at normal retirement age 65 (column d)) or the earliest time at which a participant may retire under the plan without any benefit reduction due to age (column (c)). The six-month delay under the Pension Plan for “specified employees” as required under Section 409A of the Internal Revenue Code was disregarded for this purpose. All results shown are estimates only; actual benefits will be based on precise credited service and compensation history, which will be determined at termination of employment.

The column titled Change in Pension Plan Value & Nonqualified Deferred Compensation Earnings in the 2009 Summary Compensation Table quantifies the change in the present value of the Pension Plan benefit from December 31, 2008 to December 31, 2009. To determine the present value of the plan benefit as of December 31, 2008, the same assumptions that are described above to determine present value as of December 31, 2009 were used, except a 6.25% interest rate was used to determine the present value.

(d)	The accumulated benefit is based on service and earnings (base salary and bonus or AIP payment) considered by the plans for the period through December 31, 2009, and represents the actuarial present value under ASC Topic 715 of pension earned to date and payable at the assumed Normal Retirement Age for the named executives as defined under each plan, based upon actuarial factors and assumptions used in Note 16 to the Consolidated Financial Statements in the 2009 Form 10-K and as described in (1) above, regardless of whether or not the executive has vested in this benefit. Mr. Loranger’s Special Pension Arrangement is described in detail in this Proxy Statement on page 65. Mr. Loranger received a special pension arrangement in connection with his employment agreement to reflect the pension benefit with prior employers which he agreed to forego when he entered into his employment agreement with the Company.

(e)	The amounts represent the actuarial present value of the accumulated benefit at December 31, 2009, for the named executives under each plan based upon actuarial factors and assumptions used in Note 16 to the Consolidated Financial Statements in the 2009 Form 10-K and as described in (1) above, where the retirement age is assumed to be the earliest age at which the individual can receive undiscounted early retirement benefits.

ITT Deferred Compensation Plan

ITT Deferred Compensation Plan:  The ITT Deferred Compensation Plan is a tax deferral plan. The ITT Deferred Compensation Plan permits eligible executives with a base salary of at least $200,000 to defer between 2% and 90% of their AIP payment. The election is irrevocable except in cases of demonstrated hardship. Amounts deferred will be unsecured general obligations of the Company to pay the deferred compensation in the future and will rank with other unsecured and unsubordinated indebtedness of the Company.

Participants can elect to have their account balances allocated into one or more of the 25 phantom investment funds (including a phantom Company stock fund) and can change their investment allocations on a daily basis. All plan accounts are maintained on the accounts of the Company and investment earnings are credited to a participant’s account (and charged to corporate earnings) to mirror the investment returns achieved by the investment funds chosen by that participant. Participants in the deferred compensation plan may elect a fund that tracks the performance of ITT common stock.

A participant can establish up to six “accounts” into which AIP payment deferrals are credited and he or she can elect a different form of payment and a different payment commencement date for each “account.” One account may be selected based on a termination date (the “Termination Account”) and five accounts are based on employee-specified dates (each a “Special Purpose Account”). Each Special Purpose and Termination Account may have different investment and payment options. Termination Accounts will be paid in the seventh month following the last day worked. Changes to Special Purpose Account distribution elections must be made at least 12 months before any existing benefit payment date, may not take effect for at least 12 months, and must postpone the existing benefit payment date by at least five years. Additionally, Termination Account distribution elections are irrevocable.

ITT Excess Savings Plan:  Since federal law limits the amount of compensation that can be used to determine employee and employer contribution amounts ($245,000 in 2009) to the tax-qualified plan, the Company has established and maintains a non-qualified unfunded ITT Excess Savings Plan to allow for employee and Company contributions based on base salary in excess of these limits. Employee contributions under this plan are limited to 6% of base salary. All balances under this plan are maintained on the books of the Company and earnings are credited to the accumulated savings under the plan based on the earnings in the Stable Value Fund in the tax-qualified plan. Benefits will be paid in a lump sum in the seventh month following the last day worked.

Deferred Compensation:  Non-qualified savings represent amounts in the ITT Excess Savings Plan. Deferred Compensation earnings under the ITT Deferred Compensation Plan are calculated by reference to actual earnings of mutual funds or ITT stock as provided in the accompanying chart.

Participants may defer between 2% and 90% of their AIP payment. The AIP amount deferred is included in the Summary Compensation Table under Non-Equity Incentive Plan Compensation.

The table below shows the activity within the Deferred Compensation Plan for the NEOs for 2009.

2009 Nonqualified Deferred Compensation

	Executive	Registrant		Aggregate	Aggregate
	Contributions in	Contributions	Aggregate	Withdrawals/	Balance at
Name	Last FY	in Last	Earnings in	Distributions	Last FYE
(a)	($)(b)	FY ($)(c)	Last FY ($)(d)	($)(e)	($)(f)
Steven R. Loranger
Non-qualified savings	53,100	31,113	10,963	—	443,447
Deferred Compensation	1,267,013	—	423,394	—	5,686,005
Total	1,320,113	31,113	434,357	—	6,129,452

Denise L. Ramos
Non-qualified savings	17,700	10,408	846	—	50,359
Deferred Compensation	—	—	—	—	—
Total	17,700	10,408	846	—	50,359

Gretchen W. McClain
Non-qualified savings	15,338	8,853	1,469	—	70,952
Deferred Compensation	184,695	—	24,090	(85,222)	253,984
Total	200,033	8,853	25,559	(85,222)	324,936

David F. Melcher
Non-qualified savings	10,800	6,381	108	—	17,289
Deferred Compensation	—	—	—	—	—
Total	10,800	6,381	108	—	17,289

Scott A. Crum
Non-qualified savings	8,100	4,781	2,423	—	97,648
Deferred Compensation	—	—	—	—	—
Total	8,100	4,781	2,423	—	97,648

(c)	The amounts in column (c) are also reflected in column (h) of the All Other Compensation Table on page 61 as the ITT Excess Savings Plan Match and Floor and included in the Summary Compensation Table on page 60.

(d)	See note (e) in the 2009 Option Exercises & Stock Vested table on page 70 for a discussion of Mr. Loranger’s restricted stock units.

(e)	Distributions for Ms. McClain reflect payments from a Special Purpose Account with a specified payment commencement date of January 1, 2009.

The table below shows the funds available under the ITT Deferred Compensation Plan, as reported by the administrator and their annual rate of return for the calendar year ended December 31, 2009.

	Rate of		Rate of
	Return		Return
	1/1/09 –		1/1/09 –
Name of Fund	12/31/09	Name of Fund	12/31/09
Fixed Rate Option(1)	6.15%	Vanguard Developed Markets Index (VDMIX)	28.17%
PIMCO Total Return Institutional (PTTRX)	13.87%	Artio International Equity A (BJBIX)	23.34%
PIMCO Real Return Institutional (PRRIX)	18.99%	American Fnds EuroPacific Growth (REREX)	39.13%
T Rowe Price High Yield (PRHYX)	49.09%	First Eagle Overseas A (SGOVX)	20.64%
Dodge & Cox Stock (DODGX)	31.27%	Lazard Emerging Markets Equity Open (LZOEX)	69.14%
Vanguard 500 Index (VFINX)	26.49%	AIM Global Real Estate (AGREX)	30.65%
American Funds Growth Fund of America R4 (RGAEX)	34.54%	Model Portfolio — Conservative*	16.41%
Perkins Mid Cap Value (JMCVX)	30.37%	Model Portfolio — Moderate Conservative*	26.27%
Artisan Mid Cap (ARTMX)	50.26%	Model Portfolio — Moderate*	34.81%
American Century Small Cap Value (ASVIX)	38.75%	Model Portfolio — Moderate Aggressive*	41.67%
Perimeter Small Cap Growth (PSCGX)	31.67%	Model Portfolio — Aggressive*	48.99%
Harbor International (HIINX)	38.04%	ITT Corporation Stock Fund (ITT)	10.29%
Vanguard Total Bond Market Index (VBMFX)	5.93%

(1)	The Fixed Rate Option 6.15% rate is an above market rate. The rate is not subsidized by the Company, but rather is a rate based on guaranteed contractual returns from the insurance company provider.

*	Model portfolio performance shown is since inception (April 1, 2009). The returns shown in the model portfolio are not subsidized by the Company, but represent returns for a managed portfolio based on funds available to deferred compensation participants.

POTENTIAL POST-EMPLOYMENT COMPENSATION

The Potential Post-Employment Compensation tables on pages 80 to 89 reflect the amount of compensation to each of the NEOs in the event of employment termination under several different circumstances, including voluntary termination, termination for cause, death, disability, termination without cause or change of control. Ms. Ramos, Ms. McClain and Mr. Crum are covered under the Senior Executive Severance Pay Plan or Special Senior Executive Severance Pay Plan (applicable to change of control) and Mr. Melcher was covered under the ITT Severance Policy and the Special Senior Executive Pay Plan described on page 78 of this Proxy Statement.

Mr. Loranger is covered under the Steven R. Loranger Employment Agreement, described on pages 63 to 66 of this Proxy Statement and does not participate in any severance plans.

The amounts shown in the potential post-employment compensation tables are estimates (or the estimated present value of the ITT Excess Pension Plan which may be paid in continuing annuity payments), assuming that the triggering event was effective as of December 31, 2009, including amounts which would be earned through such date (or that would be earned during a period of severance), and where applicable, are based on the ITT closing stock price on December 31, 2009, the last trading day of 2009, which was $49.74.

The actual amounts to be paid out can only be determined at the time of such executive’s separation from ITT. For purposes of calculating the estimated potential payments to our officers under the ITT Excess Pension Plan, as reflected in the tables below, we have used the same actuarial factors and assumptions described in note (1) to the 2009 Pension Benefits table on page 73 and those used for financial statement reporting purposes as described in Note 16 to the Consolidated Financial Statements in the 2009 Form 10-K. The calculations assume a discount rate of 6.00% and take into account the UP 1994 Mortality Table projected to 2010, except as noted in the footnotes.

Payments and Benefits Provided Generally to Salaried Employees:  The amounts shown in the tables below do not include payments and benefits to the extent these payments and benefits are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

•	Accrued salary and vacation pay;

•	Regular pension benefits under the ITT Salaried Retirement Plan;

•	Health care benefits provided to retirees under the ITT Salaried Retirement Plan, including retiree medical and dental insurance. Employees who terminate prior to retirement are eligible for continued benefits under COBRA; and

•	Distributions of plan balances under the ITT Salaried Investment and Savings Plan and amounts currently vested under the ITT Excess Savings Plan.

No perquisites are available to any NEOs in any of the post-employment compensation circumstances. With respect to the ITT Salaried Retirement Plan, benefits under such plan may be deferred to age 65, but may become payable at age 55 or, if the participant is eligible for early retirement, immediately following the last day worked without regard to the period of the severance payments. Benefits under the ITT Excess Pension Plan must commence as soon as possible but generally would be payable seven months following such date, retroactive to the date the ITT Excess Pension Plan benefit became payable.

The amount of severance pay under this plan depends on the executive’s base pay and years of service. The amount will not exceed 24 months of base pay or be greater than two times the executive’s total annual compensation during the year immediately preceding termination. The Company considers these severance pay provisions appropriate transitional provisions given the job responsibilities and competitive market in which senior executives function. The Company’s obligation to continue severance payments stops if the executive does not comply with the Company’s Code of Corporate Conduct. We consider this cessation provision to be critical to the Company’s emphasis on ethical behavior. The Company’s obligation to continue severance payments also stops if the executive does not comply with non-competition provisions of the ITT Severance Policy or Senior Executive Severance Pay Plan. These provisions protect the integrity of our businesses and are consistent with typical commercial arrangements.

If a covered executive receives or is entitled to receive other compensation from another company, the amount of that other compensation could be used to offset amounts otherwise payable under the ITT Senior Executive Severance Pay Plan. During the severance payment period, the executive will have a limited right to continue to be eligible for participation in certain benefit plans. Severance Pay will start within sixty days following the covered executive’s scheduled termination date.

Special Senior Executive Severance Pay Plan:  This plan provides two levels of benefits for covered executives, based on their position within the Company. The Committee considered two levels of benefits appropriate based on the relative ability of each level of employee to influence future Company performance. Under the Special Senior Executive Severance Pay Plan, if a covered executive is terminated within two years of an acceleration event or in contemplation of an acceleration event that ultimately occurs or if the covered executive terminates his or her employment for good reason within two years of an acceleration event in the event of a change of control, he or she would be entitled to:

•	any accrued but unpaid base salary, bonus, unreimbursed expenses and employee benefits, including vacation;

•	two or three times the highest annual base salary rate during the three fiscal years immediately preceding the date of termination and two or three times the highest annual bonus paid or awarded in the three years preceding an acceleration event or termination;

•	continuation of health and life insurance benefits and certain perquisites at the same levels for two or three years;

•	a lump-sum payment equal to the difference between the total lump-sum value of his or her pension benefit under the Company’s pension plans, or any successor pension plans (provided such plans are no less favorable to the executive than the Company pension plans), and the total lump-sum value of his or her pension benefit under the pension plans after crediting an additional two or three years of age and eligibility and benefit service using the highest annual base salary rate and bonus for purposes of determining final average compensation under the pension plans;

•	credit for an additional two or three years of age and two or three years of eligibility service under the retiree health and retiree life insurance benefits;

•	a lump-sum payment equal to two or three times the highest annual base salary rate during the three years preceding termination or an acceleration event times the highest percentage rate of the Company’s contributions to the ITT Salaried Investment and Savings Plan and the ITT Excess Savings Plan, such payment not to exceed 3.5% per year; and

•	tax gross-up for excise taxes imposed on the covered employee.

Ms. Ramos, Ms. McClain and Mr. Crum are covered at the highest level of benefits. Mr. Melcher was covered at the lower level of benefits. Mr. Loranger does not participate in this plan. Ms. Ramos is entitled to a cash payment upon severance, as described on page 67, which payment may be delayed, if required by Section 409A.

Mr. Loranger:  Mr. Loranger’s entitlement to severance pay and benefits upon a termination from the Company during the two-year period following a change of control was a negotiated provision of the Steven R. Loranger Employment Agreement, which is described on pages 63 to 66.

The Potential Post-Employment Compensation tables on pages 80 to 89 of this Proxy Statement provide additional information.

CHANGE OF CONTROL ARRANGEMENTS

The payment or vesting of awards or benefits under each of the plans listed below would be accelerated upon the occurrence of a change of control of the Company. The reasons for the change of control provisions in these plans are to put the executive in the same position he or she would have been in had the change of control not occurred. Executives then can focus on preserving value for shareholders when evaluating situations that, without change of control provisions, could be personally adverse to the executive. There would be a change of control of the Company if one of the following acceleration events occurred:

1. A report on Schedule 13D was filed with the SEC disclosing that any person, other than the Company or one of its subsidiaries or any employee benefit plan that is sponsored by the Company or a subsidiary, had become the beneficial owner of 20% or more of the Company’s outstanding stock;

2. A person other than the Company or one of its subsidiaries or any employee benefit plan that is sponsored by the Company or a subsidiary purchased the Company’s shares in connection with a tender or exchange offer, if after consummation of the offer the person purchasing the shares is the beneficial owner of 20% or more of the Company’s outstanding stock;

3. The shareholders of the Company approved

(a) any consolidation, business combination or merger of the Company other than a consolidation, business combination or merger in which the shareholders of the Company immediately prior to the merger would hold 50% or more of the combined voting power of the Company or the surviving corporation of the merger and would have the same proportionate ownership of common stock of the surviving corporation that they held in the Company immediately prior to the merger; or

(b) any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company;

4. A majority of the members of the Board of Directors of the Company changed within a 12-month period, unless the election or nomination for election of each of the new Directors by the Company’s stockholders had been approved by two-thirds of the Directors still in office who had been Directors at the beginning of the 12-month period or whose nomination for election or election was recommended or approved by a majority of Directors who were Directors at the beginning of the 12-month period; or

5. Any person other than the Company or one of its subsidiaries or any employee benefit plan sponsored by the Company or a subsidiary became the beneficial owner of 20% or more of the Company’s outstanding stock.

At the time of an acceleration event, any unfunded pension plan obligations will be funded using a Rabbi Trust. Pre-2005 awards and benefits will be paid if the 20% threshold described above is reached. For awards or benefits earned since January 1, 2005, payment of awards or benefits would be made if a person other than the Company, its subsidiaries or any employment benefit plan sponsored by the Company becomes the beneficial owner of 30% or more of the Company’s outstanding stock.

The following Company plans have change of control provisions:

•	the 2003 Equity Incentive Plan;

•	the 1994 Incentive Stock Plan;

•	the 1996 Restricted Stock Plan for Non-Employee Directors;

•	the 1997 Annual Incentive Plan for Executive Officers;

•	the 1997 Annual Incentive Plan;

•	the 1997 Long-Term Incentive Plan;

•	the Special Senior Executive Severance Pay Plan;

•	the Enhanced Severance Pay Plan;

•	the Deferred Compensation Plan;

•	the Excess Savings Plan;

•	the Excess Pension Plans;

•	the Salaried Retirement Plan;

•	the Steven R. Loranger Employment Agreement; and

•	the Ramos Letter Agreement

Potential post-employment compensation arrangements are more fully described for the NEOs in the tables on pages 80 to 89.

Potential Post-Employment Compensation

	Steven R. Loranger
						Termination
						Not For Cause
						or With Good
						Reason
		Termination			Termination	After Change
	Resignation	For Cause	Death	Disability	Not For Cause	Of Control
	($)(a)	($)(b)	($)(c)	($)(d)	($)(e)	($)(f)
Cash Severance(1) Salary	—	—	—	—	2,260,000	3,390,000
AIP	—	—	—	—	2,938,000	7,602,075
Total	—	—	—	—	5,198,000	10,992,075

Unvested Non-Equity Awards(2) 2008 — 10 TSR Award	—	—	3,300,000	3,300,000	3,300,000	6,600,000
2009 — 11 TSR Award	—	—	1,980,000	1,980,000	1,980,000	1,320,000
Total	—	—	5,280,000	5,280,000	5,280,000	7,920,000

Unvested Equity Awards(3)
6/28/04 Stock Option	—	—	684,989	684,989	684,989	684,989
6/28/04 RSUs	—	—	4,378,811	4,378,811	4,378,811	4,378,811
3/7/07 Stock Option	—	—	—	—	—	—
3/7/07 Restricted Stock	—	—	1,217,337	1,217,337	1,217,337	1,217,337
3/10/08 Stock Option	—	—	—	—	—	—
3/10/08 Restricted Stock	—	—	1,411,124	1,411,124	1,411,124	1,411,124
3/5/09 Stock Option	—	—	2,742,170	2,742,170	—	2,742,170
3/5/09 Restricted Stock	—	—	2,598,567	2,598,567	2,454,202	2,598,567
Total	—	—	13,032,998	13,032,998	10,146,463	13,032,998

Non-Qualified Retirement Benefits
ITT Excess Pension Plan(4)	1,424,639	1,424,639	781,142	—	1,424,639	2,372,479
Special Pension Arrangement(5)	8,761,930	8,761,930	8,761,930	8,761,930	8,761,930	12,912,169
ITT Excess Savings Plan(6)	—	—	—	—	—	118,650
Total	10,186,569	10,186,569	9,543,072	8,761,930	10,186,569	15,403,298

Other Benefits
Outplacement	—	—	—	—	—	—
Health & Welfare(7)	—	—	—	4,416	4,416	6,624
IRC 280(g) Tax Gross-Up(8)	—	—	—	—	—	9,833,316
Total	—	—	—	4,416	4,416	9,839,940

Total	10,186,569	10,186,569	27,856,070	27,079,344	30,815,448	57,188,311

(b)	If Mr. Loranger voluntarily terminates without good reason or is terminated for cause prior to the normal retirement age of 65, he is entitled only to his base salary through the date of termination. He has no further rights to any compensation or any other benefits not vested prior to his termination date.

(c)	(d) If Mr. Loranger terminates due to death or disability, Mr. Loranger, or his estate, is entitled to receive his 1) base salary and 2) any earned but unpaid AIP award payment for any calendar year preceding the year of termination plus 3) a pro-rata payment of the target AIP and outstanding TSR award or phantom TSR award based on the number of days elapsed during the applicable performance period or a greater amount as may be provided under the TSR.

(e)	Termination without cause includes termination by Mr. Loranger for good reason as described on pages 64 to 65 of this Proxy Statement.

(1)	With respect to columns (e) and (f), in accordance with the Steven R. Loranger Employment Agreement, as amended to conform to Section 409A requirements as to timing and payments, described at pages 64 to 65 of this Proxy Statement, the Company will pay Mr. Loranger a lump-sum payment of any earned but unpaid base salary through the termination date, any earned but unpaid AIP award payment for the calendar year preceding the year termination occurs, a pro-rata target AIP award payment for the year of termination based on days elapsed (the “accrued obligations”) plus cash severance in the amount of two times salary and two times the target AIP award payable in twenty-four installments over two years. If Mr. Loranger is terminated without cause at the end of an employment term, Mr. Loranger receives one times his base salary plus his target bonus payable in twelve equal installments. In the event of a change of control, Mr. Loranger will receive the accrued obligations plus a lump-sum payment of severance pay equal to the sum of three times his base salary and three times an amount equal to Mr. Loranger’s highest AIP paid at any time during the three years prior to a change of control. Cash severance after a change of control will be paid as a lump sum. Each of the above is subject to Section 409A timing and payment requirements. If Mr. Loranger is terminated for cause, any AIP award is forfeited.

(2)	Should Mr. Loranger resign or be terminated for cause, he would receive no TSR payment. In the event of death or disability, he would receive payment, if any, for outstanding TSR awards and in the event of termination without cause he would receive payment, if any, based on pro-rata portion of the outstanding TSR awards as of the termination date, based on the Company’s performance during the three-year period, in accordance with Section 409A. In the event of an acceleration event in a change of control, outstanding TSR awards made prior to 2009 are immediately paid in lump sum of 200% of target. Beginning with the 2009 TSR awards, in the event of a change of control, a pro-rata portion of outstanding awards will be paid through the date of the change of control based on actual performance and the balance of the award will be paid at target (100%).

(3)	In accordance with the Steven R. Loranger Employment Agreement, stock options and restricted stock units granted on June 28, 2004 vest in full in all cases except for voluntary termination or termination for cause. All other equity awards vest according to the terms described on page 62 of this Proxy Statement. Unvested equity awards reflect the market value of stock and in-the-money value of options based on the Company’s December 31, 2009 closing stock price of $49.74.

(4)	Mr. Loranger became vested in the ITT Excess Pension Plan benefit effective January 1, 2008 because of the plan change described on page 72 of this Proxy Statement. Mr. Loranger continues to be covered by the Special Pension Arrangement described on page 65 of this Proxy Statement.

(5)	The Special Pension Arrangement amounts reflect the present value of 38% of the benefit payable at age 57, the age at which Mr. Loranger is first eligible for the special pension amounts in columns (a), (b), (c), (d) and (e). The Special Pension Arrangement is described in more detail on page 65 of this Proxy Statement. In the event of a change of control, Mr. Loranger is entitled to an immediate lump-sum payment equal to the actuarial present value of the special pension upon his termination of employment by the Company without cause or by Mr. Loranger with good reason in either case upon or following a change of control.

(6)	No additional ITT Excess Savings Plan payments are made in the event of voluntary or involuntary termination or termination for cause, because vesting in ITT Excess Savings Plan contributions occurs at five years of employment. ITT Excess Savings Plan amounts reflect credits in addition to any currently vested amount.

(7)	In accordance with the Steven R. Loranger Employment Agreement, in the event of total disability or termination by the Company without cause, the Company will pay life insurance premiums for two years and, in the event of a change of control, the Company will pay life insurance premiums for three years.

(8)	Amounts in column (f) assume termination occurs immediately upon a change of control based on the Company’s December 31, 2009 closing stock price of $49.74.

Potential Post-Employment Compensation

	Denise L. Ramos
						Termination
						Not For Cause
						or With Good
						Reason
		Termination			Termination	After Change
	Resignation	For Cause	Death	Disability	Not For Cause	of Control
	$(a)	$(b)	$(c)	$(d)	$(e)	$(f)
Cash Severance(1)
Salary	—	—	—	—	1,080,000	1,620,000
AIP	—	—	—	—	—	2,612,700
Total	—	—	—	—	1,080,000	4,232,700

Unvested Non-Equity Awards(2)
2008 — 10 TSR Award	—	—	600,000	600,000	600,000	1,200,000
2009 — 11 TSR Award	—	—	360,000	360,000	360,000	240,000
Total	—	—	960,000	960,000	960,000	1,440,000

Unvested Equity Awards(3)
7/2/07 Stock Option	—	—	—	—	—	—
7/2/07 Restricted Stock	—	—	643,138	643,138	643,138	643,138
3/10/08 Stock Option	—	—	—	—	—	—
3/10/08 Restricted Stock	—	—	256,559	256,559	256,559	256,559
3/5/09 Stock Option	—	—	498,652	498,652	—	498,652
3/5/09 Restricted Stock	—	—	472,480	472,480	446,231	472,480
Total	—	—	1,870,829	1,870,829	1,345,928	1,870,829

Non-Qualified Retirement Benefits
ITT Excess Pension Plan(4)	—	—	—	—	—	1,129,291
ITT Excess Savings Plan(5)	—	—	9,521	9,521	—	56,700
Total	—	—	9,521	9,521	—	1,185,991

Other Benefits
Outplacement(6)	—	—	—	—	75,000	75,000
Health & Welfare(7)	—	—	—	—	2,385	3,577
IRC 280(g) Tax Gross-Up(8)	—	—	—	—	—	3,328,284
Total	—	—	—	—	77,385	3,406,861

Total	—	—	2,840,350	2,840,350	3,463,313	12,136,381

(1)	Under Ms. Ramos’ employment agreement, described on pages 66 to 67 of this Proxy Statement, Ms. Ramos will receive a severance benefit equal to 24 months of base salary if terminated by the Company other than for cause. In the event of a change of control, Ms. Ramos is covered under the Company’s Special Senior Executive Severance Pay Plan, described on page 58 of this Proxy Statement and, under the terms of the plan, would be paid a lump sum payment equal to the sum of three times her highest annual salary and three times the highest AIP award paid in the three years preceding a change of control.

(2)	Should Ms. Ramos resign or be terminated for cause, she would receive no TSR payment. In the event of death or disability, she would receive payment, if any, for outstanding TSR awards and in the event of termination without cause she would receive payment, if any, based on a pro-rata portion of the outstanding TSR awards as of the termination date, based on the Company’s performance during the three-year period, in accordance with Section 409A. In the event of an acceleration event in a change of control, outstanding TSR awards made prior to 2009 are immediately paid in a lump sum at 200% of target. Beginning with the 2009 TSR awards, in the event of a change of control, a pro-rata portion of outstanding awards will be paid through the date of the change of control based on actual performance and the balance of the award will be paid at target (100%).

(3)	Unvested equity awards reflect the market value of stock and in the money value of options based on the Company’s December 31, 2009 closing stock price of $49.74.

(4)	Ms. Ramos has not yet accrued a vested pension benefit. Column (f) provides the lump sum payable by the Company in accordance with the Special Senior Executive Severance Pay Plan in the event of a change of control.

(5)	No additional ITT Excess Savings Plan payments are made in the event of voluntary or involuntary termination, or termination for cause. In the case of death or disability the participant becomes 100% vested in the company match. Column (f) reflects the additional cash payment representing Company contributions, which would be made following a change of control as described in the Special Senior Executive Severance Pay Plan on page 58 of this Proxy Statement.

(6)	The Company’s Senior Executive Severance Pay Plan includes one year of outplacement services.

(7)	In the event of termination without cause the Company will pay life benefit premiums for two years and in the event of a change of control, the Company will pay life benefit premiums for three years.

(8)	Amounts in column (f) assume termination occurs immediately upon a change of control based on the Company’s December 31, 2009 closing stock price of $49.74.

Potential Post-Employment Compensation

	Gretchen W. McClain
						Termination
						Not For Cause
						or With Good
						Reason
		Termination			Termination	After Change
	Resignation	For Cause	Death	Disability	Not For Cause	of Control
	$(a)	$(b)	$(c)	$(d)	$(e)	$(f)
Cash Severance(1)
Salary	—	—	—	—	557,917	1,545,000
AIP	—	—	—	—	—	1,583,100
Total	—	—	—	—	557,917	3,128,100

Unvested Non-Equity Units(2)
2008 — 10 TSR Award	—	—	550,000	550,000	550,000	1,100,000
2009 — 11 TSR Award	—	—	360,000	360,000	250,000	240,000
Total	—	—	910,000	910,000	800,000	1,340,000

Unvested Equity Awards(3)
3/7/07 Stock Option	—	—	—	—	—	—
3/7/07 Restricted Stock	—	—	182,596	182,596	182,596	182,596
3/10/08 Stock Option	—	—	—	—	—	—
3/10/08 Restricted Stock	—	—	235,171	235,171	228,638	235,171
3/5/09 Stock Option	—	—	498,652	498,652	—	498,652
3/5/09 Restricted Stock	—	—	3,097,260	3,097,260	1,308,028	3,097,260
Total	—	—	4,013,679	4,013,679	1,719,262	4,013,679

Non-Qualified Retirement Benefits ITT Excess Pension Plan(4)	117,546	117,546	65,155	—	117,546	773,220
ITT Excess Savings Plan(5)	—	—	4,481	4,481	—	54,075
ITT Total	117,546	117,546	69,636	4,481	117,546	827,295

Other Benefits
Outplacement(6)	—	—	—	—	75,000	75,000
Health & Welfare(7)	—	—	—	—	1,908	2,861
IRC 280(g) Tax Gross-Up(8)	—	—	—	—	—	3,582,072
Total	—	—	—	—	76,908	3,659,933

Total	117,546	117,546	4,993,315	4,928,160	3,271,633	12,969,007

(1)	Ms. McClain is covered under the Company’s Senior Executive Severance Pay Plan. Under that plan, described on pages 57 to 58 of this Proxy Statement, the Company will pay a severance benefit equal to 13 months of base salary if terminated other than for cause unless termination occurs after the normal retirement date. In the event of a change of control, Ms. McClain is covered under the Company’s Special Senior Executive Severance Pay Plan, described on page 58 of this Proxy Statement and, under the terms of the plan, would be paid a lump sum payment equal to the sum of three times her highest annual salary and three times the highest AIP award paid in the three years preceding a change of control.

(2)	Should Ms. McClain resign or be terminated for cause, she would receive no TSR payment. In the event of death or disability, she would receive payment, if any, for outstanding TSR awards and in the event of termination without cause she would receive payment, if any, based on a pro-rata portion of the outstanding TSR awards as of the termination date, based on the Company’s performance during the three-year period, in accordance with Section 409A. In the event of an acceleration event in a change of control, outstanding TSR awards made prior to 2009 are immediately paid in a lump sum at 200% of target. Beginning with the 2009 TSR awards, in the event of a change of control, a pro-rata portion of outstanding awards will be paid through the date of the change of control based on actual performance and the balance of the award will be paid at target (100%).

(3)	Unvested equity awards reflect the market value of stock and in-the-money value of options based on the Company’s December 31, 2009 closing stock price of $49.74.

(4)	Column (a) and column (b) amounts reflect the present value of the annual vested benefit payable under the ITT Excess Pension Plan, as of December 31, 2009 assuming a retirement at age 65. Column (c) provides the value of the benefit payable to Ms. McClain’s beneficiary upon death. Column (d) is inapplicable because disability would not affect retirement benefits. Column (e) provides the present value of the benefit payable by the Company after imputing 24 months of eligibility service in the determination of the benefit. Column (f) provides the lump sum payable by the Company in accordance with the Special Senior Executive Severance Pay Plan in the event of a change of control.

(5)	No additional ITT Excess Savings Plan payments are made in the event of voluntary or involuntary termination, or termination for cause. In the case of death or disability the participant becomes 100% vested in the Company match. Column (f) reflects the additional cash payment representing Company contributions, which would be made following a change of control as described in the Special Senior Executive Severance Pay Plan on page 58 this Proxy Statement.

(6)	The Company’s Senior Executive Severance Pay Plan includes one year of outplacement services. Amounts shown in columns (e) and (f) are based on a current competitive bid.

(7)	In the event of termination without cause the Company will pay life benefit premiums for two years and in the event of a change of control, the Company will pay life benefit premiums for three years.

(8)	Amounts in column (f) assume termination occurs immediately upon a change of control based on the Company’s December 31, 2009 closing stock price of $49.74.

Potential Post-Employment Compensation

	David F. Melcher
						Termination
						Not For Cause
						or With Good
						Reason
		Termination			Termination	After Change
	Resignation	For Cause	Death	Disability	Not For Cause	of Control
	$(a)	$(b)	$(c)	$(d)	$(e)	$(f)
Cash Severance(1)
Salary	—	—	—	—	212,500	850,000
AIP	—	—	—	—	—	973,800
Total	—	—	—	—	212,500	1,823,800

Unvested Non-Equity Awards(2)
2008 — 10 TSR Award	—	—	150,000	150,000	125,000	300,000
2009 — 11 TSR Award	—	—	250,000	250,000	125,000	166,667
Total	—	—	400,000	400,000	250,000	466,667

Unvested Equity Awards(3)
8/18/08 Stock Option	—	—	—	—	—	—
8/18/08 Restricted Stock	—	—	55,958	55,958	34,196	55,958
3/5/09 Stock Option	—	—	410,523	410,523	136,852	410,523
3/5/09 Restricted Stock	—	—	328,085	328,085	145,816	328,085
Total	—	—	794,566	794,566	316,864	794,566

Non-Qualified Retirement Benefits
ITT Excess Pension Plan(4)	—	—	—	—	—	697,657
ITT Excess Savings Plan(5)	—	—	4,347	4,347	—	29,750
Total	—	—	4,347	4,347	—	727,407

Other Benefits
Outplacement(6)	—	—	—	—	75,000	75,000
Health & Welfare(7)	—	—	—	—	1,530	2,295
IRC 280(g) Tax Gross-Up(8)	—	—	—	—	—	1,468,812
Total	—	—	—	—	76,530	1,546,107

Total	—	—	1,198,913	1,198,913	855,894	5,358,547

(1)	Mr. Melcher is covered under the Company’s Executive Severance Policy. Under that policy, the Company will pay a severance benefit equal to 6 months of base salary if terminated other than for cause unless termination occurs after the normal retirement date. In the event of a change of control, Mr. Melcher is covered under the Company’s Special Senior Executive Severance Pay Plan, described on page 58 of this Proxy Statement, and under the terms of the plan, would be paid a lump sum payment equal to two times his current salary plus two times the highest AIP award paid in the three years prior to a change of control.

(2)	Should Mr. Melcher resign or be terminated for cause, he would receive no TSR payment. In the event of death or disability, he would receive payment, if any, for outstanding TSR awards and in the event of termination without cause he would receive payment, if any, based on a pro-rata portion of the outstanding TSR awards as of the termination date, based on the Company’s performance during the three-year period, in accordance with Section 409A. In the event of an acceleration event in a change of control, outstanding TSR awards made prior to 2009 are immediately paid in a lump sum at 200% of target. Beginning with the 2009 TSR awards, in the event of a change of control, a pro-rata portion of outstanding awards will be paid through the date of the change of control based on actual performance and the balance of the award will be paid at target (100%).

(3)	Unvested equity awards reflect the market value of stock and in-the-money value of options based on the Company’s December 31, 2009 closing stock price of $49.74.

(4)	Mr. Melcher has not yet accrued a vested pension benefit. Column (f) provides the lump sum payable by the Company in accordance with the Special Senior Executive Severance Pay Plan in the event of a change of control.

(5)	No additional ITT Excess Savings Plan payments are made in the event of voluntary or involuntary termination, or termination for cause. In the case of death or disability the participant becomes 100% vested in the Company match. Column (f) reflects the additional cash payment representing Company contributions, which would be made following a change of control as described in the Special Senior Executive Severance Pay Plan on pages 58 of this Proxy Statement.

(6)	Mr. Melcher would receive one year of outplacement services. Amounts shown in columns (e) and (f) are based on a current competitive bid.

(7)	In the event of termination without cause the Company will pay life benefit premiums for two years and in the event of a change of control, the Company will pay life benefits for three years.

(8)	Amounts in column (f) assume termination occurs immediately upon a change of control based on the Company’s December 31, 2009 closing stock price of $49.74.

Potential Post-Employment Compensation

	Scott A. Crum
						Termination
						Not For Cause
						or With Good
						Reason
		Termination			Termination	After Change
	Resignation	For Cause	Death	Disability	Not For Cause	of Control
	$(a)	$(b)	$(c)	$(d)	$(e)	$(f)
Cash Severance(1)
Salary	—	—	—	—	506,667	1,140,000
AIP	—	—	—	—	—	1,440,000
Total	—	—	—	—	506,667	2,580,000

Unvested TSR Non-Equity Awards(2)
2008 — 10 TSR Award	—	—	362,500	362,500	362,500	725,000
2009 — 11 TSR Award	—	—	217,300	217,300	169,011	144,867
Total	—	—	579,800	579,800	531,511	869,867

Unvested Equity Awards(3)
3/7/07 Stock Option	—	—	—	—	—	—
3/7/07 Restricted Stock	—	—	136,934	136,934	136,934	136,934
3/10/08 Stock Option	—	—	—	—	—	—
3/10/08 Restricted Stock	—	—	154,990	154,990	154,990	154,990
3/5/09 Stock Options	—	—	301,045	301,045	—	301,045
3/5/09 Restricted Stock	—	—	285,209	285,209	205,984	285,209
Total	—	—	878,178	878,178	497,908	878,178

Non-Qualified Retirement Benefits
ITT Excess Pension Plan(4)	282,949	282,949	165,538	—	282,949	1,602,393
ITT Excess Savings Plan(5)	—	—	—	—	—	39,900
Total	282,949	282,949	165,538	—	282,949	1,642,293

Other Benefits
Outplacement(6)	—	—	—	—	75,000	75,000
Health & Welfare(7)	—	—	—	—	1,368	2,052
IRC 280(g) Tax Gross-Up(8)	—	—	—	—	—	1,766,293
Total	—	—	—	—	76,368	1,843,345

Total	282,949	282,949	1,623,516	1,457,978	1,895,403	7,813,683

(1)	Mr. Crum is covered under the Company’s Senior Executive Severance Pay Plan. Under that plan, described on pages 57 to 58 of this Proxy Statement, the Company will pay a severance benefit equal to sixteen months of base salary if terminated other than for cause unless termination occurs after the normal retirement date. In the event of a change of control, Mr. Crum is covered under the Company’s Special Senior Executive Severance Pay Plan, described on page 58 of this Proxy Statement, and under the terms of the plan, would be paid a lump sum payment equal to three times his current salary plus three times the highest AIP award paid in the three years prior to a change of control.

(2)	Should Mr. Crum resign or be terminated for cause, he would receive no TSR payment. In the event of death or disability, he would receive payment, if any, for outstanding TSR awards and in the event of termination without cause he would receive payment, if any, based on a pro-rata portion of the outstanding TSR awards as of the termination date, based on the Company’s performance during the three-year period, in accordance with Section 409A. In the event of an acceleration event in a change of control, outstanding TSR awards made prior to 2009 are immediately paid in a lump sum at 200% of target. Beginning with the 2009 TSR awards, in the event of a change of control, a pro-rata portion of outstanding awards will be paid through the date of the change of control based on actual performance and the balance of the award will be paid at target (100%).

(3)	Unvested equity awards reflect the market value of stock and in-the-money value of options based on the Company’s December 31, 2009 closing stock price of $49.74.

(4)	Column (a) and column (b) amounts reflect the present value of the annual vested benefit payable under the ITT Excess Pension Plan, as of December 31, 2009, assuming a retirement at age 65. Column (c) provides the value of the benefit payable to Mr. Crum’s beneficiary upon death. Column (d) is inapplicable because disability would not affect retirement benefits. Column (e) provides the present value of the benefit payable by the Company after imputing 24 months of eligibility service in the determination of the benefit. Column (f) provides the lump sum payable by the Company in accordance with the Special Senior Executive Severance Pay Plan in the event of a change of control.

(5)	No additional ITT Excess Savings Plan payments are made in the event of voluntary or involuntary termination, or termination for cause. In the case of death or disability the participant becomes 100% vested in the Company match. Amount in column (f) reflects the additional cash payment representing Company contributions, which would be made following a change of control as described in the Special Senior Executive Severance Pay Plan on pages 58 of this Proxy Statement.

(6)	The Company’s Senior Executive Severance Pay Plan includes one year of outplacement services. Amounts shown in columns (e) and (f) are based on a current competitive bid.

(7)	In the event of termination without cause the Company will pay life benefit premiums for two years and in the event of a change of control, the Company will pay life benefits for three years.

(8)	Amounts in column (f) assume termination occurs immediately upon a change of control based on the Company’s December 31, 2009 closing stock price of $49.74.

Appendix A

List of Companies from the S&P® Industrials Composite that were used in the Compensation Consultants Compensation Data Bank Analyses

Abbott Laboratories	EDS	KLA-Tencor	Rohm and Haas
Advanced Micro Devices	Eli Lilly	Kraft Foods	R.R. Donnelley
Aetna	El Paso Corporation	Leggett and Platt	Sara Lee
Agilent Technologies	Embarq	Lockheed Martin	Schering-Plough
Air Products and Chemicals	Emerson	Lorillard Tobacco	Schlumberger
Alcoa	Equifax	L-3 Communications	Sherwin-Williams
Allergan	Fiserv	Marriott International	Sigma-Aldrich
Altria Group	Fluor	Masco	Spectra Energy
Amgen	Ford	MasterCard	Sprint Nextel
Applied Materials	Forest Laboratories	Mattel	Staples
Archer Daniels Midland	Fortune Brands	McDonald’s	Starbucks
AT&T	Freeport-McMoRan Copper & Gold	McGraw-Hill	Starwood Hotels & Resorts
Avon	Gap	McKesson	Sunoco
Ball	General Dynamics	MeadWestvaco	Target
Barr Pharmaceuticals	General Mills	Medco Health Solutions	Tenet Healthcare
Baxter International	General Motors	Medtronic	Teradata
Big Lots	Genzyme	Merck	Terex
Biogen Idec	Goodrich	Micron Technology	Texas Instruments
Boeing	Harley-Davidson	Millipore	Textron
Boston Scientific	Harman International Industries	Molson Coors Brewing	3M
Bristol-Myers Squibb	Hasbro	Monsanto	Time Warner
Cameron International	Hercules	Motorola	Tyco Electronics
Campbell Soup	Hershey	National Semiconductor	Unisys
Cardinal Health	Hess	New York Times	UnitedHealth
Caterpillar	Hewlett-Packard	NIKE	United Technologies
Celgene	Honeywell	Northrop Grumman	Valero Energy
Centex	Hospira	Occidental Petroleum	Verizon
CIGNA	Humana	Parker Hannifin	Viacom
COACH	IAC/InterActive	PepsiCo	Vulcan Materials
Coca-Cola	IBM	PerkinElmer	Walt Disney
Colgate-Palmolive	IMS Health	Pfizer	Waste Management
Convergys	Intel	Pitney Bowes	Wellpoint
Corning	International Flavors & Fragrances	PPG Industries	Wendy’s International
Covidien	International Game Technology	Praxair	Whirlpool
Dean Foods	International Paper	Pulte Homes	Williams Companies
Dow Chemical	Jacobs Engineering	QUALCOMM	Wm. Wrigley Jr.
DuPont	J.C. Penney Company	Qwest Communications	Wyeth
Eastman Chemical	Johnson Controls	Raytheon	Wyndham Worldwide
Eastman Kodak	Johnson & Johnson	Reynolds American	Xerox
Eaton	Kellogg	Rockwell Automation	Yum! Brands
eBay	Kimberly-Clark	Rockwell Collins	Zimmer Holdings
Ecolab

ITT CORPORATION 1133 WESTCHESTER AVENUE WHITE PLAINS, NY 10604 WWW.ITT.COM	WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE
VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day before the 2010 Annual Meeting. Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. If you vote your proxy by Internet or by telephone, you do not need to mail back your proxy card.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M22148-P87505	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ITT CORPORATION THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Directors	☐	☐	☐

1.	Election of the members of ten Board Directors. Nominees:

	01) Steven R. Loranger, 02) Curtis J. Crawford, 03) Christina A. Gold, 04) Ralph F. Hake, 05) John J. Hamre,	06) Paul J. Kern, 07) Frank T. MacInnis, 08) Surya N. Mohapatra, 09) Linda S. Sanford, and 10) Markos I. Tambakeras

Vote on Proposals		FOR	AGAINST	ABSTAIN

2.	Ratification of the appointment of Deloitte & Touche LLP as ITT’s Independent Registered Public Accounting Firm for 2010.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE AGAINST PROPOSAL 3.
3.	To vote on a shareholder proposal, requesting the Company provide a comprehensive report of the Company’s military sales to foreign governments, if properly presented at the meeting.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE AGAINST PROPOSAL 4.
4.	To vote on a shareholder proposal, amending the Company’s by-laws to allow shareowners to call Special Shareowner meetings, if properly presented at the meeting.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.		☐

Please indicate if you plan to attend this meeting.	☐ Yes	☐ No

(When signing as attorney, executor, administrator, trustee or guardian, give full title. If more than one trustee, all should sign.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annual Meeting of Shareholders
10:30 a.m., Tuesday, May 11, 2010
1133 Westchester Avenue
White Plains, NY 10604-3543
PLEASE PRESENT THIS CARD AT THE ENTRANCE TO THE MEETING ROOM
Note: If you plan to attend the Annual Meeting of Shareholders, please so indicate by marking the appropriate box on the attached proxy card. If you plan to attend the Annual Meeting in person, please bring, in addition to this Admission Ticket, a proper form of identification. The use of video, still photography or audio recording at the Annual Meeting is not permitted. For the safety of attendees, all bags, packages and briefcases are subject to inspection. Your compliance is appreciated.
This Admission Ticket should not be returned with your proxy but should be retained and brought with you to the Annual Meeting.
SEC Proxy Access Notice
Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholder Meeting to be held on May 11, 2010 at 10:30 a.m. EDT at 1133 Westchester Avenue, White Plains, NY 10604-3543: The proxy materials for ITT’s 2010 Annual Meeting of Shareholders, including the 2009 Annual Report, Form 10-K and Proxy Statement are available over the Internet. To view these proxy materials, please visit https://www.proxydocs.com/itt.

FOLD AND DETACH HERE	M22149-P87505

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ITT
CORPORATION FOR THE ANNUAL MEETING TO BE HELD MAY 11, 2010:
The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Frank R. Jimenez, Denise L. Ramos and Burt M. Fealing, or any of them, each with full power of substitution as proxies, to vote all shares of ITT Corporation common stock that the shareholder(s) would be entitled to vote on all matters that may properly come before the 2010 Annual Meeting and at any adjournments or postponements. The proxies are authorized to vote in accordance with the specifications indicated by the shareholder(s) on the reverse side of this form. If this form is signed and returned by the shareholder(s), and no specifications are indicated, the proxies are authorized to vote as recommended by the Board of Directors. In either case, if this form is signed and returned, the proxies thereby will be authorized to vote in their discretion on any other matters that may be presented for a vote at the meeting and at adjournments or postponements.
          For participants in the ITT Salaried Investment and Savings Plan:
Under the savings plans, participants are “named fiduciaries” to the extent of their authority to direct the voting of ITT shares credited to their savings plan accounts and their proportionate share of allocated shares for which no direction is received and unallocated shares, if any (together, “Undirected Shares”). ITT Salaried Plan participants should mail their confidential voting instruction card to Broadridge, acting as tabulation agent, or vote by Phone or Internet. Instructions must be received by Broadridge before 11:59 p.m. Eastern Time the day before the 2010 Annual Meeting. The trustee of the savings plans will vote Undirected Shares in the same proportion as the shares for which directions are received, except as otherwise provided in accordance with ERISA. By submitting voting instructions by telephone, Internet, or by signing and returning this voting instruction card, you direct the trustee of the savings plans to vote these shares, in person or by proxy, as designated herein, at the 2010 Annual Meeting of stockholders.
The Trustee will exercise its discretion in voting on any other matter that may be presented for a vote at the meeting and at adjournments or postponements.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Continued, and to be dated and signed on the reverse side.)

*** Exercise Your Right to Vote ***
IMPORTANT NOTICE Regarding the Availability of Proxy Materials

ITT CORPORATION
You are receiving this communication because you hold shares in the above named company.
This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

Meeting Information

Meeting Type:	Annual
For holders as of:	March 17, 2010
Date: May 11, 2010	Time: 10:30 am EDT

Location:	ITT CORPORATION 1133 Westchester Avenue White Plains, NY 10604-3543

ITT CORPORATION
1133 WESTCHESTER AVENUE
WHITE PLAINS, NY 10604
We encourage you to access and review all of the important information contained in the proxy materials before voting.

ADMISSION TICKET
This is notice of your invitation to attend the Annual Meeting of Shareholders of ITT Corporation to be held on Tuesday, May 11, 2010 at 10:30 a.m. EDT at 1133 Westchester Avenue, White Plains, New York 10604.
You should present this Admission Ticket in order to gain admittance to the Annual Meeting. This ticket admits only the shareholder listed and is not transferable.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT        ANNUAL REPORT

How to View Online:

Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
*	If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 27, 2010 to facilitate timely delivery.

— How To Vote —
Please Choose One of the Following Voting Methods

Vote In Person: You can gain entrance to the shareholder meeting by producing the attached Admission Ticket. During the Meeting you will need to request a ballot to vote these shares.
Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12 Digit Control Number available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Item
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

1.	Election of ten members of the Board of Directors.

Nominees:

	01) Steven R. Loranger, 02) Curtis J. Crawford, 03) Christina A. Gold, 04) Ralph F. Hake, 05) John J. Hamre,	06) Paul J. Kern, 07) Frank T. MacInnis, 08) Surya N. Mohapatra, 09) Linda S. Sanford, and 10) Markos I. Tambakeras

2.	Ratification of the appointment of Deloitte & Touche LLP as ITT’s Independent Registered Public Accounting Firm for 2010.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE AGAINST PROPOSAL 3.

3.	To vote on a shareholder proposal, requesting the Company provide a comprehensive report of the Company’s military sales to foreign governments, if properly presented at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE AGAINST PROPOSAL 4.

4.	To vote on a shareholder proposal, amending the Company’s by-laws to allow shareowners to call Special Shareowner meetings, if properly presented at the meeting.